Exhibit 99.4

The information in this [preliminary] prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This [preliminary] prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED             , 201

[FORM OF [PRELIMINARY] PROSPECTUS SUPPLEMENT TO BE USED IN CONJUNCTION WITH FUTURE RIGHTS OFFERINGS](1)

[PRELIMINARY] PROSPECTUS SUPPLEMENT
(To Prospectus dated                 , 201   )

Up to                                                                  Shares of
Common Stock
Issuable Upon
Exercise of Rights to Subscribe for Such Shares

We are a holding company (the “Holding Company”) with no direct operations of our own, and currently our only business and sole asset is our ownership of all of the common limited partner interests in Special Value Continuation Partners, LP (the “Operating Company”), which represents approximately         % of the common equity and        % of the combined common and preferred equity interests of the Operating Company as of         , 201  . We and the Operating Company are externally managed, closed-end, non-diversified management investment companies that have elected to be treated as business development companies under the Investment Company Act of 1940 (the “1940 Act”). Our and the Operating Company’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. Both we and the Operating Company seek to achieve this investment objective primarily through investments in debt securities of middle-market companies. Our primary investment focus is investing in and originating of leveraged loans to performing middle-market companies.

Tennenbaum Capital Partners, LLC (the “Advisor”) serves as our and the Operating Company’s investment advisor. The Advisor is a leading investment manager and specialty lender to middle-market companies that had in excess of $        billion in capital commitments from investors (“committed capital”) under management as

(1)                   In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

of            , 201   , approximately     % of which consists of our committed capital. SVOF/MM, LLC, an affiliate of the Advisor, is the Operating Company’s general partner and provides the administrative services necessary for us to operate.

We are issuing [transferable/non-transferable] rights to our stockholders of record, or record date stockholders, as of 5:00 p.m., New York City time, on                                                                                                                 , 201                     , or the record date. The rights entitle holders of rights, or rights holders, to subscribe for an aggregate of up to shares of our common stock. Record date stockholders will receive one right for each shares of common stock owned on the record date. The rights entitle the holder to purchase one new share of common stock for every right held, which we refer to as the basic subscription right[, and record date stockholders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and pro rata allocation, for additional shares that remain unsubscribed as a result of any unexercised rights.][ In addition, any non-record date stockholder who exercises rights will be entitled to subscribe, subject to certain limitations and pro rata allocation, for any remaining shares that are not otherwise subscribed for by record date stockholders.]

See “Underwriting” beginning on page S-        of this prospectus supplement for more information regarding this offering. The net asset value of our common stock on                  , 201    (the last date prior to the date of this prospectus supplement on which net asset value was determined) was $            per share. Our common stock is traded on The Nasdaq Global Select Market under the symbol “TCPC.” [The rights are transferable and will be listed on under the symbol “                                                    “] The last reported closing price for our common stock on                 , 201      was $           per share [($      on an as adjusted basis solely to give effect to our distribution with a record date of              , 201   , our issuance of common stock on           , 201 in connection with our dividend reinvestment plan, and our sale of shares of common stock during the period from           , 201 through           , 201 (with settlement dates of          , 201 through                , 201   ))].

The subscription price per share will be [describe means of computing subscription price]. Because the subscription price will be determined on the expiration date, stockholders who elect to exercise their rights will not know the subscription price per share at the time they exercise such rights. The rights will expire if they are not exercised by 5:00 p.m., New York City time, on                                                             , 201                     , the expiration date of this offering, unless extended. We, in our sole discretion, may extend the period for exercising the rights. You will have no right to rescind your subscription after receipt of your payment of the estimated subscription price or a notice of guaranteed delivery except as described in this prospectus supplement or accompanying prospectus.

This offering will dilute the ownership interest and voting power of the common stock owned by stockholders who do not fully exercise their subscription rights. Stockholders who do not fully exercise their subscription rights should expect, upon completion of the offering, to own a smaller proportional interest in us than before the offering. Further, if the net proceeds per share from the offering are at a discount to our net asset value per share, this offering will reduce our net asset value per share.

You should read this prospectus supplement and the accompanying prospectus carefully before you invest in our securities. We may not sell any securities through agents, underwriters or dealers without delivery of the prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it carefully before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). A Statement of Additional Information, dated                   , 201   , containing additional information about the Holding Company and the Operating Company has been filed with the Securities and Exchange Commission and is incorporated by reference in its entirety into this prospectus supplement and the accompanying prospectus. The Advisor maintains a website at http://www.tennenbaumcapital.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. You may also obtain free copies of our annual and quarterly reports, request a free copy of the Statement of Additional Information, the table of contents of which is on page                                                                                             of the accompanying prospectus and make stockholder inquiries by contacting us at Tennenbaum Capital

Partners, LLC, c/o Investor Relations, 2951 28th Street, Suite 1000, Santa Monica, California 90405 or by calling us collect at (310) 566-1094. The Securities and Exchange Commission maintains a website at http://www.sec.gov where such information is available without charge upon request. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

The debt securities in which we typically invest are either rated below investment grade by independent rating agencies or would be rated below investment grade if such securities were rated by rating agencies. Below investment grade securities, which are often referred to as ‘‘hybrid securities,’’ ‘‘junk bonds’’ or ‘‘leveraged loans’’ are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal prior to maturity, which potentially heightens the risk that we may lose all or part of our investment.  In addition, a majority of the Operating Company’s debt investments include interest reset provisions that may make it more difficult for the borrowers to make debt repayments to the Operating Company if the reset provision has the effect of increasing the applicable interest rate.

Shares of closed-end investment companies, including business development companies, frequently trade at a discount from their net asset value. If our shares trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in the offerings. Investing in our common stock involves a high degree of risk, including credit risk and the risk of the use of leverage. Before investing in our securities, you should read the discussion of the material risks of investing in the Company in ‘‘Risks’’ beginning on page S-                                                                                    of this prospectus supplement and on page                                                         of the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Estimated Subscription Price (1)	$	$
Underwriting Discount (2)	$	$
Proceeds, before expenses, to the Company (3)	$	$

(1)         Estimated on the basis of [describe means of computing subscription price].

(2)         In connection with this offering, , the dealer managers for this offering, will receive a fee for financial advisory, marketing and soliciting services equal to                                                                             % of the estimated subscription price per share for each share issued pursuant to the exercise of rights. We have also agreed to reimburse the dealer managers an aggregate of up to $                                                                                for their expenses incurred in connection with the offering.

(3)         We estimate that we will incur expenses of approximately $                ($       per share) in connection with this offering. Such expenses will be borne by us. Stockholders will indirectly bear such expenses. Net proceeds, after expenses and sales load, will be approximately $                ($            per share).

Prospectus Supplement dated            , 201

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to factors previously identified elsewhere in this prospectus supplement and the accompanying prospectus, including the “Risks” section of this prospectus supplement and the accompanying prospectus, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•                  the introduction, withdrawal, success and timing of business initiatives and strategies;

•                  changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets;

•                  the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•                  the relative and absolute investment performance and operations of the Advisor;

•                  the impact of increased competition;

•                  the impact of future acquisitions and divestitures;

•                  the unfavorable resolution of legal proceedings;

•                  our business prospects and the financial condition and prospects of our portfolio companies;

•                  the adequacy of our cash resources and working capital;

•                  the timing of cash flows, if any, from the operations of our portfolio companies;

•                  the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us, the Advisor or our portfolio companies;

•                  the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments;

•                  our contractual arrangements and relationships with third parties;

•                  any future financings and investments by us;

•                  the ability of the Advisor to attract and retain highly talented professionals;

•                  fluctuations in interest rates or foreign currency exchange rates; and

•                  the impact of changes to tax legislation and, generally, our tax position.

This prospectus supplement and the accompanying prospectus contain, and other statements that we may make may contain, forward-looking statements with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

i

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to and do not undertake to update forward-looking statements. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act or Section 21E of the Securities Exchange Act. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.  Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act is not available.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the Statement of Additional Information, or SAI, incorporated by reference in its entirety in the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement and of the accompanying prospectus, respectively,  and the information in the SAI is accurate only as of its respective date. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus supplement, the accompanying prospectus and the SAI during the offering period to reflect material changes to the disclosure herein.

ii

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS SUMMARY	S-1
FEES AND EXPENSES	S-4
SELECTED CONDENSED FINANCIAL DATA	S-7
RISK FACTORS	S-8
THE RIGHTS OFFERING	S-10
USE OF PROCEEDS	S-20
PRICE RANGE OF COMMON STOCK	S-21
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	S-22
CAPITALIZATION	S-23
DILUTION	S-24
SUPPLEMENT TO MATERIAL U.S. FEDERAL TAX MATTERS	S-25
LEGAL MATTERS	S-26
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-26
ADDITIONAL INFORMATION	S-26
INDEX TO FINANCIAL STATEMENTS	S-F-1

PROSPECTUS

[Insert table of contents from base prospectus]

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus supplement. This summary is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should read the entire prospectus supplement, the accompanying prospectus, including “Risks,” and the Statement of Additional Information, dated                        , 201   (the “SAI”).

Throughout this prospectus supplement, unless the context otherwise requires, a reference to:

“Holding Company” refers to Special Value Continuation Fund, LLC, a Delaware limited liability company, for the periods prior to the consummation of the Conversion (as defined below) described elsewhere in this prospectus and to TCP Capital Corp. for the periods after the consummation of the Conversion;

“Operating Company” refers to Special Value Continuation Partners, LP, a Delaware limited partnership;

“TCPC Funding” refers to TCPC Funding I LLC, a Delaware limited liability company;

“TCPC SBIC” refers to TCPC SBIC, LP, a Delaware limited partnership;

“Advisor” refers to Tennenbaum Capital Partners, LLC, a Delaware limited liability company and the investment manager; and

“General Partner” and “Administrator” refer to SVOF/MM, LLC, a Delaware limited liability company, the general partner of the Operating Company and an affiliate of the Advisor and administrator of the Holding Company and the Operating Company.

For simplicity, this prospectus supplement uses the term “Company,” “we,” “us” and “our” to include the Holding Company and, where appropriate in the context, the Operating Company and TCPC Funding, on a consolidated basis. For example, (i) although all or substantially all of the net proceeds from this offering will be invested in the Operating Company and all or substantially all of the Holding Company’s investments will be made through the Operating Company, this prospectus supplement generally refers to the Holding Company’s investments through the Operating Company as investments by the “Company,” and (ii) although the Operating Company and TCPC Funding and not the Holding Company has entered into the Leverage Program (defined below), this prospectus supplement generally refers to the Operating Company’s use of the Leverage Program as borrowings by the “Company,” in all instances in order to make the operations and investment strategy easier to understand. The Holding Company and the Operating Company have the same investment objective and policies and the assets, liabilities and results of operations of the Holding Company are consolidated with those of the Operating Company as described in the accompanying prospectus under “Prospectus Summary—Operating and Regulatory Tax Structure.”

On April 2, 2012, we completed a conversion under which TCP Capital Corp. succeeded to the business of Special Value Continuation Fund, LLC and its consolidated subsidiaries, and the members of Special Value Continuation Fund, LLC became stockholders of TCP Capital Corp. In this prospectus supplement, we refer to such transactions as the “Conversion.” Unless otherwise indicated, the disclosure in this prospectus supplement gives effect to the Conversion.

The Company

We are an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. See the accompanying prospectus “Prospectus Summary— Company History and BDC Conversion.” We completed our initial public offering on April 10, 2012.

Our investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. We seek to achieve our investment objective primarily through investments in debt securities of middle-market companies, which we typically define as those with enterprise values between $100 million and $1.5 billion. While we primarily focus on privately negotiated investments in debt of middle-market companies, we make investments of all kinds and at all levels of the capital structure, including in equity interests such as preferred or common stock and warrants or options received in connection with our debt investments. Our investment activities benefit from what we believe are the competitive advantages of the Advisor, including its diverse in-house skills, proprietary deal flow, and consistent and rigorous investment process focused on established, middle-market companies. We expect to generate returns through a combination of the receipt of contractual interest payments on debt investments and origination and similar fees, and, to a lesser extent, equity appreciation through options, warrants, conversion rights or direct equity investments. Substantially all of our operating history and performance results have been achieved through our predecessor, Special Value Continuation Fund, LLC, which was a registered investment company but was neither a business development company nor a publicly traded company. There are no material operating differences between us and our predecessor, however, as a BDC we are deemphasizing distressed debt investments. See “Prospectus Summary— Company History and BDC Conversion” in the accompanying prospectus.

To achieve our investment objectives, we intend to focus on a subset of the broader investment strategies historically pursued by the Advisor. Our primary investment focus is the ongoing origination of and investments in leveraged loans of performing middle-market companies. For the purposes of this prospectus supplement, the term “leveraged loans” refers to senior debt investments that rank ahead of subordinated debt and that generally have the benefit of security interests in the assets of the borrower.

Our investments generally range from $10 million to $35 million per company, the size of which may grow over time in proportion with our capital base. We expect to generate current returns through a combination of the receipt of contractual interest payments on debt investments and origination and similar fees, and, to a lesser extent, equity appreciation through options, warrants, conversion rights or direct equity investments. We often receive equity interests such as preferred or common stock and warrants or options in connection with our debt investments. From time to time we may also use other investment strategies, which are not our primary focus, to attempt to enhance the overall return of our portfolio. These investment strategies may include, but are not limited to, the purchase of discounted debt, opportunistic investments, and financial instruments to hedge currency or interest rate risk associated with our portfolio.

On April 22, 2014, our wholly-owned subsidiary, TCPC SBIC received a Small Business Investment Company (“SBIC”) license from the Small Business Administration (“SBA”). In anticipation of receiving an SBIC license, we have requested exemptive relief from the SEC to permit us to exclude the debt of TCPC SBIC guaranteed by the SBA from our 200% asset coverage test under the 1940 Act.  Pursuant to the 200% asset coverage ratio limitation, we are permitted to borrow one dollar for every dollar we have in assets less all liabilities and indebtedness not represented by debt securities issued by us or loans obtained by us. For example, as of December 31, 2013, we had approximately $550 million in assets less all liabilities and indebtedness not represented by debt securities issued by us or loans obtained by us, which would permit us to borrow up to approximately $550 million, notwithstanding other limitations on our borrowings pursuant to our Leverage Program.

If granted, the exemptive relief provides us with increased flexibility under the 200% asset coverage test by permitting TCPC SBIC to borrow up to $150 million more than it would otherwise be able to absent the receipt of this exemptive relief.  As a result, we, in effect, will be permitted to have a lower asset coverage ratio than the 200% asset coverage ratio limitation under the 1940 Act and, therefore, we can have more debt outstanding than assets to cover such debt. For example, we will be able to borrow up to $150 million more than the approximately $550 million permitted under the 200% asset coverage ratio limit as of December 31, 2013. For additional information on SBA regulations that affect our access to SBA-guaranteed debentures, see “Risk Factors — Risks Relating to Our Business — Our SBIC subsidiary is subject to SBA regulations, and any failure to comply with SBA regulations could have an adverse effect on our operations.”

The SBIC license allows TCPC SBIC to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a capital commitment by the SBA and other customary procedures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed on a semi-annual basis at a market-driven spread over U.S. Treasury Notes with 10-year maturities. The SBA, as a creditor, will have a superior claim to TCPC SBIC’s assets over our stockholders in the event we liquidate TCPC SBIC or the SBA exercises its remedies under the SBA-guaranteed debentures issued by TCPC SBIC upon an event of default.

As described in more detail in the accompanying prospectus under “Prospectus Summary— Company History and BDC Conversion,” we have no employees of our own and currently our only business and sole asset is the ownership of all of the common limited partner interests of the Operating Company. Our investment activities are externally managed by the Advisor. Additionally, the Holding Company expects that it will continue to seek to qualify as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code, or the Code.

As of               , 201  , we held investments in           portfolio companies. The aggregate fair value as of             , 201   of investments in these portfolio companies held on that date is approximately $            . Our portfolio across all our interest-bearing investments had an annualized current yield of          % as of                     , 201  .

Recent Developments

[Insert description of recent developments at time of offering.]

Company Information

Our administrative and executive offices are located at 2951 28th Street, Suite 1000, Santa Monica, CA 90405, and our telephone number is (310) 566-1094. The Advisor maintains a website at http://www.tennenbaumcapital.com. Information contained on this website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on the Advisor’s website to be part of this prospectus supplement or the accompanying prospectus.

Presentation of Historical Financial Information

Unless otherwise indicated, historical references contained in this prospectus supplement and the accompanying prospectus, as applicable, in “— Selected Financial Data,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Senior Securities” and “Portfolio Companies” relate to the Holding Company and the Operating Company on a consolidated basis.

For further information please see the “Prospectus Summary” in the accompanying prospectus.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” (excluding incentive compensation payable under the investment management agreement) are based on amounts assuming an offering size of approximately                     shares of our common stock at $                per share, which was the last reported closing price of our common stock on                          , 201    . If the offering decreases in size, all other things being equal, these expenses would increase as a percentage of net assets attributable to our shares of common stock. The following table and example should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. The following table and example represent our best estimate of the fees and expenses that we expect to incur during the next twelve months. Further, the fees and expenses below are presented on a consolidated basis directly or indirectly to include expenses of the Company and the Operating Company that investors in this offering will bear.

Stockholder Transaction Expenses:
Sales Load (as a percentage of offering price)		%(1)
Offering Expenses (as a percentage of offering price)		%(2)
Dividend Reinvestment Plan Fees	—	(3)
Total Stockholder Transaction Expenses (as a percentage of offering price)%
Annual expenses (as a percentage of consolidated net assets attributable to common stock)(4):
Base Management Fees		%(5)
Incentive Compensation Payable Under the Investment Management Agreement (20% of ordinary income and capital gains)		%(6)
Interest Payments on Borrowed Funds		%(7)
Preferred Dividends		%(8)
Other Expenses (estimated)		%(9)
Total Annual Expenses		%

(1)         Represents the estimated dealer manager fee with respect to the rights to be sold by us in this offering.

(2)         Amount reflects estimated offering expenses of approximately $                                                           and based on the rights offered in this offering at the public offering price of $                                                                                   per right.

(3)         The expenses of the dividend reinvestment plan are included in “other expenses.”

(4)         The “net assets attributable to common stock” used to calculate the percentages in this table is our average assets of $          for the year ended December 31, 201     .

(5)        Base management fees are paid quarterly in arrears. The base management fee of 1.5% is calculated based on the value of our total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. The percentage shown in the table, which assumes all capital and leverage is invested at the maximum level, is calculated by determining the ratio that the aggregate base management fee bears to our net assets attributable to common stock and not total assets. We make this conversion because all of our interest and preferred stock dividend payments are indirectly borne by our common stockholders. If we borrow money or issue preferred stock and invest the proceeds other than in cash and cash equivalents, our base management fees will increase. The base management fee for any partial quarter is appropriately pro-rated. See the accompanying prospectus, “Management of the Company — Investment Management Agreements.”

(6)         Based on an annualized level of incentive compensation paid during our first fiscal quarter ended          , 201   . Under the investment management agreements and the Amended and Restated Limited Partnership Agreement, no incentive compensation was incurred until after January 1, 2013. The incentive compensation has two components, ordinary income and capital gains. Each component is payable quarterly in arrears (or upon termination of the Advisor as the investment manager or the General Partner as of the termination date) and is calculated based on the cumulative return for periods beginning January 1, 2013 and ending on the relevant calculation date.

Each of the two components of incentive compensation is separately subject to a total return limitation. Thus, notwithstanding the following provisions, we are not obligated to pay or distribute any ordinary income incentive compensation or any capital gains incentive compensation if our cumulative total return does not exceed an 8% annual return on daily weighted average contributed common equity. The incentive compensation we would pay is subject to a total return limitation. That is, no incentive compensation is paid if our cumulative annual total return is less than 8% of our average contributed common equity. If our cumulative annual total return is above 8%, the total cumulative incentive compensation we pay is not more than 20% of our cumulative total return, or, if lower, the amount of our cumulative total return that exceeds the 8% annual rate.

Subject to the above limitation, the ordinary income component is the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation, less cumulative ordinary income incentive compensation previously paid or distributed.

(7)         “Interest Payments on Borrowed Funds” represents dividends, interest and fees estimated to be accrued on the Revolving Facilities and amortization of debt issuance costs, and assumes the Revolving Facilities is fully drawn (subject to asset coverage limitations under the 1940 Act) and that the interest rate on the debt issued (i) under the Operating Company Facility is the rate in effect as of                                                , 201     , which was                         % and (ii) under the TCPC Funding Facility is the rate in effect as of                                         , 201    , which was                           %. When we borrow money or issue preferred stock, all of our interest and preferred stock dividend payments are indirectly borne by our common stockholders.

(8)         “Preferred Dividends” represents dividends estimated to be accumulated on the Preferred Interests and assumes that the dividend rate on the Preferred Interests is the rate in effect as of                   , 201    , which was          %. When we borrow money or issue preferred stock, all of our interest and preferred stock dividend payments are indirectly borne by our common stockholders.

(9)         “Other Expenses” includes our estimated overhead expenses, including expenses of the Advisor reimbursable under the investment management agreements and of the Administrator reimbursable under the administration agreement except for certain administration overhead costs which are not currently contemplated to be charged to us. Such expense estimate, other than the Administrator expenses, is based on actual other expenses for the period ended                          , 201   .

Example

The following example demonstrates the projected dollar amount of total cumulative expenses (including stockholder transaction expenses and annual expenses) that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our annual operating expenses remain at the levels set forth in the table above.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$	$	$	$

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. There is no incentive compensation either on income or on capital gains under our investment management agreements and the Amended and Restated Limited Partnership Agreement assuming a 5% annual return and therefore it is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive compensation of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend or distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See “Dividend Reinvestment Plan” in our SAI for additional information regarding our dividend reinvestment plan.

Except where the context suggests otherwise, whenever this prospectus supplement or the accompanying prospectus contains a reference to fees or expenses paid by “you,” the “Company,” the “Holding Company,” the “Operating Company” or “us,” our common stockholders will indirectly bear such fees or expenses, including through the Company’s investment in the Operating Company.

This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

SELECTED CONDENSED FINANCIAL DATA

The selected consolidated financial and other data below reflects the consolidated historical operations of the Holding Company and the Operating Company. This consolidated financial and other data is the Holding Company’s historical financial and other data. The Operating Company will continue to be the Holding Company’s sole investment following the completion of this offering.

The selected consolidated financial data below for the years ended December 31, 201      , 201      , 201      , 201      and 201             has been derived from the consolidated financial statements that were audited by our independent registered public accounting firm. [Quarterly financial information is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim periods. Interim results at and for the                   and                   months ended                   , 201       are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 201                  .] This selected financial data should be read in conjunction with our financial statements and related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Senior Securities” included elsewhere in this prospectus supplement and the accompanying prospectus.

The historical and future financial information may not be representative of the Company’s financial information in future periods.

	For the Three Months Ended
	March 31,		For the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Performance Data:
Interest income	$	$	$66,979,064	$49,243,332	$42,113,358	$32,410,819	$26,678,140
Dividend income			—	1,811,189	10,610,159	13,547,924	—
Other income			2,629,982	1,138,238	2,134,159	1,842,469	417,533
Total investment income			69,609,046	52,192,759	54,857,676	47,801,212	27,095,673
Interest and credit agreement expenses			2,339,447	857,757	942,288	893,806	949,554
Investment advisory expense			8,820,229	6,908,942	6,787,188	6,787,188	6,787,188
Other expenses			4,119,108	4,105,700	1,520,474	1,213,685	1,426,099
Total expenses			15,278,784	11,872,399	9,249,950	8,894,679	9,162,841
Net investment income			54,330,262	40,320,360	45,607,726	38,906,533	17,932,832
Realized and unrealized gains (losses)			9,071,361	(12,784,251)	(38,878,881)	31,621,019	36,142,346
Dividends to preferred interest holders			(1,494,552)	(1,602,799)	(1,545,555)	(1,519,759)	(1,740,964)
Distributions of incentive allocation			(12,381,416)	—	—	—	—
Net increase (decrease) in net assets from operations	$	$	$49,525,655	$25,933,310	$5,183,290	$69,007,793	$52,334,214
Per Share Data (at the end of the period):*
Net increase (decrease) in net assets from operations	$	$	$1.91	$1.21	$12.37	$164.72	$124.92
Distributions declared per share			(1.53)	(1.43)	(75.19)	(89.99)	(36.28)
Average weighted shares outstanding for the period			25,926,493	21,475,847	418,956	418,956	418,956

*                 Per share amounts prior to the Conversion on April 2, 2012 are calculated based on 418,956 shares outstanding. Per share amounts subsequent to the Conversion are calculated on weighted-average shares outstanding for each period.

	For the Three Months Ended
	March 31,				For the Year Ended December 31,
	2014		2013		2013	2012	2011	2010	2009
Assets and Liabilities Data:
Investments	$		$		$766,262,959	517,683,087	378,960,536	453,034,872	343,062,967
Other assets					37,066,243	31,559,015	24,492,967	20,604,286	119,642,507
Total assets					803,329,202	549,242,102	403,453,503	473,639,158	462,705,474
Amount drawn on credit facility					95,000,000	74,000,000	29,000,000	50,000,000	75,000,000
Other liabilities					23,045,112	24,728,267	2,116,211	25,050,178	20,431,955
Total liabilities					118,045,112	98,728,267	31,116,211	75,050,178	95,431,955
Preferred limited partner interests					134,504,252	134,526,285	134,466,418	134,377,869	134,368,337
Non-controlling interest					1,168,583	—	—	—	—
Net assets	$		$		$549,611,255	$315,987,550	$237,870,874	$264,187,584	$232,879,791
Investment Activity Data:
No. of portfolio companies at period end					67	54	41	44	40
Acquisitions	$		$		$471,087,319	$359,020,926	$237,870,874	$262,837,727	$144,313,178
Sales, repayments, and other disposals	$		$		$235,641,665	$211,216,033	$216,916,444	$192,419,667	$195,383,341
Weighted-Average Yield on debt investments at end of period		%		%	10.9%	11.3%	14.2%	13.1%	12.5%

RISK FACTORS

RISKS RELATING TO THE OFFERING

The market price of our common stock may decline following the offering and our shares of common stock may trade at discounts from net asset value.

Shares of closed-end investment companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether any shares of common stock or rights will trade at, above, or below net asset value. The risk of loss associated with this characteristic of closed-end investment companies may be greater for investors expecting to sell shares of common stock purchased in the offering soon after the offering.

There is no established trading market for the rights, which could make it more difficult for you to sell rights and could adversely affect their price.

There can be no assurances that an active public market for the rights will develop as a result of the offering of the rights by any selling holder or that, if such a market develops, it will be maintained. [The rights will be listed on under the symbol “                  “] Future trading prices of the rights will depend on many factors, including our operating results, the market for similar securities, the performance of our common stock (including the requirement that we suspend the offering under certain circumstances) and our ability to terminate the offering of the rights if the subscription price is less than               % of the net asset value attributable to a share of common stock disclosed in the most recent periodic report we filed with the SEC.

We may terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments, without interest.

We may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby, if the subscription price is less than % of the net asset value attributable to a share of common stock disclosed in the most recent periodic report we filed with the SEC. If the rights offering is terminated, all rights will expire without value and the subscription agent will return as soon as practicable all exercise payments, without interest. [No amounts paid to acquire rights on [insert name of any applicable exchange on which rights are listed] or otherwise will be returned.]

Your interest in us may be diluted if you do not fully exercise your subscription rights. In addition, if the subscription price is less than our net asset value per share, then you would experience an immediate dilution of the aggregate net asset value of your shares.

Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of the offering, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of the offering.

In addition, if the subscription price is less than our net asset value per share, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of the offering or what proportion of the shares will be purchased as a result of the offering. Such dilution could be substantial.

The fact that the rights are transferable may reduce the effects of any dilution as a result of the offering. Rights holders can transfer or sell their rights. The cash received from the sale of rights is partial compensation for any possible dilution. There can be no assurances, however, that a market for the rights will develop or the rights will have any value in that market.

[Insert any other risk factors applicable to the rights and any additional relevant risk factors not included in the base prospectus to the extent required to be disclosed by applicable law or regulation.]

THE RIGHTS OFFERING

PURPOSE OF THE OFFERING

Our board of directors has determined in good faith that the offering would result in a net benefit to the existing stockholders because [describe reasons]. The offering gives existing stockholders the right to purchase additional shares at a price that is expected to be below the then-current trading price without paying any commission or sales charges (although, if you exercise your rights through a financial institution, you will be responsible for paying any fees that such institution may charge). In connection with the approval of the offering, our board of directors considered, among other things, the following factors:

[Describe factors]

TERMS OF THE OFFERING

We are issuing to record date stockholders transferable rights to subscribe for an aggregate of up to shares of our common stock. Each record date stockholder is being issued one transferable right for each shares of our common stock owned on the record date. The rights entitle each holder to acquire at the subscription price one share of our common stock for every right held, which we refer to as the basic subscription. Rights may be exercised at any time during the subscription period, which commences on               , 201               , the record date, and ends at 5:00 p.m., New York City time, on               , 201               , the expiration date, which may be extended by us in our sole discretion.

The rights will be evidenced by subscription certificates that will be mailed to stockholders, except as discussed below under “—Foreign Stockholders.” We will not issue fractional rights.

[The rights are transferable and will be listed on under the symbol “               ”] Rights holders who are not record date stockholders may purchase shares as described above, which we refer to as the basic subscription[, and may be entitled to subscribe for shares pursuant to the over-subscription privilege (as described below)]. Non-record date rights holders who purchase shares in the basic subscription[ or pursuant to the over-subscription privilege], together with record date stockholders who purchase shares, are hereinafter referred to as participating rights holders.

[Shares for which there is no subscription during the basic subscription will be offered, by means of the over-subscription privilege, first to record date stockholders who fully exercise the rights issued to them pursuant to the offering and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the exercise of their rights. In addition, any non-record date rights holder who exercises rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date stockholders. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro rata allocations. See “—Over-Subscription Privilege” below.]

For purposes of determining the number of shares a record date stockholder may acquire pursuant to the offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede & Co. (“Cede”) or by any other depository or nominee will be deemed to be the holders of the rights that are issued to Cede or the other depository or nominee on their behalf.

There is no minimum number of rights that must be exercised in order for the offering to close.

[OVER-SUBSCRIPTION PRIVILEGE

Shares not subscribed for by rights holders, which we refer to as remaining shares, will be offered, by means of the over-subscription privilege, first to record date stockholders who have fully exercised the rights issued to them and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the basic subscription. Rights holders should indicate on the subscription certificate that they submit with respect to the exercise of the rights issued to them how many additional shares they are willing to acquire pursuant to the over-

subscription privilege. If there are sufficient remaining shares, all record date stockholders’ over-subscription requests will be honored in full. If record date stockholder requests for shares pursuant to the over-subscription privilege exceed the remaining shares available, the available remaining shares will be allocated pro-rata among record date stockholders who over-subscribe based on the number of shares held on the record date. The percentage of remaining shares each over-subscribing stockholder may acquire will be rounded down to result in delivery of whole shares. The allocation process may involve a series of allocations to assure that the total number of remaining shares available for over-subscriptions is distributed on a pro-rata basis. The formula to be used in allocating the remaining shares is as follows:

Stockholder’s Record Date Position	x	Remaining Shares
Total Record Date Position of All Over-Subscribers

Any rights holder other than a record date stockholder who exercises rights is entitled to subscribe for remaining shares that are not otherwise over-subscribed for by record date stockholders. These non-record date rights holders should indicate, in the subscription certificate submitted with respect to the exercise of any rights, how many shares they are willing to acquire pursuant to the over-subscription privilege. There can be no assurance that non-record date rights holders will receive shares pursuant to the over-subscription privilege.

If sufficient remaining shares are available after the over-subscription privileges for the record date stockholders have been allotted, then all over-subscriptions by non-record date rights holders will be honored in full. If the remaining shares are insufficient to permit such allocation, the remaining shares will be allocated pro-rata among the non-record date rights holders who wish to exercise their over-subscription privilege, based on the number of rights held by such rights holders on the expiration date; provided, however, that if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only such number of shares pursuant to the over-subscription privilege as such holder subscribed for. The formula to be used in allocating the shares available to non-record date rights holders exercising their over-subscription privilege is as follows:

Non-Record Date Rights Holder’s Rights Ownership as of the Expiration Date	x	Shares Available for Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege
Total Rights Ownership as of the Expiration Date of Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege

Banks, brokers, trustees and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the basic subscription and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner.

We will not offer or sell in connection with the offering any shares that are not subscribed for pursuant to the basic subscription or the over-subscription privilege.]

THE SUBSCRIPTION PRICE

The subscription price for the shares to be issued pursuant to the offering will be [describe means of computing subscription price]. Because the subscription price will be determined on the expiration date, rights holders will not know the subscription price at the time of exercise and will be required initially to pay for both the shares subscribed for pursuant to their basic subscription rights[ and, if eligible, any additional shares subscribed for pursuant to the over-subscription privilege,] at the estimated subscription price of $ per share. Rights holders who exercise their rights will have no right to rescind a purchase after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent.

EXPIRATION OF THE OFFERING

The offering will expire at 5:00 p.m., New York City time, on               , 201               , unless extended by us in our sole discretion. The rights will expire on the expiration date of the offering and may not be exercised thereafter.

Any extension of the offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.

AMENDMENTS AND WAIVERS; TERMINATION

We reserve the right to amend the terms and conditions of the offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the federal securities laws, in connection with any such amendment.

We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of subscription certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

We may, in our sole discretion, terminate the rights offering at any time prior to delivery of the shares of our common stock offered hereby if the subscription price is less than               % of the net asset value attributable to a share of common stock disclosed in the most recent periodic report we filed with the SEC by giving oral or written notice thereof to the subscription agent and making a public announcement thereof. If the offering is terminated, all rights will expire without value and we will promptly arrange for the refund, without interest, of all funds received from holders of rights. All monies received by the subscription agent in connection with the offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if we determine to terminate the offering and return your subscription payment. [In addition, no amounts paid to acquire rights on [insert name of any applicable exchange on which rights are listed] or otherwise will be returned.]

DILUTIVE EFFECTS

Any stockholder who chooses not to participate in the offering should expect to own a smaller interest in us upon completion of the offering. The offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their basic subscription rights. The amount of dilution that a stockholder will experience could be substantial. Further, because the net proceeds per share from the offering may be lower than our net asset value per share, the offering may reduce our net asset value per share. The amount of dilution that a stockholder will experience could be substantial.

Shares of closed-end investment companies have in the past frequently traded at discounts to their net asset values. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below our net asset value.

[The transferable feature of the rights will afford non-participating stockholders the potential of receiving cash payment upon the sale of rights, receipt of which may be viewed as partial compensation for the dilution of their interests.]

NOTICE OF NET ASSET VALUE DECLINE

[If, subsequent to the effective date of this prospectus, our net asset value declines more than 10% from our net asset value as of that date, as required by the SEC’s registration form, we will suspend the offering until we amend this prospectus. In such event, the expiration date would be extended and we would notify record date stockholders of the decline and permit participating rights holders to cancel their exercise of rights.]

INFORMATION AGENT

will act as the information agent in connection with the offering. The information agent will receive for its services a fee estimated to be approximately $                 plus reimbursement of all out-of-pocket expenses related to the offering. can be contacted at the below address:

[Information Agent Address]

SUBSCRIPTION AGENT

will act as the subscription agent in connection with the offering. The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $                  , plus reimbursement of all out-of-pocket expenses related to the offering.

Completed subscription certificates must be sent together with full payment of the subscription price for all shares subscribed for in the basic subscription[ and pursuant to the over-subscription privilege] to the subscription agent by one of the methods described below. Alternatively, an Eligible Guarantor Institution may send notices of guaranteed delivery by facsimile to which must be received by the subscription agent at or prior to 5:00 p.m., New York City time, on the expiration date of the offering. Facsimiles should be confirmed by telephone at                                 . We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., New York City time, on the expiration date of the offering or by the close of business on the third business day after the expiration date of the offering following timely receipt of a notice of guaranteed delivery. See “—Payment for Shares” below. In this prospectus supplement and the accompanying prospectus, close of business means 5:00 p.m., New York City time, on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:

Contact an Eligible Guarantor Institution, which may include a commercial bank or trust company, a member firm of a domestic stock exchange or a savings bank or credit union, to notify us of your intent to exercise the rights.

By First Class Mail Only:
(No Overnight/Express Mail)	TCP Capital Corp. Rights Offering
[Subscription Agent Address]

By Overnight Delivery:
TCP Capital Corp. Rights Offering
[Subscription Agent Address]

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription certificates or notices of guaranteed delivery may be directed to the information agent at its telephone number and address listed below:

[Information Agent Address and Telephone Number]

Stockholders may also contact their broker-dealers or nominees for information with respect to the offering.

METHODS FOR EXERCISING RIGHTS

Rights are evidenced by subscription certificates that, except as described below under “—Foreign Stockholders,” will be mailed to record date stockholders or, if a record date stockholder’s shares are held by Cede or any other depository or nominee on their behalf, to Cede or such depository or nominee. Rights may be exercised by completing and signing the subscription certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for all shares subscribed for in the basic subscription and pursuant to the over-subscription privilege at the estimated subscription price by the expiration date of the offering. Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the third business day after the expiration date. A fee may be charged for this service. Completed subscription certificates and related payments must be received by the subscription agent prior to 5:00 p.m., New York City time, on or before the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “—Payment for Shares”) at the offices of the subscription agent at one of the addresses set forth above.

[Exercise of the Over-Subscription Privilege

Record date stockholders who fully exercise all rights issued to them and rights holders other than record date stockholders, may both participate in the over-subscription privilege by indicating on their subscription certificate the number of shares they are willing to acquire. If sufficient remaining shares are available after the initial subscription, all over-subscriptions will be honored in full; otherwise remaining shares will be allocated first to record date stockholders and then (if any remaining shares are still available) to non-record date rights holders, and the number of remaining shares issued to some or all exercising rights holders participating in the over-subscription privilege may be reduced as described under “—Over-Subscription Privilege” above.]

Record Date Stockholders Whose Shares are Held by a Nominee

Record date stockholders whose shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription certificate on behalf of the record date stockholder and arrange for proper payment by one of the methods set forth under “—Payment for Shares” below.

Nominees

Nominees, such as brokers, trustees or depositories for securities, who hold shares for the account of others should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “—Payment for Shares” below.

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful.

FOREIGN STOCKHOLDERS

Stockholders whose record addresses are outside the United States (for these purposes, the United States includes its territories and possessions and the District of Columbia) will receive written notice of the rights offering; however, subscription certificates will not be mailed to such stockholders. The subscription agent will hold the rights to which those subscription certificates relate for these stockholders’ accounts until instructions are received to exercise the rights and such stockholders establish to the satisfaction of the subscription agent that they are permitted to exercise their subscription rights under applicable law. In addition, such stockholders must take all other steps that are necessary to exercise their subscription rights on or prior to the date required for participation in the rights offering. If no instructions have been received by 5:00 p.m., New York City time, on                           , 201                           , three business days prior to the expiration date (or, if the offering is extended, on or before three business days prior to the extended expiration date), the subscription agent will transfer the rights of these stockholders to the dealer managers, who will either purchase the rights or use their best efforts to sell them. The net proceeds, if any, from the sale of those rights will be remitted to these stockholders. If those rights are not purchased or sold prior to the expiration of the rights offering, they will expire.

PAYMENT FOR SHARES

Participating rights holders may choose between the following methods of payment:

(1)                                 A participating rights holder may send the subscription certificate together with payment for the shares acquired in the basic subscription[ and any additional shares subscribed for pursuant to the over-subscription privilege] to the subscription agent based on the estimated subscription price of $                           . To be accepted, the payment, together with a properly completed and executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above, at or prior to 5:00 p.m., New York City time, on the expiration date.

(2)                                 A participating rights holder may request an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, to send a notice of guaranteed delivery by facsimile or otherwise guaranteeing delivery of (i) payment of the full estimated subscription price of $                           per share for the shares subscribed for in the basic subscription[ and any additional shares subscribed for pursuant to the over-subscription privilege] and (ii) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the shares is received by the subscription agent at or prior to 5:00 p.m., New York City time, on                       , 201                       (or, if the offering is extended, by the close of business three business days after the extended expiration date).

Participating rights holders will have no right to rescind their subscription after receipt of their payment for shares or a notice of guaranteed delivery by the subscription agent, except as provided above under “—Notice of Net Asset Value Decline.”

All payments by a participating rights holder must be in U.S. dollars by money order or check or bank draft drawn on a bank or branch located in the United States and payable to                                      . The subscription agent will hold all funds received by it pending distribution to us after consummation of the rights offering. If the offering is terminated, we will promptly arrange for the refund, without interest, of all funds received from holders of rights.

The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

On a date within business days following the expiration date, the subscription agent will send to each participating rights holder (or, if rights are held by Cede or any other depository or nominee, to Cede or such other depository or nominee) a confirmation showing (i) the number of shares purchased pursuant to the basic subscription; [(ii) the number of shares, if any, acquired pursuant to the over-subscription privilege; ](iii) the per share and total purchase price for such shares; and (iv) any additional amount payable to us by the participating rights holder or any excess to be refunded by us to the participating rights holder, in each case based on the subscription price as determined on the expiration date. If any participating rights holder, if eligible, exercises his or her right to acquire shares pursuant to the over-subscription privilege, any excess payment which would otherwise be refunded to him or her will be applied by us toward payment for shares acquired pursuant to the exercise of the over-subscription privilege. Any additional payment required from a participating rights holder must be received by the subscription agent within ten business days after the confirmation date. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable. No interest will be paid on any amounts refunded.

Whichever of the two methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment. If a participating rights holder who subscribes for shares pursuant to the basic subscription or over-subscription privilege does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (i) find other participating rights holders who wish to subscribe for such subscribed and unpaid for shares; (ii) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating rights holder upon exercise of the basic subscription and/or the over-subscription privilege; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed for shares.

We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

[SALE OF RIGHTS

The Rights are Transferable until the Trading Day Immediately Preceding the Expiration Date

[The rights will be listed on under the symbol “                       .” While we and the dealer managers will use our and their best efforts to ensure that an adequate trading market for the rights will exist, no assurance can be given that a market for the rights will develop. Trading in the rights on is expected to be conducted beginning on or about                       , 201                       . The rights are transferable and are expected to continue trading until and including                                  , 201                       (or if the offering is extended, until the trading day immediately prior to the extended expiration date). Rights holders are encouraged to contact their broker-dealer, bank, trustee or other nominees for more information about trading of the rights.]

Sales through the Subscription Agent and the Dealer Managers

Stockholders who do not wish to exercise any or all of their rights may instruct the subscription agent to sell any rights they do not intend to exercise themselves through or to a dealer manager. Subscription certificates representing the rights to be sold through or to a dealer manager must be received by the subscription agent on or before                       , 201                       (or if the offering is extended, until two business days prior to the extended expiration date). Upon the timely receipt by the subscription agent of appropriate instructions to sell rights, the subscription agent will ask the dealer managers either to purchase or to use their best efforts to complete the sale and the subscription agent will remit the proceeds of the sale to the selling stockholders. If the rights can be sold, sales of such rights will be deemed to have been effected at the weighted-average price received by the selling dealer manager on the day such rights are sold. The sale price of any rights sold to the dealer managers will be based upon the then current market price for the rights. The dealer managers will also attempt to sell all rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the subscription agent as undeliverable as of the business day prior to the expiration date of the offering. The subscription agent will hold the proceeds from those sales for the benefit of such non-claiming stockholders until such proceeds are either claimed or revert to the state pursuant to applicable state law. There can be no assurance that the dealer managers will purchase or be able to complete the sale of any such rights, and neither we nor the dealer managers have guaranteed any minimum sales price for the rights. If a stockholder does not utilize the services of the subscription agent and chooses to use another broker-dealer or other financial institution to sell rights, then the other broker-dealer or financial institution may charge a fee to sell the rights.

Other Transfers

The rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription certificate may be transferred by delivering to the subscription agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred rights. In such event, a new subscription certificate evidencing the balance of the rights, if any, will be issued to the stockholder or, if the stockholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as written upon the face of the subscription certificate, without alteration or enlargement, or any change. A signature guarantee must be provided by an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act, subject to the standards and procedures adopted by us.

Stockholders wishing to transfer all or a portion of their rights should allow at least five business days prior to the expiration date of the offering for (i) the transfer instructions to be received and processed by the subscription agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights, and to the transferor with respect to retained rights, if any; and (iii) the rights evidenced by such new subscription certificate to be exercised or sold by the recipients thereof. Neither we nor the subscription agent nor the dealer managers shall have any liability to a transferee or transferor of rights if subscription certificates are not received in time for exercise prior to the expiration date of the offering or sale prior to the day immediately preceding the expiration date of the offering (or, if the offering is extended, the extended expiration date).

Except for the fees charged by the subscription agent, information agent and dealer managers, which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of rights will be for the account of the transferor of the rights, and none of those commissions, fees or expenses will be paid by us, the subscription agent, information agent or the dealer managers.

We anticipate that the rights will be eligible for transfer through, and that the exercise of the basic subscription and the over-subscription privilege may be effected through, the facilities of the Depository Trust Company or DTC.]

DELIVERY OF STOCK CERTIFICATES

Stock certificates will not be issued for shares of our common stock offered in the offering. Stockholders who are record owners will have the shares they acquire credited to their account with our transfer agent. All future dividends paid on such shares will be reinvested into additional shares or paid in cash if you have made such an election in connection with our dividend reinvestment plan. Stockholders whose common stock are held by a nominee will have the shares they acquire credited to the account of such nominee holder.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE OFFERING

[Insert disclosure regarding material U.S. federal income tax considerations of the offering to the extent required to be disclosed by applicable law or regulation.]

ERISA CONSIDERATIONS

Stockholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, which we refer to as ERISA (including corporate savings and 401(k) plans), Keogh or H.R. 10 plans of self-employed individuals and individual retirement accounts should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the Code and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. It may also be a reportable distribution and there may be other adverse tax and ERISA consequences if rights are sold or transferred by a retirement plan.

Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor.

ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the Code.

DISTRIBUTION ARRANGEMENTS

          , each a broker-dealer and member of FINRA, will act as dealer managers for the offering. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer managers will provide financial advisory and marketing services in connection with the offering and will solicit the acquisition and/or exercise of rights by stockholders and others[ and participation in the over-subscription privilege]. The dealer managers may use this prospectus for any or all of such activities. The offering is not contingent upon any number of rights being exercised. We have agreed to pay the dealer managers a fee for their financial advisory, marketing and soliciting services equal to                      % of the aggregate subscription price for shares issued pursuant to the offering. The dealer managers will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees equal to                      % of the subscription price per share for each share issued pursuant to the exercise of rights[and the over-subscription privilege] as a result of their soliciting efforts.

In addition, we have agreed to reimburse the dealer managers an aggregate amount up to $                      for their expenses incurred in connection with the offering. We have agreed to indemnify the dealer managers and the soliciting dealers for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer managers will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance or gross negligence of such dealer manager or reckless disregard by such dealer manager of its obligations and duties under the dealer manager agreement.

[Insert principal business addresses of dealer managers.]

We have agreed, with certain exceptions, with the dealer managers that, for a period of days following the date of this prospectus, we will not offer, pledge, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, or file any registration statement with respect thereto without the prior written consent of . In addition, our executive officers, directors, members of our investment committee, the Advisor and certain of its affiliates have agreed, with certain exceptions, with the dealer managers that, for a period of days following the date of this prospectus, that they will not offer, pledge, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock without the prior written consent of . However, those dealer managers may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to these agreements.

The dealer managers and their affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to the Advisor and its affiliates and the Company or our portfolio companies for which they have received or will be entitled to receive separate fees. In particular, the dealer managers or their affiliates may execute transactions with the Company or on behalf of the Company, the Advisor or any of our or its portfolio companies, affiliates and/or managed funds. In addition, the dealer managers or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to the Advisor or the Company and their affiliates and managed funds.

The dealer managers or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to the Advisor or the Company or any of the portfolio companies.

We may purchase securities of third parties from the dealer managers or their affiliates after the offering. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if—among other things—we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

After the date of this prospectus supplement, the dealer managers and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the dealer managers and their affiliates in the ordinary course of its business and not in connection with the offering. In addition, after the expiration of the offering, the dealer managers or their affiliates may develop analyses or opinions related to the Advisor or the Company or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding the Company to our rightsholders or any other persons.

Prior to the expiration of the offering, the dealer managers may independently offer for sale shares, including shares acquired through purchasing and exercising the rights, at prices they set. The dealer managers may realize profits or losses independent of any fees described in this prospectus supplement and accompanying prospectus.

[Describe any other specific transactions and compensation related thereto to the extent required to be disclosed by applicable law or regulation.]

[Describe if dealer managers receiving proceeds of offering, if required by FINRA.]

USE OF PROCEEDS

Assuming shares of our common stock are sold at an estimated subscription price of $                      , the net proceeds from this offering will be approximately $                    million, after deducting dealer manager fees and other expenses of $                       related to the offering payable by us. There can be no assurance that all of the rights will be exercised in full, and the subscription price will not be determined until the close of business on the expiration date.

[Describe use of proceeds and include any other relevant information to the extent required to be disclosed by applicable law or regulation.]

PRICE RANGE OF COMMON STOCK

Our common stock began trading on April 5, 2012 and is currently traded on The Nasdaq Global Select Market under the symbol “TCPC.” The following table lists the high and low closing sale price for our common stock, the premium (discount) of the related closing sale price as a percentage of NAV and quarterly distributions per share for the last two completed fiscal years and the current fiscal year through        ,201            . On         , 201                    , the last reported closing price of our common stock was $                      per share.

			Stock Price		Premium (Discount) of High Sales Price to	Premium (Discount) of Low Sales Price to	Declared
	NAV(1)		High(2)	Low(2)	NAV(3)	NAV(3)	Distributions
Fiscal year ended December 31, 2012
Second Quarter(4)	$14.70		$14.75	$13.80	0.3%	(6.1)%	$0.34
Third Quarter	$14.79		$15.96	$14.23	7.9%	(3.8)%	$0.35
Fourth Quarter	$14.71		$15.80	$14.66	7.4%	(0.3)%	$0.40	(5)
Fiscal year ended December 31, 2013
First Quarter	$14.91		$16.16	$14.64	8.4%	(1.8)%	$0.40	(5)
Second Quarter	$14.94		$16.77	$15.01	12.2%	0.5%	$0.36
Third Quarter	$15.06		$16.80	$14.99	11.6%	(0.5)%	$0.36
Fourth Quarter	$15.18		$17.42	$15.98	14.7%	5.0%	$0.41	(5)
Fiscal year ending December 31, 2014
First Quarter	$15.32		$17.97	$16.36	17.3%	6.8%	$0.36
Second Quarter (through May , 2014)		$(6)	$16.59	$15.91	%(6)	%(6)	$

(1)         NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)        The High/Low Stock Price is calculated as of the closing price on a given day in the applicable quarter.

(3)         Calculated as the respective High/Low Stock Price minus the quarter end NAV, divided by the quarter end NAV.

(4)         From April 5, 2012 (initial public offering) to June 30, 2012.

(5)         Includes a special dividend of $0.05 per share.

(6)         NAV has not yet been finally determined for any day after                    , 201                 .

On                     , 201                     , the closing price of our common stock was $         per share. As of                     , 201                           , we had      stockholders of record.

The table below sets forth each class of our outstanding securities as of                     , 201                           .

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding
Common Stock	200,000,000	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained in this section should be read in conjunction with the selected financial data appearing elsewhere in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Overview

The Holding Company is a Delaware corporation formed on April 2, 2012 and is an externally managed, closed-end, non-diversified management investment company. The Holding Company elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. We invest primarily in the debt of middle-market companies, including senior secured loans, junior loans, mezzanine debt and bonds. Such investments may include an equity component, and, to a lesser extent, we may make equity investments directly. Investment operations are conducted either in Special Value Continuation Partners, LP, a Delaware Limited Partnership (the “Operating Company”), of which the Holding Company owns 100% of the common limited partner interests, or in one of the Operating Company’s wholly-owned subsidiaries, TCPC Funding I, LLC (“TCPC Funding”) and TCPC SBIC, LP (the “SBIC”). The Operating Company has also elected to be treated as a BDC under the 1940 Act. The General Partner of the Operating Company is SVOF/MM, LLC (“SVOF/MM”), which also serves as the administrator (“Administrator”) of the Holding Company and the Operating Company. The managing member of SVOF/MM is Tennenbaum Capital Partners, LLC (the “Advisor”), which serves as the investment manager to the Holding Company, the Operating Company, TCPC Funding, and the SBIC. Most of the equity interests in the General Partner are owned directly or indirectly by the Advisor and its employees.

The SBIC was organized as a Delaware limited partnership in June 2013. On April 22, 2014, the SBIC received a license from the United States Small Business Administration (the “SBA”) to operate as a small business investment company under the provisions of Section 301(c) of the Small Business Investment Act of 1958.

The Holding Company has elected to be treated as a regulated investment company (“RIC”) for U.S. federal income tax purposes. As a RIC, the Holding Company will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements. The Operating Company, TCPC Funding, and the SBIC have elected to be treated as partnerships for U.S. federal income tax purposes.

Our leverage program is comprised of $116 million in available debt under a senior secured revolving credit facility issued by the Operating Company (the “Operating Company Facility”), $150 million in available debt under a senior secured revolving credit facility issued by TCPC Funding, (the “TCPC Funding Facility,” and, together with the Operating Company Facility, the “Revolving Facilities”), and $134 million of outstanding preferred limited partner interests in the Operating Company (the “Preferred Interests,” and, together with the Revolving Facilities, the “Leverage Program”).

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements and timely distribute to our stockholders generally at least 90% of our investment company taxable income, as defined by the Internal Revenue Code of 1986, as amended, for each year. Pursuant to this election, we generally will not have to pay corporate level taxes on any income that we distribute to our stockholders provided that we satisfy those requirements.

Investments

Our level of investment activity can and does vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity, the general economic environment and the competitive environment for the types of investments we make.

As a BDC, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in “qualifying assets,” including securities and indebtedness of private U.S. companies, public U.S. operating companies whose securities are not listed on a national securities exchange or registered under the Securities Exchange Act of 1934, as amended, public domestic operating companies having a market capitalization of less than $250 million, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. We are also permitted to make certain follow-on investments in companies that were eligible portfolio companies at the time of initial investment but that no longer meet the definition. As of March 31, 2014, 88.3% of our total assets were invested in qualifying assets.

Revenues

We generate revenues primarily in the form of interest on the debt we hold. We also generate revenue from dividends on our equity interests and capital gains on the sale of warrants and other debt or equity interests that we acquire. Our investments in fixed income instruments generally have an expected maturity of three to five years, although we have no lower or upper constraint on maturity. Interest on our debt investments is generally payable quarterly or semi-annually. Payments of principal of our debt investments may be amortized over the stated term of the investment, deferred for several years or due entirely at maturity. In some cases, our debt investments and preferred stock investments may defer payments of cash interest or dividends or PIK. Any outstanding principal amount of our debt investments and any accrued but unpaid interest will generally become due at the maturity date. In addition, we may generate revenue in the form of prepayment fees, commitment, origination, structuring or due diligence fees, fees for providing significant managerial assistance, consulting fees and other investment related income.

Expenses

Our primary operating expenses include the payment of a base management fee and, depending on our operating results, incentive compensation, expenses reimbursable under the management agreement, administration fees and the allocable portion of overhead under the administration agreement. The base management fee and incentive compensation remunerates the Advisor for work in identifying, evaluating, negotiating, closing and monitoring our investments. Our administration agreement with SVOF/MM, LLC (the “Administrator”) provides that the Administrator may be reimbursed for costs and expenses incurred by the Administrator for office space rental, office equipment and utilities allocable to us under the administration agreement, as well as any costs and expenses incurred by the Administrator or its affiliates relating to any non-investment advisory, administrative or operating services provided by the Administrator or its affiliates to us. We also bear all other costs and expenses of our operations and transactions (and the Holding Company’s common stockholders indirectly bear all of the costs and expenses of the Holding Company, the Operating Company, TCPC Funding and the SBIC), which may include those relating to:

•                  our  organization;

•                  calculating our net asset value (including the cost and expenses of any independent valuation firms);

•                  interest payable on debt, if any, incurred to finance our investments;

•                  costs of future offerings of our common stock and other securities, if any;

•                  the base management fee and any incentive compensation;

•                  dividends and distributions on our preferred shares, if any, and common shares;

•                  administration fees payable under the administration agreement;

•                  fees payable to third parties relating to, or associated with, making investments;

•                  transfer agent and custodial fees;

•                  registration fees;

•                  listing fees;

•                  taxes;

•                  director fees and expenses;

•                  costs of preparing and filing reports or other documents with the SEC;

•                  costs of any reports, proxy statements or other notices to our stockholders, including printing costs;

•                  our fidelity bond;

•                  directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•                  indemnification payments;

•                  direct costs and expenses of administration, including audit and legal costs; and

•                  all other expenses reasonably incurred by us and the Administrator in connection with administering our business, such as the allocable portion of overhead under the administration agreement, including rent and other allocable portions of the cost of certain of our officers and their respective staffs.

The investment management agreement provides that the base management fee be calculated at an annual rate of 1.5% of our total assets (excluding cash and cash equivalents) payable quarterly in arrears. For purposes of calculating the base management fee, “total assets” is determined without deduction for any borrowings or other liabilities. The base management fee is calculated based on the value of our total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter.

Additionally, the investment management agreement and the Amended and Restated Limited Partnership Agreement provide that the Advisor or its affiliates may be entitled to incentive compensation under certain circumstances. The incentive compensation equals the sum of (1) 20% of all ordinary income since January 1, 2013 and (2) 20% of all net realized capital gains (net of any net unrealized capital depreciation) since January 1, 2013, with each component being subject to a total return requirement of 8% of contributed common equity annually. The incentive compensation is payable to the General Partner by the Operating Company pursuant to the Amended and Restated Limited Partnership Agreement. If the Operating Company is terminated or for any other reason incentive compensation is not paid by the Operating Company, it would be paid pursuant to the investment management agreement between us and the Advisor. The determination of incentive compensation is subject to limitations under the 1940 Act and the Advisers Act.

Critical accounting policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. Management considers the following critical accounting policies important to understanding the financial statements. In addition to the discussion below, our critical accounting policies are further described in the notes to our financial statements.

Valuation of portfolio investments

We value our portfolio investments at fair value based upon the principles and methods of valuation set forth in policies adopted by our board of directors. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. Market participants are buyers and sellers in the principal (or most advantageous) market for the asset that (i) are independent of us, (ii) are knowledgeable, having a reasonable understanding about the asset based on all available information (including information that might be obtained through due diligence efforts that are usual and customary), (iii) are able to transact for the asset, and (iv) are willing to transact for the asset or liability (that is, they are motivated but not forced or otherwise compelled to do so).

Investments for which market quotations are readily available are valued at such market quotations unless the quotations are deemed not to represent fair value. We generally obtain market quotations from recognized exchanges, market quotation systems, independent pricing services or one or more broker-dealers or market makers. However, short term debt investments with remaining maturities within 90 days are generally valued at amortized cost, which approximates fair value. Debt and equity securities for which market quotations are not readily available, which is the case for many of our investments, or for which market quotations are deemed not to represent fair value, are valued at fair value using a consistently applied valuation process in accordance with our documented valuation policy that has been reviewed and approved by our board of directors, who also approve in good faith the valuation of such securities as of the end of each quarter. Due to the inherent uncertainty and subjectivity of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments and may differ materially from the values that we may ultimately realize. In addition, changes in the market environment and other events may have differing impacts on the market quotations used to value some of our investments than on the fair values of our investments for which market quotations are not readily available. Market quotations may be deemed not to represent fair value in certain circumstances where we believe that facts and circumstances applicable to an issuer, a seller or purchaser, or the market for a particular security cause current market quotations to not reflect the fair value of the security. Examples of these events could include cases where a security trades infrequently causing a quoted purchase or sale price to become stale, where there is a “forced” sale by a distressed seller, where market quotations vary substantially among market makers, or where there is a wide bid-ask spread or significant increase in the bid-ask spread.

The valuation process adopted by our board of directors with respect to investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value is as follows:

•                  The investment professionals of the Advisor provide recent portfolio company financial statements and other reporting materials to independent valuation firms approved by our board of directors.

•                  Such firms evaluate this information along with relevant observable market data to conduct independent appraisals each quarter, and their preliminary valuation conclusions are documented and discussed with senior management of the Advisor.

•                  The fair value of smaller investments comprising in the aggregate less than 5% of our total capitalization may be determined by the Advisor in good faith in accordance with our valuation policy without the employment of an independent valuation firm.

•                  The audit committee of the board of directors discusses the valuations, and the board of directors approves the fair value of each investment in our portfolio in good faith based on the input of the Advisor, the respective independent valuation firms (to the extent applicable) and the audit committee of the board of directors.

Those investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in determining the fair value of our investments include, as relevant and among other factors: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, merger and acquisition comparables, our principal market (as the reporting entity) and enterprise values.

When valuing all of our investments, we strive to maximize the use of observable inputs and minimize the use of unobservable inputs. Inputs refer broadly to the assumptions that market participants would use in pricing an asset, including assumptions about risk. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances.

Our investments may be categorized based on the types of inputs used in their valuation. The level in the GAAP valuation hierarchy in which an investment falls is based on the lowest level input that is significant to the valuation of the investment in its entirety. Investments are classified by GAAP into the three broad levels as follows:

Level 1 — Investments valued using unadjusted quoted prices in active markets for identical assets.

Level 2 — Investments valued using other unadjusted observable market inputs, e.g. quoted prices in markets that are not active or quotes for comparable instruments.

Level 3 — Investments that are valued using quotes and other observable market data to the extent available, but which also take into consideration one or more unobservable inputs that are significant to the valuation taken as a whole.

As of March 31, 2014, 0.1% of our investments were categorized as Level 1, 16.9% were categorized as Level 2, 81.8% were Level 3 investments valued based on valuations by independent third party sources, and 1.2% were Level 3 investments valued based on valuations by the Advisor.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on the financial statements.

Revenue recognition

Interest and dividend income, including income paid in kind, is recorded on an accrual basis to the extent that such amounts are determined to be collectible. Origination, structuring, closing, commitment and other upfront fees earned with respect to capital commitments are generally amortized or accreted into interest income over the life of the respective debt investment. Other fees, including certain amendment fees, prepayment fees and commitment fees on broken deals, are recognized as earned. Prepayment fees and similar income received upon the early repayment of a loan or debt security are included in interest income.

Certain of our debt investments are purchased at a considerable discount to par as a result of the underlying credit risks and financial results of the issuer, as well as general market factors that influence the financial markets as a whole. GAAP generally requires that discounts on the acquisition of corporate bonds, municipal bonds and treasury bonds be amortized using the effective-interest or constant-yield method. GAAP also requires that we consider the collectability of interest when making accruals.

Accordingly, when accounting for purchase discounts, we recognize discount accretion income when it is probable that such amounts will be collected.

Net realized gains or losses and net change in unrealized appreciation or depreciation

We measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Realized gains and losses are computed using the specific identification method. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.

Portfolio and investment activity

During the three months ended March 31, 2014, we invested approximately $110.4 million across 8 new and 3 existing portfolio companies. Of these investments, 99% were in senior secured debt comprised of senior loans ($97.1 million, or 88% of the total) and senior secured notes ($13.0 million, or 11% of the total). The remaining $0.3 million (1% of the total) were comprised of two equity investments and PIK payments received on investments in unsecured debt. Additionally, we received approximately $66.9 million in proceeds from sales or repayments of investments during the three months ended March 31, 2014.

At March 31, 2014, our investment portfolio of $815.7 million (at fair value) consisted of 70 portfolio companies and was invested 96% in debt investments, of which 99% was in senior secured debt and 1% in unsecured or subordinated debt. In aggregate, our investment portfolio was invested 77% in senior secured loans, 18% in senior secured notes, 1% in unsecured or subordinated debt, and 4% in equity investments. Our average portfolio company investment at fair value was approximately $11.7 million. Our largest portfolio company investment by value was approximately $29.9 million and our five largest portfolio company investments by value comprised approximately 13% of our portfolio at March 31, 2014. At December 31, 2013, our investment portfolio of $766.3 million (at fair value) consisted of 67 portfolio companies and was invested 95% in debt investments, of which 98% was in senior secured debt and 2% in unsecured or subordinated debt. In aggregate, our investment portfolio was invested 76% in senior secured loans, 17% in senior secured notes, 2% in unsecured or subordinated debt, and 5% in equity investments. Our average portfolio company investment at fair value was approximately $11.4 million. Our largest portfolio company investment by value was approximately $21.3 million and our five largest portfolio company investments by value comprised approximately 13% of our portfolio at December 31, 2013.

The industry composition of our portfolio at fair value at March 31, 2014 was as follows:

Percent of Total
Industry	Investments
Computer Systems Design and Related Services	10.1%
Software Publishers	7.2%
Wireless Telecommunications	4.0%
Newspaper, Periodical, Book, and Directory Publishers	3.8%
Nondepository Credit Intermediation	3.2%
Radio and Television Broadcasting	3.1%
Wired Telecommunications Carriers	3.1%
Scheduled Air Transportation	2.6%
Communications Equipment Manufacturing	2.5%
Nonscheduled Air Transportation	2.4%
Retail	2.2%
Advertising, Public Relations, and Related Services	2.2%
Scientific Research and Development Services	2.2%
Chemical Manufacturing	2.1%
Electric Power Generation, Transmission and Distribution	2.1%
Business Support Services	2.1%
Electrical Equipment and Component Manufacturing	2.1%
Activities Related to Real Estate	2.0%
Textile Furnishings Mills	2.0%
Professional, Scientific, and Technical Services	2.0%
Full-Service Restaurants	1.9%
Oil and Gas Extraction	1.9%
Motion Picture and Video Industries	1.9%
Structured Note Funds	1.9%
Basic Chemical Manufacturing	1.8%
Grocery Stores	1.8%
Plastics Products Manufacturing	1.8%
Other Telecommunications	1.7%
Semiconductor and Other Electronic Component Manufacturing	1.7%
Gaming Industries	1.7%
Lessors of Real Estate	1.7%
Insurance Carriers	1.4%
Artificial Synthetic Fibers and Filaments Manufacturing	1.4%
Fabricated Metal Product Manufacturing	1.3%
Satellite Telecommunications	1.3%
Nonresidential Building Construction	1.2%
Specialty Hospitals	1.2%
Merchant Wholesalers	1.1%
Computer Equipment Manufacturing	1.1%
Data Processing, Hosting, and Related Services	1.0%
Beverage Manufacturing	1.0%
Accounting, Tax Preparation, Bookkeeping, and Payroll Services	1.0%
Other	4.2%
Total	100.0%

The weighted average effective yield of the debt securities in our portfolio was 10.8% at March 31, 2014 and 10.9% at December 31, 2013. The weighted average effective yields on our senior debt and other debt investments were 10.7% and 4.1%, respectively, at March 31, 2014, versus 10.9% and 13.1% at December 31, 2013.

At March 31, 2014, 73.4% of our debt investments bore interest based on floating rates, such as LIBOR, EURIBOR, the Federal Funds Rate or the Prime Rate, and 26.6% bore interest at fixed rates. The percentage of our floating rate debt investments that bore interest based on an interest rate floor was 92.5% at March 31, 2014. At December 31, 2013, 71.2% of our debt investments bore interest based on floating rates, and 28.8% bore interest at fixed rates. The percentage of our floating rate debt investments that bore interest based on an interest rate floor was 92.1% at December 31, 2013.

Results of operations

Investment income

Investment income totaled $22.7 million and $16.9 million, respectively, for the three months ended March 31, 2014 and 2013, of which $19.7 million and $16.5 million were attributable to interest and fees on our debt investments, $2.0 million and $0.0 million to dividends from equity securities, and $1.0 million and $0.4 million to other income, respectively. The increase in investment income in the three months ended March 31, 2014 compared to the three months ended March 31, 2013 reflects an increase in interest income due to the larger investment portfolio and a higher percentage of the portfolio in income-producing assets in the three months ended March 31, 2014 compared to the three months ended March 31, 2013 and an increase in dividend income and other income.

Expenses

Total operating expenses for the three months ended March 31, 2014 and 2013 were $4.9 million and $2.9 million respectively, comprised of $2.9 million and $2.0 million in base management fees, $0.2 million and $0.1 million in legal and professional fees, $0.6 million and $0.2 million in interest expense and fees related to the Revolving Facilities, $0.4 million and $0.1 million in amortization of debt issuance costs, and $0.8 million and $0.5 million in other expenses, respectively. The increase in expenses in the three months ended March 31, 2014 compared to the three months ended March 31, 2013 primarily reflects the increase in management fees due to the larger portfolio and the increase in interest expense and other costs related to the increase in available and outstanding debt.

Net investment income

Net investment income was $17.8 million and $14.0 million respectively, for the three months ended March 31, 2014 and 2013. The increase in in net investment income in the three months ended March 31, 2014 compared to the three months ended March 31, 2013  primarily reflects the increased interest and dividend income in the three months ended March 31, 2014, partially offset by the increase in expenses.

Net realized and unrealized gain or loss

Net realized gains (losses) for the three months ended March 31, 2014 and 2013 were $(6.8) million and $0.5 million respectively. The net realized loss during the three months ended March 31, 2014 was due primarily to the disposition of our investment in ESP Holdings, Inc., an investment made prior to our initial public offering as part of our legacy distressed strategy. For the three months ended March 31, 2014 and 2013, the change in net unrealized appreciation was $12.0 million and $1.8 million, respectively.

Income tax expense, including excise tax

The Holding Company has elected to be treated as a RIC under Subchapter M of the Internal Revenue Code (“the Code”) and operates in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, the Holding Company must, among other things, timely distribute to its stockholders generally at least 90% of its investment company taxable income, as defined by the Code, for each year. The Holding Company has made and intends to continue to make the requisite distributions to its stockholders which will generally relieve the Holding Company from U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions from such current year taxable income into the next tax year and pay a 4% excise tax on such income. Any excise tax expense is recorded at yearend as such amounts are known. There was no U.S. federal excise tax recorded during the three months ended March 31, 2014 and 2013.

Dividends to preferred equity holders

Dividends on the Preferred Interests for the three months ended March 31, 2014 and 2013 were $0.4 million and $0.4 million, respectively, as average LIBOR rates for the two periods were similar.

Incentive compensation

Incentive compensation distributable to the General Partner for the three months ended March 31, 2014 and 2013 was $3.5 million and $2.7 million, respectively. Incentive compensation for the three months ended March 31, 2014 and 2013 was distributable due to our performance exceeding the total return threshold. The change in reserve for incentive compensation to the

General Partner for the three months ended March 31, 2014 and 2013 was $1.0 million and $0.5 million, respectively. The change in reserve for incentive compensation for the three months ended March 31, 2014 and 2013 reflects the increase in the amount in excess of distributable incentive compensation which would have been earned by the General Partner had we liquidated at net asset value at March 31, 2014 and 2013, respectively.

Net increase or decrease in net assets resulting from operations

The net increase in net assets resulting from operations was $18.1 million and $12.8 million for the three months ended March 31, 2014 and 2013, respectively. The higher net increase in net assets resulting from operations for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 primarily reflects the increase in net investment income and the increase in net realized and unrealized gains.

Liquidity and capital resources

Since our inception, our liquidity and capital resources have been generated primarily through the initial private placement of common shares of Special Value Continuation Fund, LLC (the predecessor entity) which were subsequently converted to common stock of the Holding Company, the net proceeds from the initial and secondary public offerings of our common stock, draws on our Leverage Program, and cash flows from operations, including investments sales and repayments and income earned from investments and cash equivalents. The primary uses of cash have been investments in portfolio companies, cash distributions to our equity holders, payments to service our Leverage Program and other general corporate purposes.

On May 17, 2013, the Leverage Program was expanded with the issuance of the TCPC Funding Facility. This facility is a senior secured revolving credit facility, pursuant to which amounts may be drawn up to $150 million subject to certain collateral and other restrictions. The facility is expandable to $200 million subject to the consent of the lender and other customary conditions.

Amounts outstanding and available under the combined Leverage Program at March 31, 2014 were as follows:

	Rate *	Outstanding	Available	Total Facility
Operating Company Facility	L+44	$82,000,000	$34,000,000	$116,000,000
TCPC Funding Facility	L+250	75,000,000	75,000,000	150,000,000
Preferred Interests	L+85	134,000,000	—	134,000,000
Total Leverage Program		$291,000,000	$109,000,000	$400,000,000

* Based on either LIBOR or the lender’s cost of funds, subject to certain limitations.

Net cash used in operating activities during the three months ended March 31, 2014 was $43.7 million. Our primary use of cash in operating activities during this period consisted of the settlement of acquisitions of investments (net of dispositions) of $42.4 million, partially offset by net investment income less preferred dividends and incentive allocation (net of non-cash income and expenses) of approximately $1.3 million.

Net cash provided by financing activities was $47.8 million during the three months ended March 31, 2014, consisting primarily of $62.0 million of net draws under our Revolving Facilities, reduced by $13.0 million of dividends on common equity, $0.4 million of dividends on the Preferred Interests, and payment of $0.8 million in debt issuance costs.

At March 31, 2014, we had $27.1 million in cash and cash equivalents.

The Revolving Facilities are secured by substantially all of the assets in our portfolio, including cash and cash equivalents, and are subject to compliance with customary affirmative and negative covenants, including the maintenance of a minimum shareholders’ equity, the maintenance of a ratio of not less than 200% of total assets (less total liabilities other than indebtedness) to the sum of total preferred equity and indebtedness, and restrictions on certain payments and issuance of debt. Economic conditions, like those that began in 2007 and which have continued, may result in a decrease in the value of our investments, which would affect both the asset coverage ratios and the value of the collateral securing the Revolving Facilities, and may therefore impact our ability to borrow under the Revolving Facilities. In addition to regulatory restrictions that restrict our ability to raise capital, the Leverage Program contains various covenants which, if not complied with, could accelerate repayment under the Revolving Facilities or require redemption of the Preferred Interests, thereby materially and adversely affecting our liquidity, financial condition and results of operations. At March 31, 2014, we were in compliance with all financial and operational covenants required by the Leverage Program.

Unfavorable economic conditions, while potentially creating attractive opportunities for us, may decrease liquidity and raise the cost of capital generally, which could limit our ability to renew, extend or replace the Leverage Program on terms as favorable as are currently included therein. If we are unable to renew, extend or replace the Leverage Program upon the various dates of maturity, we expect to have sufficient funds to repay the outstanding balances in full from our net investment income and sales of, and repayments of principal from, our portfolio company investments, as well as from anticipated debt and equity capital raises, among other sources. Unfavorable economic conditions may limit our ability to raise capital or the ability of the companies in which we invest to repay our loans or engage in a liquidity event, such as a sale, recapitalization or initial public offering. The Operating Company Facility matures in July 2016 and the Preferred Interests will be subject to mandatory redemption in July 2016. The TCPC Funding Facility matures in May 2017. Any inability to renew, extend or replace the Revolving Facilities or replace the Preferred Interests could adversely impact our liquidity and ability to find new investments or maintain distributions to our stockholders.

Challenges in the market are intensified for us by certain regulatory limitations under the Code and the 1940 Act. To maintain our qualification as a RIC, we must satisfy, among other requirements, an annual distribution requirement to pay out at least 90% of our ordinary income and short-term capital gains to our stockholders. Because we are required to distribute our income in this manner, and because the illiquidity of many of our investments may make it difficult for us to finance new investments through the sale of current investments, our ability to make new investments is highly dependent upon external financing. While we anticipate being able to continue to satisfy all covenants and repay the outstanding balance under the Leverage Program when due, there can be no assurance that we will be able to do so, which could lead to an event of default.

Contractual obligations

In addition to obligations under our Leverage Program, we have entered into several contracts under which we have future commitments. Pursuant to an investment management agreement, the Advisor manages our day-to-day operations and provides investment advisory services to us. Payments under the investment management agreement will be equal to a percentage of the value of our gross assets (excluding cash and cash equivalents) and an incentive compensation, plus reimbursement of certain expenses incurred by the Advisor. Under our administration agreement, the Administrator provides us with administrative services, facilities and personnel. Payments under the administration agreement are equal to an allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us, and may include rent and our allocable portion of the cost of certain of our officers and their respective staffs. We are responsible for reimbursing the Advisor for due diligence and negotiation expenses, fees and expenses of custodians, administrators, transfer and distribution agents, counsel and directors, insurance, filings and registrations, proxy expenses, expenses of communications to investors, compliance expenses, interest, taxes, portfolio transaction expenses, costs of responding to regulatory inquiries and reporting to regulatory authorities, costs and expenses of preparing and maintaining our books and records, indemnification, litigation and other extraordinary expenses and such other expenses as are approved by the directors as being reasonably related to our organization, offering, capitalization, operation or administration and any portfolio investments, as applicable. The Advisor is not responsible for any of the foregoing expenses and such services are not investment advisory services under the 1940 Act. Either party may terminate each of the investment management agreement and administration agreement without penalty upon not less than 60 days’ written notice to the other.

Distributions

Our quarterly dividends and distributions to common stockholders are recorded on the ex-dividend date. Distributions are declared considering our estimate of annual taxable income available for distribution to stockholders and the amount of taxable income carried over from the prior year for distribution in the current year. We do not have a policy to pay distributions at a specific level and expect to continue to distribute substantially all of our taxable income. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.

The following tables summarize dividends declared for the three months ended March 31, 2014 and March 31, 2013:

Date Declared	Record Date	Payment Date	Amount Per Share		Total Amount
March 6, 2014	March 17, 2014	March 31, 2014	$0.36		$13,031,970
Total for three months ended March 31, 2014			$0.36		$13,031,970

March 7, 2013	March 18, 2013	March 29, 2013	$0.40	*	$8,591,051
Total for three months ended March 31, 2013			$0.40		$8,591,051

* Includes a special dividend of $0.05.

The following table summarizes the total shares issued in connection with our dividend reinvestment plan for the three months ended March 31, 2014 and 2013:

	2014	2013
Shares Issued	104	1,104
Average Price Per Share	$16.55	$15.96
Proceeds	$1,717	$17,614

We have elected to be taxed as a RIC under Subchapter M of the Code. In order to maintain favorable RIC tax treatment, we must distribute annually to our stockholders at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. In order to avoid certain excise taxes imposed on RICs, we must distribute during each calendar year an amount at least equal to the sum of:

•                  98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•                  98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period generally ending on October 31 of the calendar year; and

•                  certain undistributed amounts from previous years on which we paid no U.S. federal income tax.

We may, at our discretion, carry forward taxable income in excess of calendar year distributions and pay a 4% excise tax on this income. If we choose to do so, all other things being equal, this would increase expenses and reduce the amounts available to be distributed to our stockholders. We will accrue excise tax on estimated taxable income as required. In addition, although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investment.

We have adopted an “opt in” dividend reinvestment plan for our common stockholders. As a result, if we declare a dividend or other distribution payable in cash, each stockholder that has not “opted in” to our dividend reinvestment plan will receive such dividends in cash, rather than having their dividends automatically reinvested in additional shares of our common stock.

We may not be able to achieve operating results that will allow us to make dividends and distributions at a specific level or to increase the amount of these dividends and distributions from time to time. Also, we may be limited in our ability to make dividends and distributions due to the asset coverage test applicable to us as a BDC under the 1940 Act and due to provisions in our existing and future credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of favorable RIC tax treatment. In addition, in accordance with U.S. generally accepted accounting principles and tax regulations, we include in income certain amounts that we have not yet received in cash, such as PIK interest, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a RIC and may be subject to an excise tax.

In order to satisfy the annual distribution requirement applicable to RICs, we have the ability to declare a large portion of a dividend in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes.

Related Parties

We have entered into a number of business relationships with affiliated or related parties, including the following:

•                  Each of the Holding Company, the Operating Company, TCPC Funding, and the SBIC has entered into an investment management agreement with the Advisor.

•                  The Administrator provides us with administrative services necessary to conduct our day-to-day operations. For providing these services, facilities and personnel, the Administrator may be reimbursed by us for expenses incurred by the Administrator in performing its obligations under the administration agreement, including our allocable portion of the cost of certain of our officers and the Administrator’s administrative staff and providing, at our request and on our behalf, significant managerial assistance to our portfolio companies to which we are required to provide such assistance.

•                  We have entered into a royalty-free license agreement with the Advisor, pursuant to which the Advisor has agreed to grant us a non-exclusive, royalty-free license to use the name “TCP.”

•                  Pursuant to its limited partnership agreement, the general partner of the Operating Company is SVOF/MM, LLC. SVOF/MM, LLC is an affiliate of the Advisor and the general partners or managing member of certain other funds managed by the Advisor.

The Advisor and its affiliates, employees and associates currently do and in the future may manage other funds and accounts. The Advisor and its affiliates may determine that an investment is appropriate for us and for one or more of those other funds or accounts. Accordingly, conflicts may arise regarding the allocation of investments or opportunities among us and those accounts. In general, the Advisor will allocate investment opportunities pro rata among us and the other funds and accounts (assuming the investment satisfies the objectives of each) based on the amount of committed capital each then has available. The allocation of certain investment opportunities in private placements is subject to independent director approval pursuant to the terms of the co-investment exemptive order applicable to us. In certain cases, investment opportunities may be made other than on a pro rata basis. For example, we may desire to retain an asset at the same time that one or more other funds or accounts desire to sell it or we may not have additional capital to invest at a time the other funds or accounts do. If the Advisor is unable to manage our investments effectively, we may be unable to achieve our investment objective. In addition, the Advisor may face conflicts in allocating investment opportunities between us and certain other entities that could impact our investment returns. While our ability to enter into transactions with our affiliates is restricted under the 1940 Act, we have received an exemptive order from the SEC permitting certain affiliated investments subject to certain conditions. As a result, we may face conflict of interests and investments made pursuant to the exemptive order conditions which could in certain circumstances affect adversely the price paid or received by us or the availability or size of the position purchased or sold by us.

Recent Developments

From April 1, 2014 through May 2, 2014, the Operating Company has invested approximately $58.2 million in six senior secured loans  with a combined effective yield of approximately 9.8%.

On April 22, 2014, the SBIC received a license from the SBA to operate as a small business investment company under the provisions of Section 301(c) of the Small Business Investment Act of 1958.

On May 8, 2014, the Company’s board of directors declared a regular second quarter cash dividend of $0.36 per share and a $0.05 per share special dividend. Both dividends are payable on June 30, 2014 to stockholders of record as of the close of business on June 18, 2014.

Quantitative and qualitative disclosure about market risk

We are subject to financial market risks, including changes in interest rates. At March 31, 2014, 73.4% of our debt investments bore interest based on floating rates, such as LIBOR, EURIBOR, the Federal Funds Rate or the Prime Rate. The interest rates on such investments generally reset by reference to the current market index after one to six months. At March 31, 2014, the percentage of our floating rate debt investments that bore interest based on an interest rate floor was 92.5%. Floating rate investments subject to a floor generally reset by reference to the current market index after one to six months only if the index exceeds the floor.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. We assess our portfolio companies periodically to determine whether such companies will be able to continue making interest payments in the event that interest rates increase. There can be no assurances that the portfolio companies will be able to meet their contractual obligations at any or all levels of increases in interest rates.

Based on our March 31, 2014 balance sheet, the following table shows the annual impact on net income (excluding the related incentive compensation impact) of base rate changes in interest rates (considering interest rate floors for variable rate instruments) assuming no changes in our investment and borrowing structure:

Basis Point Change	Interest income	Interest Expense	Net Income
Up 300 basis points	$11,613,205	$(8,730,000)	$2,883,205
Up 200 basis points	$6,142,664	$(5,820,000)	$322,664
Up 100 basis points	$3,264,456	$(2,910,000)	$354,456
Down 100 basis points	$(128,955)	$681,231	$552,276
Down 200 basis points	$(128,955)	$681,231	$552,276
Down 300 basis points	$(128,955)	$681,231	$552,276

CAPITALIZATION

The following table sets forth (1) our actual capitalization at                   , 201    and (2) our capitalization on a pro forma basis giving effect to the sale of shares of our common stock in this offering, assuming all rights are exercised at the estimated subscription price of $                         , after deducting dealer manager fees and other expenses related to this offering payable by us. You should read this table together with “Use of Proceeds” in this prospectus supplement and the accompanying prospectus.

As of , 201
	Actual	Pro forma
Assets:
Cash and cash equivalents	$	$
Investments
Other assets
Total assets	$	$

Liabilities:
Operating Company Facility(1)	$	$
TCPC Funding Facility(2)
Other liabilities
Total liabilities	$	$

Stockholders’ equity:

Preferred Interests,(3) $20,000/share liquidation preference; 6,700 shares authorized, 6,700 preferred interests issued and outstanding, actual; 6,700 preferred interests issued and outstanding, pro forma

	$	$
Accumulated dividends on Preferred Interests
Common stock, par value $0.001 per share; shares of common stock authorized; stock issued and outstanding, actual; common stock issued and outstanding, pro forma
Preferred stock, par value $0.001 per share; shares of preferred stock authorized; shares of preferred stock issued and outstanding, actual; shares of preferred stock issued and outstanding, pro forma
Capital in excess of par value
Accumulated net investment income
Accumulated net realized losses
Accumulated net unrealized depreciation
Net assets applicable to common shareholders	$	$

Total capitalization	$	$

(1)         The above table reflects our liabilities under the Operating Company Facility as of                            , 201    . As of             , 201   , our debt outstanding under the Operating Company Facility was $                  million.

(2)         The above table reflects our liabilities under the TCPC Funding Facility as of                               , 201   . As of                      , 201   , our debt outstanding under the TCPC Funding Facility was $                     million.

(3)         Preferred Interests are a component of the $        million Leverage Program of the Operating Company.

DILUTION

As of                   , 201                   , our net asset value was $                million, or approximately $                   per share. After giving effect to the sale of shares of our common stock in this offering, assuming all rights are exercised at the estimated subscription price of $                   per share, after deducting dealer manager fees and other expenses related to this offering payable by us, our pro forma net asset value would have been approximately $                   million, or approximately $                   per share, representing an immediate dilution of approximately $                   per share to our existing stockholders.

The following table illustrates the dilutive effects of this offering on a per share basis, assuming all rights are exercised at the estimated subscription price of $                 per share, after deducting dealer manager fees and other expenses related to this offering payable by us:

As of , 201
	Actual	Pro Forma
Net asset value per common share	$	$

	Months Ended , 201
	Actual		Pro Forma
Net increase in assets resulting from net investment income per common share		$(1)		$(2)
Net decrease in net assets resulting from operations per common share		$(1)		$(2)
Distributions per common share	$			$(3)

(1)         Basic and diluted, weighted average number of shares outstanding is .

(2)         Assumes that on                      , 201                      , the beginning of the indicated period, (i) all rights were exercised at the estimated subscription price of $                     per share and (ii) shares of our common stock were issued upon the exercise of such rights.

(3)         Assumes actual cash distributions divided by adjusted shares, including shares issued upon exercise of rights.

SUPPLEMENT TO MATERIAL U.S. FEDERAL TAX MATTERS

[Insert disclosure regarding federal income tax consequences of an investment in the rights to the extent required to be disclosed by applicable law or regulation.]

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby have been passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters by [Underwriters’ Counsel], [City, State].

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

is the independent registered public accounting firm for the Company.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, and the SAI, under the 1933 Act, with respect to the securities offered by this prospectus supplement. The registration statement contains additional information about us and the securities being registered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the securities we are offering, please refer to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Securities Exchange Act of 1934. You may obtain free copies of this information, request a free copy of the Statement of Additional Information, the table of contents of which is on page         of the accompanying prospectus and make stockholder inquiries by contacting us at Tennenbaum Capital Partners, LLC, c/o Investor Relations, 2951 28th Street, Suite 1000, Santa Monica, California 90405 or by calling us collect at (310) 566-1094.  You may also inspect and copy these reports, proxy statements and other information, as well as the registration statement of which the accompanying prospectus forms a part and the related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

INDEX TO FINANCIAL STATEMENTS

TCP Capital Corp.

(successor to Special Value Continuation Fund, LLC)

Interim Financial Statements

Consolidated Statements of Assets and Liabilities as of March 31, 2014 (unaudited) and December 31, 2013	S-F-2
Consolidated Statements of Investments as of March 31, 2014 (unaudited) and December 31, 2013	S-F-3
Consolidated Statements of Operations for the three months ended March 31, 2014 (unaudited) and March 31, 2013 (unaudited)	S-F-15
Consolidated Statements of Changes in Net Assets for the three months ended March 31, 2014 (unaudited) and year ended December 31, 2013	S-F-16
Consolidated Statements of Cash Flows for the three months ended March 31, 2014 (unaudited) and March 31, 2013 (unaudited)	S-F-17
Notes to Consolidated Financial Statements (unaudited)	S-F-18
Consolidated Schedule of Changes in Investments in Affiliates for the three months ended March 31, 2014 (unaudited) and year ended December 31, 2013	S-F-35
Consolidated Schedule of Restricted Securities of Unaffiliated Issuers as of March 31, 2014 (unaudited) and December 31, 2013	S-F-37
Consolidating Statement of Assets and Liabilities as of March 31, 2014 (unaudited) and December 31, 2013	S-F-38
Consolidating Statement of Operations for the three months ended March 31, 2014 (unaudited) and March 31, 2013 (unaudited)	S-F-40

Special Value Continuation Partners, LP

Interim Financial Statements

Consolidated Statements of Assets and Liabilities as of March 31, 2014 (unaudited) and December 31, 2013	S-F-42
Consolidated Statements of Investments as of March 31, 2014 (unaudited) and December 31, 2013	S-F-43
Consolidated Statements of Operations for the three months ended March 31, 2014 (unaudited) and March 31, 2013 (unaudited)	S-F-55
Consolidated Statements of Changes in Net Assets for the three months ended March 31, 2014 (unaudited) and year ended December 31, 2013	S-F-56
Consolidated Statements of Cash Flows for the three months ended March 31, 2014 (unaudited) and March 31, 2013 (unaudited)	S-F-57
Notes to Consolidated Financial Statements (unaudited)	S-F-58
Consolidated Schedule of Changes in Investments in Affiliates for the three months ended March 31, 2014 (unaudited) and year ended December 31, 2013	S-F-71
Consolidated Schedule of Restricted Securities of Unaffiliated Issuers as of March 31, 2014 (unaudited) and December 31, 2013	S-F-73

S-F-1

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $741,804,363 and $684,569,508, respectively)	$744,016,378	$678,326,915
Companies 5% to 25% owned (cost of $54,759,445 and $73,946,547, respectively)	53,487,621	69,068,808
Companies more than 25% owned (cost of $41,985,865 and $42,588,724 respectively)	18,153,749	18,867,236
Total investments (cost of $838,549,673 and $801,104,779, respectively)	815,657,748	766,262,959

Cash and cash equivalents	27,141,436	22,984,182
Accrued interest income:
Companies less than 5% owned	8,279,978	6,282,353
Companies 5% to 25% owned	679,599	415,061
Companies more than 25% owned	38,519	41,691
Deferred debt issuance costs	3,360,310	2,969,085
Receivable for investments sold	1,031,717	3,605,964
Options (cost $51,750)	8,605	14,139
Prepaid expenses and other assets	1,184,123	753,768
Total assets	857,382,035	803,329,202

Liabilities
Debt	157,000,000	95,000,000
Incentive allocation payable	3,486,403	3,318,900
Payable for investments purchased	1,514,602	14,706,942
Payable to the Investment Manager	463,629	1,121,108
Interest payable	332,040	430,969
Unrealized depreciation on swaps	300,684	331,183
Accrued expenses and other liabilities	2,915,706	3,136,010
Total liabilities	166,013,064	118,045,112

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP; $20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	493,757	504,252
Total preferred limited partner interests	134,493,757	134,504,252

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	2,204,587	1,168,583

Net assets applicable to common shareholders	$554,670,627	$549,611,255

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 36,200,020 and 36,199,916 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	36,200	36,200
Paid-in capital in excess of par	667,843,737	667,842,020
Accumulated net investment income	24,929,736	24,016,095
Accumulated net realized losses	(112,595,624)	(105,800,278)
Accumulated net unrealized depreciation	(23,338,835)	(35,314,199)
Non-controlling interest	(2,204,587)	(1,168,583)
Net assets applicable to common shareholders	$554,670,627	$549,611,255

Net assets per share	$15.32	$15.18

See accompanying notes.

S-F-2

TCP Capital Corp.

Consolidated Statement of Investments (Unaudited)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Company

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (92.87%)
Bank Debt (76.36%) (1)
Accounting, Tax Preparation, Bookkeeping, and Payroll Services (0.93%)
Expert Global Solutions, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 7.25% (Q),1.25% LIBOR Floor, due 4/3/18	$694,441	$699,603	$679,684	0.08%
Expert Global Solutions, LLC, Senior Secured 2nd Lien Term Loan, LIBOR + 11% (Q), 1.5% LIBOR Floor, due 10/3/18	$7,434,877	7,235,805	7,174,657	0.85%
Total Accounting, Tax Preparation, Bookkeeping, and Payroll Services		7,935,408	7,854,341

Activities Related to Real Estate (1.97%)
Greystone Select Holdings, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 8% (M), 1% LIBOR Floor, due 3/26/21	$16,594,230	16,366,059	16,635,715	1.97%

Advertising, Public Relations, and Related Services (2.15%)
Doubleplay III Limited, Senior Secured 1st Lien Facility A1 Term Loan, EURIBOR + 6.25% (Q), 1.25% EURIBOR Floor, due 3/18/18 - (United Kingdom) (4), (10)	$13,165,705	16,495,992	18,082,540	2.15%

Artificial Synthetic Fibers and Filaments Manufacturing (0.24%)
AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16 (2)	$2,056,927	2,056,927	2,056,927	0.24%

Basic Chemical Manufacturing (1.79%)
PeroxyChem, LLC, Senior Secured Term Loan, LIBOR + 6.5% (M), 1% LIBOR Floor, due 2/28/20	$15,000,000	14,702,579	15,075,000	1.79%

Business Support Services (1.76%)
STG-Fairway Acquisitions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.25% (Q), 1.25% LIBOR Floor, due 8/28/19	$14,643,455	13,965,887	14,863,107	1.76%

Chemical Manufacturing (2.08%)
Archroma, Senior Secured Lien Term Loan B, LIBOR + 8.25% (Q), 1.25% LIBOR Floor, due 9/30/18	$17,412,500	17,088,698	17,499,563	2.08%

Communications Equipment Manufacturing (1.79%)
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625% (Q), 1.25% LIBOR Floor, due 12/11/18 (2)	$14,962,500	14,812,875	15,059,756	1.79%

Computer Equipment Manufacturing (1.08%)
ELO Touch Solutions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 10.5% (Q), 1.5% LIBOR Floor, due 12/1/18	$10,000,000	9,678,717	9,075,000	1.08%

Converted Paper Products Manufacturing (0.42%)
Ranpak Corp., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1.25% LIBOR Floor, due 4/23/20	$3,469,573	3,434,877	3,551,976	0.42%

Computer Systems Design and Related Services (9.73%)
Autoalert, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 4.75% (Q) Cash + 4% PIK, 0.25% LIBOR Floor, due 3/31/19	$30,000,000	29,400,000	29,940,000	3.55%
Blue Coat Systems, Inc., Senior Secured 1st Lien Revolver Term Loan, LIBOR + 3.5% (Q), 1% LIBOR Floor, due 5/31/18 (13)	$—	(960,000)	(441,060)	(0.05)%
Blue Coat Systems, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1% LIBOR Floor, due 6/28/20	$15,000,000	14,878,125	15,581,250	1.85%
Coreone Technologies, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 3.75% (Q) Cash + 5% PIK, 1% LIBOR Floor, due 9/4/18	$13,726,261	13,412,993	13,643,903	1.62%
OnX Enterprise Solutions, Ltd., Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q), due 9/3/18	$10,613,333	10,468,033	10,708,853	1.27%
OnX USA, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q), due 9/3/18	$5,306,667	5,237,760	5,354,427	0.64%
Websense, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1% LIBOR Floor, due 12/27/20	$7,200,000	7,164,000	7,254,000	0.85%
Total Computer Systems Design and Related Services		79,600,911	82,041,373

Electric Power Generation, Transmission and Distribution (2.07%)
Panda Sherman Power, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7.5% (Q), 1.5% LIBOR Floor, due 9/14/18	$11,070,172	10,938,274	11,402,277	1.35%
Panda Temple Power II, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q), 1.25% LIBOR Floor, due 4/3/19	$5,892,970	5,834,041	6,062,393	0.72%
Total Electric Power Generation, Transmission and Distribution		16,772,315	17,464,670

Electrical Equipment and Component Manufacturing (1.99%)
Palladium Energy, Inc., 1st Lien Senior Secured Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 12/26/17	$16,500,317	16,239,377	16,739,572	1.99%

Electrical Equipment Manufacturing (0.82%)
API Technologies Corp., Senior Secured 1st Lien Term Loan, LIBOR + 7.5% (M), 1.5% LIBOR Floor, due 2/6/18	$6,947,590	6,878,114	6,912,852	0.82%
Financial Investment Activities (0.70%)
Marsico Capital Management, Senior Secured 1st Lien Term Loan, LIBOR + 5% (M), due 12/31/22 (11)	$10,606,841	13,355,425	5,939,831	0.70%

S-F-3

TCP Capital Corp.

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Company

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Freight Transportation Arrangement (0.44%)
Livingston International, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/18/20 (10)	$3,665,217	$3,599,623	$3,724,777	0.44%

Full-Service Restaurants (1.87%)
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18 (2)	$5,164,796	5,164,796	1,402,242	0.17%
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$1,422,456	1,394,868	1,422,456	0.17%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/21/16 (2)	$3,647,717	3,647,717	3,647,717	0.43%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/21/16 (2)	$7,087,612	7,087,612	7,087,612	0.84%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$2,232,131	2,194,774	2,232,131	0.26%
Total Full-Service Restaurants		19,489,767	15,792,158

Gaming Industries (1.66%)
AP Gaming I, LLC, Senior Secured 1st Lien Revolver Term Loan, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 12/20/18 (13)	$—	(1,000,000)	(984,375)	(0.12)%
AP Gaming I, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 12/20/20	$14,962,500	14,523,696	14,962,500	1.78%
Total Gaming Industries		13,523,696	13,978,125

Grocery Stores (1.78%)
Bashas, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 9.35% (M), 1.5% LIBOR Floor, due 12/28/15	$14,781,475	14,740,030	15,003,197	1.78%

Insurance Carriers (1.39%)
Acrisure, LLC, 2nd Lien Additional Notes, LIBOR + 10.5% (Q), 1% LIBOR Floor, due 3/7/20	$680,363	564,204	674,555	0.08%
Acrisure, LLC, 2nd Lien Notes, LIBOR + 10.5% (Q), 1% LIBOR Floor, due 3/7/20	$11,051,757	10,832,378	11,040,705	1.31%
Total Insurance Carriers		11,396,582	11,715,260

Insurance Related Activities (0.76%)
Confie Seguros Holding II Co., 2nd Lien Term Loan, LIBOR + 9% (M), 1.25% LIBOR Floor, due 5/8/19	$6,341,809	6,249,086	6,397,332	0.76%

Merchant Wholesalers (1.09%)
Envision Acquisition Company, LLC, 2nd Lien Term Loan, LIBOR + 8.75% (M), 1% LIBOR Floor, due 11/4/21	$9,079,011	8,897,430	9,158,452	1.09%

Motion Picture and Video Industries (1.82%)
CORE Entertainment, Inc., Senior Secured 1st Lien Term Loan, 9%, due 6/21/17	$9,462,231	9,386,095	8,421,386	1.00%
CORE Entertainment, Inc., Senior Secured 2nd Lien Term Loan, 13.5%, due 6/21/18	$7,569,785	7,505,822	6,933,923	0.82%
Total Motion Picture and Video Industries		16,891,917	15,355,309

Newspaper, Periodical, Book, and Directory Publishers (3.64%)
Hanley-Wood, LLC, 1st Lien FILO Term Loan, LIBOR + 6.75% (Q), 1.25% LIBOR Floor, due 7/15/18	$16,561,400	16,561,400	16,420,628	1.95%
MediMedia USA, Inc., 1st Lien Revolver, LIBOR + 6.75% (M), due 5/20/18	$5,270,000	4,107,500	4,833,908	0.57%
MediMedia USA, Inc., 1st Lien Term Loan, LIBOR + 6.75% (M), 1.25% LIBOR Floor, due 11/20/18	$9,676,875	9,420,314	9,434,953	1.12%
Total Newspaper, Periodical, Book, and Directory Publishers		30,089,214	30,689,489

Nonresidential Building Construction (1.20%)
NCM Group Holdings, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 11.5% (Q), 1% LIBOR Floor, due 8/29/18	$10,000,000	9,620,619	10,145,000	1.20%

Nonscheduled Air Transportation (2.11%)
One Sky Flight, LLC, Senior Secured 2nd Lien Term Loan, 12% Cash + 3% PIK, due 6/3/19	$18,243,983	16,984,017	17,742,274	2.11%

Oil and Gas Extraction (1.83%)
Willbros Group, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.25% LIBOR Floor, due 8/7/19	$15,246,603	14,876,555	15,443,512	1.83%

Other Telecommunications (1.67%)
Securus Technologies, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/30/21	$14,000,000	13,860,000	14,072,940	1.67%

Petroleum and Coal Products Manufacturing (0.46%)
Boomerang Tube, LLC, 2nd Lien Term Loan, LIBOR + 9.5% (Q), 1.5% LIBOR Floor, due 10/11/17	$3,987,092	3,902,548	3,887,415	0.46%

S-F-4

TCP Capital Corp.

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Company

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Professional, Scientific, and Technical Services (1.91%)
ConvergeOne Holdings, 1st Lien Term Loan, LIBOR + 8% (Q), 1.25% LIBOR Floor, due 5/8/19	$16,112,709	$15,930,795	$16,112,709	1.91%

Radio and Television Broadcasting (2.94%)
SiTV, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q) Cash + 4% PIK, 2% LIBOR Floor, due 8/3/16	$7,014,361	6,678,521	6,856,537	0.82%
The Tennis Channel, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 8.5% (Q), due 5/29/17	$17,771,217	17,344,546	17,842,301	2.12%
Total Radio and Television Broadcasting		24,023,067	24,698,838

Retail (2.10%)
Kenneth Cole Productions, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 10.40% (M), 1% LIBOR Floor, due 9/25/17	$11,000,000	10,796,475	11,055,000	1.31%
Shopzilla, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.5% (Q), due 3/31/16	$6,710,057	6,584,026	6,699,991	0.79%
Total Retail		17,380,501	17,754,991

Scheduled Air Transportation (1.40%)
Aircraft Secured Mortgages - Aircraft Leased to Delta Air Lines, Inc.
N913DL, 8%, due 3/15/17 (6)	$268,686	268,686	275,740	0.03%
N918DL, 8%, due 8/15/18 (6)	$369,976	369,976	379,440	0.05%
N954DL, 8%, due 3/20/19 (6)	$493,667	493,667	504,730	0.06%
N955DL, 8%, due 6/20/19 (6)	$513,363	513,363	524,620	0.06%
N956DL, 8%, due 5/20/19 (6)	$512,024	512,024	523,430	0.06%
N957DL, 8%, due 6/20/19 (6)	$517,853	517,853	529,210	0.06%
N959DL, 8%, due 7/20/19 (6)	$523,634	523,634	534,990	0.06%
N960DL, 8%, due 10/20/19 (6)	$545,211	545,211	556,410	0.07%
N961DL, 8%, due 8/20/19 (6)	$538,309	538,309	549,780	0.07%
N976DL, 8%, due 2/15/18 (6)	$373,436	373,436	383,520	0.05%
Aircraft Secured Mortgages - Aircraft Leased to United Airlines, Inc.
N510UA, 20%, due 10/26/16 (2)	$305,802	305,802	370,358	0.04%
N512UA, 20%, due 10/26/16 (2)	$311,984	311,984	380,048	0.05%
N536UA, 16%, due 9/29/14 (2)	$69,373	69,373	71,630	0.01%
N545UA, 16%, due 8/29/15 (2)	$214,325	214,325	233,415	0.03%
N585UA, 20%, due 10/25/16 (2)	$366,316	366,316	446,310	0.05%
N659UA, 12%, due 2/28/16 (6)	$2,439,123	2,439,123	2,635,667	0.31%
N661UA, 12%, due 5/4/16 (6)	$2,619,284	2,619,284	2,862,717	0.34%
Total Scheduled Air Transportation		10,982,366	11,762,015

Semiconductor and Other Electronic Component Manufacturing (1.64%)
Isola USA Corporation, Senior Secured Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 11/29/18	$14,492,188	14,285,320	14,854,492	1.76%
SunEdison, Inc., Senior Secured Letters of Credit, 3.75%, due 2/28/17 (12), (13)	$—	(1,031,717)	(1,031,717)	(0.12)%
Total Semiconductor and Other Electronic Component Manufacturing		13,253,603	13,822,775

Software Publishers (6.91%)
Acronis International GmbH, 1st Lien Term Loan, LIBOR + 9.5% (Q), 1% LIBOR Floor, due 2/21/17 - (Switzerland) (10)	$13,628,929	13,363,718	13,676,630	1.62%
BlackLine Systems, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 0.4% (Q) Cash + 7.6% PIK, 1.5% LIBOR Floor, due 9/25/18	$12,818,762	12,050,059	12,440,609	1.48%
Deltek, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.75% (Q), 1.25% LIBOR Floor, due 10/10/19	$15,000,000	14,811,452	15,324,975	1.82%
Edmentum, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 5/17/19	$16,500,000	16,271,792	16,788,750	1.99%
Total Software Publishers		56,497,021	58,230,964

Specialty Hospitals (0.59%)
UBC Healthcare Analytics, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 7/1/18	$4,933,947	4,909,278	4,958,617	0.59%
Support Activities for Mining (0.00%)

McDermott International, Inc., Bridge Facility Commitment	$—	—	—	—

S-F-5

TCP Capital Corp.

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Company

	Principal			Percent of
	Amount or		Fair	Cash and
Investment	Shares	Cost	Value	Investments

Debt Investments (continued)
Textile Furnishings Mills (1.96%)
Lexmark Carpet Mills, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 10% (Q),
1% LIBOR Floor, due 9/30/18	$16,351,467	$15,942,680	$16,523,158	1.96%

Wired Telecommunications Carriers (1.83%)
Integra Telecom Holdings, Inc., 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1.25% LIBOR
Floor, due 2/22/20	$15,000,000	14,709,735	15,390,000	1.83%

Wireless Telecommunications Carriers (3.84%)
Alpheus Communications, LLC, Senior Secured 1st Lien Delayed Draw FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18 (13)	$—	(11,183)	(7,874)	—
Alpheus Communications, LLC, Senior Secured 1st Lien FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18	$8,248,124	8,166,127	8,190,387	0.97%
Globalive Wireless Management Corp., Senior Secured 1st Lien Term Loan, LIBOR + 10.9% (Q), due 4/30/14 - (Canada) (10)	$3,037,292	2,933,872	3,067,665	0.36%
Gogo, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 6/21/17	$19,461,356	18,587,291	21,115,572	2.51%
Total Wireless Telecommunications Carriers		29,676,107	32,365,750

Total Bank Debt		636,810,398	643,577,280

Other Corporate Debt Securities (16.51%)
Artificial Synthetic Fibers and Filaments Manufacturing (1.10%)
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16 (2), (5)	$9,268,000	7,586,317	9,268,000	1.10%

Beverage Manufacturing (1.00%)
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18 (5)	$7,780,000	7,780,000	8,441,300	1.00%

Data Processing, Hosting, and Related Services (0.90%)
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19 (5)	$7,098,916	6,960,435	7,560,346	0.90%

Fabricated Metal Product Manufacturing (1.31%)
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16 (5), (7)	$12,500,000	12,322,875	11,000,000	1.31%

Lessors of Real Estate (1.60%)
Hunt Companies, Inc., Senior Secured Notes, 9.625%, due 3/1/21 (5)	$13,084,000	12,922,359	13,476,520	1.60%

Nondepository Credit Intermediation (3.07%)
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19 - (Cayman Islands) (5), (8), (10)	$10,000,000	9,829,350	10,850,000	1.29%
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18 (5), (10)	$15,084,000	15,084,000	15,084,000	1.78%
Total Nondepository Credit Intermediation		24,913,350	25,934,000

Plastics Products Manufacturing (1.72%)
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18 (5)	$13,600,000	13,600,000	14,478,995	1.72%

Retail (0.01%)
Shop Holding LLC, Convertible Promissory Note, 5%, due 8/5/15 (5)	$73,140	73,140	71,494	0.01%

Satellite Telecommunications (1.25%)
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19 (5), (7), (10)	$9,914,000	9,914,000	10,576,999	1.25%

Scientific Research and Development Services (2.14%)
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17 (5)	$17,200,000	16,536,295	18,060,000	2.14%

Specialty Hospitals (0.61%)
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17 (5)	$5,000,000	5,000,000	5,150,000	0.61%

Structured Note Funds (1.80%)
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21 - (Cayman Islands) (5), (10)	$15,000,000	15,000,000	15,147,000	1.80%

Total Other Corporate Debt Securities		132,608,771	139,164,654

Total Debt Investments		769,419,169	782,741,934

S-F-6

TCP Capital Corp.

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Company

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (3.91%)
Business Support Services (0.26%)
Findly Talent, LLC, Membership Units (3), (5)	708,229	$230,938	$162,185	0.02%
STG-Fairway Holdings, LLC, Class A Units (3), (5)	841,479	943,287	1,990,939	0.24%
Total Business Support Services		1,174,225	2,153,124

Communications Equipment Manufacturing (0.59%)
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units (2), (3), (5)	5,000,000	5,000,000	5,000,000	0.59%

Data Processing, Hosting, and Related Services (0.11%)
Anacomp, Inc., Class A Common Stock (3), (5), (6)	1,255,527	26,711,048	891,424	0.11%

Depository Credit Intermediation (0.06%)
Doral Financial Corporation, Common Stock - (Puerto Rico) (3), (10), (12)	53,890	11,699,417	467,763	0.06%

Financial Investment Activities (0.00%)
Marsico Holdings, LLC, Common Interest Units (3), (5), (11)	168,698	172,694	25,305	—

Full-Service Restaurants (0.00%)
RM Holdco, LLC, Membership Units (2), (3), (5)	13,161,000	2,010,777	—	—

Machine Shops; Turned Product; and Screw, Nut, and Bolt Manufacturing (0.00%)
Precision Holdings, LLC, Class C Membership Interests (3), (5)	33	—	7,397	—

Nonmetallic Mineral Mining and Quarrying (0.19%)
EPMC HoldCo, LLC, Membership Units (2), (5)	1,312,720	—	1,562,137	0.19%

Nonscheduled Air Transportation (0.17%)
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock (3), (5)	1,843	1,274,000	1,412,078	0.17%

Radio and Television Broadcasting (0.04%)
SiTV, Inc., Warrants to Purchase Common Stock (3), (5)	233,470	300,322	357,209	0.04%

Retail (0.06%)
Shop Holding, LLC, Class A Units (3), (5)	507,167	480,049	476,628	0.06%
Shop Holding, LLC, Warrants to Purchase Class A Units (3), (5)	326,691	—	17,834	—
Total Electronic Shopping		480,049	494,462

Scheduled Air Transportation (1.11%)
Equipment Trusts - Aircraft Leased to Delta Air Lines, Inc.
N913DL Trust Beneficial Interests (5), (6)	795	94,231	123,930	0.01%
N918DL Trust Beneficial Interests (5), (6)	673	105,629	141,270	0.02%
N954DL Trust Beneficial Interests (5), (6)	636	126,797	69,190	0.01%
N955DL Trust Beneficial Interests (5), (6)	618	127,179	112,710	0.01%
N956DL Trust Beneficial Interests (5), (6)	623	118,190	108,290	0.01%
N957DL Trust Beneficial Interests (5), (6)	618	128,014	109,140	0.01%
N959DL Trust Beneficial Interests (5), (6)	614	128,843	109,990	0.01%
N960DL Trust Beneficial Interests (5), (6)	602	132,148	109,140	0.01%
N961DL Trust Beneficial Interests (5), (6)	610	131,332	103,700	0.01%
N976DL Trust Beneficial Interests (5), (6)	709	108,697	102,862	0.01%
Equipment Trusts - Aircraft Leased to United Airlines, Inc.
N510UA Trust Beneficial Interests (2), (5)	56	211,477	453,896	0.05%
N512UA Trust Beneficial Interests (2), (5)	56	206,766	446,071	0.05%
N536UA Trust Beneficial Interests (2), (5)	86	424,460	526,943	0.06%
N545UA Trust Beneficial Interests (2), (5)	71	371,557	632,959	0.08%
N585UA Trust Beneficial Interests (2), (5)	56	229,521	465,546	0.06%
United N659UA-767, LLC (N659UA) (5), (6)	439	2,197,988	2,950,833	0.35%
United N661UA-767, LLC (N661UA) (5), (6)	426	2,161,205	2,961,015	0.35%
Total Scheduled Air Transportation		7,004,034	9,527,485

Resin, Synthetic Rubber, and Artificial Synthetic Fibers and Filaments Manufacturing (0.09%)
KAGY Holding Company, Inc., Series A Preferred Stock (2), (3), (5)	9,778	1,091,200	721,467	0.09%

Semiconductor and Other Electronic Component Manufacturing (0.03%)
AIP/IS Holdings, LLC, Membership Units (3), (5)	352	—	229,504	0.03%

Software Publishers (0.06%)
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock (3), (5)	1,232,731	522,678	530,074	0.06%

S-F-7

TCP Capital Corp.

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Company

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (continued)

Wired Telecommunications Carriers (1.14%)
Integra Telecom, Inc., Common Stock (3), (5)	1,274,522	$8,433,884	$5,586,951	0.67%
Integra Telecom, Inc., Warrants (3), (5)	346,939	19,920	186,275	0.02%
V Telecom Investment S.C.A., Common Shares - (Luxembourg) (3), (4), (5), (10)	1,393	3,236,256	3,763,159	0.45%
Total Wired Telecommunications Carriers		11,690,060	9,536,385

Total Equity Securities		69,130,504	32,915,814

Total Investments		838,549,673	815,657,748

Cash and Cash Equivalents (3.22%)
Wells Fargo & Company, Overnight Repurchase Agreement, 0.03%,
Collateralized by Freddie Mac Note			$16,373,605	1.95%
Union Bank of California, Commercial Paper, 0.10%, due 4/1/14			6,000,000	0.71%
Cash Denominated in Foreign Currencies			121,879	0.01%
Cash Held on Account at Various Institutions			4,645,952	0.55%
Cash and Cash Equivalents			27,141,436

Total Cash and Investments (9)			$842,799,184	100.00%

Notes to Statement of Investments:

(1)                                 Investments in bank debt generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933. Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.

(2)                                 Non-controlled affiliate — as defined under the Investment Company Act of 1940 (ownership of between 5% and 25% of the outstanding voting securities of this issuer). See Consolidated Schedule of Changes in Investments in Affiliates.

(3)                                 Non-income producing security.

(4)                                 Principal amount denominated in foreign currency.  Amortized cost and fair value converted from foreign currency to US dollars. (See Note 2)

(5)                                 Restricted security. (See Note 2)

(6)                                 Controlled issuer — as defined under the Investment Company Act of 1940 (ownership of 25% or more of the outstanding voting securities of this issuer).  Investment is not more than 50% owned nor deemed to be a significant subsidiary. See Consolidated Schedule of Changes in Investments in Affiliates.

(7)                                 Investment has been segregated to collateralize certain unfunded commitments.

(8)                                 $5,000,000 principal amount of this investment has been segregated to collateralize certain unfunded commitments.

(9)                                 All cash and investments, except those referenced in Notes 7 and 8 above, are pledged as collateral under the Revolving Facilities as described in Note 4 to the Consolidated Financial Statements.

(10)                          Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act.  Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets.

(11)                          Excepted from the definition of investment company under Section 3(c) of the Investment Company Act and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act.  Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets.

(12)                          Publicly traded company with a market capitalization greater than $250 million and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act.  Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets.

(13)                          Negative balances relate to an unfunded commitment that was acquired and valued at a discount.

LIBOR or EURIBOR resets monthly (M), quarterly (Q), or semiannually (S).

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $110,386,498, and $66,876,929, respectively for the three months ended March 31, 2014. Aggregate acquisitions includes investment assets received as payment in kind.  Aggregate dispositions includes principal paydowns on and maturities of debt investments.  The total value of restricted securities and bank debt as of March 31, 2014 was $815,189,985, or 96.7% of total cash and investments of the Company.

Options and Swaps at March 31, 2014 were as follows:

Investment	Notional Amount	Fair Value

Interest Rate Cap, 4%, expires 5/15/2016	$25,000,000	$8,605
Euro/US Dollar Cross-Currency Basis Swap, Pay Euros/Receive USD, Expires 3/31/17	$4,289,019	$(300,684)

See accompanying notes.

S-F-8

TCP Capital Corp.

Consolidated Statement of Investments

December 31, 2013

Showing Percentage of Total Cash and Investments of the Company

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (92.05%)
Bank Debt (74.53%) (1)
Accounting, Tax Preparation, Bookkeeping, and Payroll Services (1.03%)
Expert Global Solutions, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 7.25% (Q), 1.25% LIBOR Floor, due 4/3/18	$699,754	$701,280	$703,691	0.09%
Expert Global Solutions, LLC, Senior Secured 2nd Lien Term Loan, LIBOR + 11% (Q), 1.5% LIBOR Floor, due 10/3/18	$7,434,877	7,228,004	7,382,833	0.94%
Total Accounting, Tax Preparation, Bookkeeping, and Payroll Services		7,929,284	8,086,524

Advertising, Public Relations, and Related Services (2.12%)
Doubleplay III Limited, Senior Secured 1st Lien Facility A1 Term Loan, EURIBOR + 6.25% (Q), 1.25% EURIBOR Floor, due 3/18/18 - (United Kingdom) (4), (10)	$13,165,705	16,428,630	16,736,606	2.12%

Artificial Synthetic Fibers and Filaments Manufacturing (0.26%)
AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16 (2)	$2,056,927	2,056,927	2,056,927	0.26%

Business Support Services (1.89%)
STG-Fairway Acquisitions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.25% (Q), 1.25% LIBOR Floor, due 8/28/19	$14,643,455	13,944,123	14,929,002	1.89%

Chemical Manufacturing (2.20%)
Archroma, Senior Secured Lien Term Loan B, LIBOR + 8.25% (Q), 1.25% LIBOR Floor, due 9/30/18	$17,456,250	17,107,125	17,401,699	2.20%

Communications Equipment Manufacturing (1.91%)
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625% (Q), 1.25% LIBOR Floor, due 12/11/18 (2)	$15,000,000	14,850,000	15,097,500	1.91%

Computer Equipment Manufacturing (1.15%)
ELO Touch Solutions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 10.5% (Q), 1.5% LIBOR Floor, due 12/1/18	$10,000,000	9,666,672	9,100,000	1.15%

Converted Paper Products Manufacturing (0.45%)
Ranpak Corp., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1.25% LIBOR Floor, due 4/23/20	$3,469,573	3,434,877	3,573,660	0.45%

Computer Systems Design and Related Services (5.40%)
Blue Coat Systems, Inc., Senior Secured 1st Lien Revolver Term Loan, LIBOR + 3.5% (Q), 1% LIBOR Floor, due 5/31/18	$4,500,000	3,540,000	4,060,800	0.51%
Blue Coat Systems, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1% LIBOR Floor, due 6/28/20	$15,000,000	14,878,125	15,300,000	1.94%
OnX Enterprise Solutions, Ltd., Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q), due 9/3/18	$10,640,000	10,483,300	10,709,160	1.36%
OnX USA, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q), due 9/3/18	$5,320,000	5,244,790	5,354,580	0.68%
Websense, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1% LIBOR Floor, due 12/27/20	$7,200,000	7,164,000	7,218,000	0.91%
Total Computer Systems Design and Related Services		41,310,215	42,642,540

Electric Power Generation, Transmission and Distribution (2.21%)
Panda Sherman Power, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7.5% (Q), 1.5% LIBOR Floor, due 9/14/18	$11,070,172	10,932,474	11,402,277	1.44%
Panda Temple Power II, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q), 1.25% LIBOR Floor, due 4/3/19	$5,892,970	5,834,041	6,069,759	0.77%
Total Electric Power Generation, Transmission and Distribution		16,766,515	17,472,036

Electrical Equipment and Component Manufacturing (2.08%)
Palladium Energy, Inc., 1st Lien Senior Secured Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 12/26/17	$16,500,317	16,225,541	16,426,066	2.08%

Financial Investment Activities (0.49%)
Marsico Capital Management, Senior Secured 1st Lien Term Loan, LIBOR + 5% (M), due 12/31/22 (11)	$10,637,623	13,394,183	3,882,732	0.49%

Freight Transportation Arrangement (0.48%)
Livingston International, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/18/20 (10)	$3,665,217	3,597,620	3,756,848	0.48%

S-F-9

TCP Capital Corp.

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Company

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Full-Service Restaurants (2.04%)
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18 (2)	$5,164,796	$5,164,796	$2,197,621	0.28%
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$1,370,199	1,339,883	1,370,199	0.17%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/21/16 (2)	$3,626,947	3,626,947	3,626,947	0.46%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/21/16 (2)	$6,825,328	6,825,328	6,825,328	0.86%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$2,150,088	2,109,019	2,150,088	0.27%
Total Full-Service Restaurants		19,065,973	16,170,183

Gaming Industries (1.87%)
AP Gaming I, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 12/20/20	$15,000,000	14,550,000	14,737,500	1.87%

Grocery Stores (1.91%)
Bashas, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 9.35% (M), 1.5% LIBOR Floor, due 12/28/15	$14,843,788	14,802,168	15,066,445	1.91%

Inland Water Transportation (1.64%)
US Shipping Corp, Senior Secured 1st Lien Term Loan B, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/30/18	$12,603,333	12,477,300	12,965,679	1.64%

Insurance Related Activities (0.81%)
Confie Seguros Holding II Co., 2nd Lien Term Loan, LIBOR + 9% (M), 1.25% LIBOR Floor, due 5/8/19	$6,341,809	6,245,733	6,391,370	0.81%

Merchant Wholesalers (1.16%)
Envision Acquisition Company, LLC, 2nd Lien Term Loan, LIBOR + 8.75% (M), 1% LIBOR Floor, due 11/4/21	$9,079,011	8,897,430	9,192,498	1.16%

Motion Picture and Video Industries (1.97%)
CORE Entertainment, Inc., Senior Secured 1st Lien Term Loan, 9%, due 6/21/17	$9,462,231	9,381,116	8,610,631	1.09%
CORE Entertainment, Inc., Senior Secured 2nd Lien Term Loan, 13.5%, due 6/21/18	$7,569,785	7,502,054	6,858,225	0.88%
Total Motion Picture and Video Industries		16,883,170	15,468,856

Newspaper, Periodical, Book, and Directory Publishers (3.90%)
Hanley-Wood, LLC, 1st Lien FILO Term Loan, LIBOR + 6.75% (Q), 1.25% LIBOR Floor, due 7/15/18	$16,707,600	16,707,600	16,699,246	2.13%
MediMedia USA, Inc., 1st Lien Revolver, LIBOR + 6.75% (M), due 5/20/18	$4,960,000	3,797,500	4,523,908	0.57%
MediMedia USA, Inc., 1st Lien Term Loan, LIBOR + 6.75% (M), 1.25% LIBOR Floor, due 11/20/18	$9,701,250	9,433,029	9,458,719	1.20%
Total Newspaper, Periodical, Book, and Directory Publishers		29,938,129	30,681,873

Nonresidential Building Construction (1.25%)
NCM Group Holdings, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 11.5% (Q), 1% LIBOR Floor, due 8/29/18	$10,000,000	9,620,619	9,875,000	1.25%

Nonscheduled Air Transportation (2.24%)
One Sky Flight, LLC, Senior Secured 2nd Lien Term Loan, 12% Cash + 3% PIK, due 5/4/19	$18,200,000	16,929,086	17,708,600	2.24%

Oil and Gas Extraction (1.98%)
Willbros Group, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.25% LIBOR Floor, due 8/7/19	$15,426,118	15,051,713	15,657,510	1.98%

Other Telecommunications (1.76%)
Securus Technologies, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/30/21	$14,000,000	13,860,000	13,925,660	1.76%

Petroleum and Coal Products Manufacturing (0.95%)
Boomerang Tube, LLC, 2nd Lien Term Loan, LIBOR + 9.5% (Q), 1.5% LIBOR Floor, due 10/11/17	$7,749,023	7,563,978	7,477,807	0.95%

Professional, Scientific, and Technical Services (3.14%)
Connolly, LLC, Senior Secured 2nd Lien Term Loan, LIBOR + 9.25% (Q), 1.25% LIBOR Floor, due 7/15/19	$12,000,000	11,829,534	12,270,000	1.55%
ConvergeOne Holdings, 1st Lien Term Loan, LIBOR + 8% (Q), 1.25% LIBOR Floor, due 5/8/19	$12,654,643	12,464,823	12,570,236	1.59%
Total Professional, Scientific, and Technical Services		24,294,357	24,840,236

Promoters of Performing Arts, Sports, and Similar Events (1.40%)
Stadium Management Group, Senior Secured 2nd Lien Term Loan, LIBOR + 9.50% (M), 1.25% LIBOR Floor, due 12/7/18	$11,000,000	10,817,390	11,055,000	1.40%

S-F-10

TCP Capital Corp.

 Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Company

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Radio and Television Broadcasting (3.09%)
SiTV, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q) Cash + 4% PIK, 2% LIBOR Floor, due 8/3/16	$6,995,124	$6,648,634	$6,774,778	0.86%
The Tennis Channel, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 8.5% (Q), due 5/29/17	$17,589,459	17,134,705	17,615,843	2.23%
Total Radio and Television Broadcasting		23,783,339	24,390,621

Retail (2.29%)
Kenneth Cole Productions, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 10.40% (M), 1% LIBOR Floor, due 9/25/17	$11,272,727	11,051,496	11,329,090	1.44%
Shopzilla, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.5% (Q), due 3/31/16	$6,710,057	6,525,027	6,683,216	0.85%
Total Retail		17,576,523	18,012,306

Scheduled Air Transportation (1.60%)
Aircraft Secured Mortgages - Aircraft Leased to Delta Air Lines, Inc.
N913DL, 8%, due 3/15/17 (6)	$289,048	289,048	296,820	0.04%
N918DL, 8%, due 8/15/18 (6)	$388,001	388,001	397,290	0.05%
N954DL, 8%, due 3/20/19 (6)	$514,375	514,375	524,620	0.07%
N955DL, 8%, due 6/20/19 (6)	$533,283	533,283	543,320	0.07%
N956DL, 8%, due 5/20/19 (6)	$532,275	532,275	542,640	0.07%
N957DL, 8%, due 6/20/19 (6)	$537,947	537,947	548,250	0.07%
N959DL, 8%, due 7/20/19 (6)	$543,573	543,573	553,520	0.07%
N960DL, 8%, due 10/20/19 (6)	$564,855	564,855	574,430	0.07%
N961DL, 8%, due 8/20/19 (6)	$558,427	558,427	568,310	0.07%
N976DL, 8%, due 2/15/18 (6)	$394,360	394,360	404,600	0.05%
Aircraft Secured Mortgages - Aircraft Leased to United Airlines, Inc.
N510UA, 20%, due 10/26/16 (2)	$328,848	328,848	404,605	0.05%
N512UA, 20%, due 10/26/16 (2)	$334,535	334,535	414,010	0.05%
N536UA, 16%, due 9/29/14 (2)	$108,845	108,845	114,000	0.01%
N545UA, 16%, due 8/29/15 (2)	$249,695	249,695	275,405	0.03%
N585UA, 20%, due 10/25/16 (2)	$392,794	392,794	486,115	0.06%
N659UA, 12%, due 2/28/16 (6)	$2,708,150	2,708,150	2,948,986	0.37%
N661UA, 12%, due 5/4/16 (6)	$2,880,186	2,880,186	3,171,026	0.40%
Total Scheduled Air Transportation		11,859,197	12,767,947

Semiconductor and Other Electronic Component Manufacturing (1.87%)
Isola USA Corporation, Senior Secured Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 11/29/18	$14,583,333	14,366,560	14,729,167	1.87%

Software Publishers (7.13%)
BlackLine Systems, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 0.4% (Q) Cash + 7.6% PIK, 1.5% LIBOR Floor, due 9/25/18	$12,579,747	11,811,044	12,183,485	1.56%
Coreone Technologies, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 3.75% (Q) Cash + 5% PIK, 1% LIBOR Floor, due 9/4/18	$13,556,801	13,243,533	13,455,125	1.72%
Deltek, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.75% (Q), 1.25% LIBOR Floor, due 10/10/19	$15,000,000	14,805,253	15,300,000	1.94%
Edmentum, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 5/17/19	$15,000,000	14,748,486	15,112,500	1.91%
Total Software Publishers		54,608,316	56,051,110

Specialty Hospitals (0.70%)
UBC Healthcare Analytics, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 7/1/18	$5,526,021	5,498,391	5,559,177	0.70%

Textile Furnishings Mills (2.08%)
Lexmark Carpet Mills, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 10% (Q), 1% LIBOR Floor, due 9/30/18	$16,351,467	15,942,680	16,392,346	2.08%

Wired Telecommunications Carriers (1.96%)
Integra Telecom Holdings, Inc., 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1.25% LIBOR Floor, due 2/22/20	$15,000,000	14,701,027	15,459,375	1.96%

S-F-11

TCP Capital Corp.

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Company

	Principal			Percent of
	Amount or		Fair	Cash and
Investment	Shares	Cost	Value	Investments

Debt Investments (continued)
Wireless Telecommunications Carriers (4.12%)
Alpheus Communications, LLC, Senior Secured 1st Lien Delayed Draw FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18 (13)	$—	$(11,183)	$(8,437)	—
Alpheus Communications, LLC, Senior Secured 1st Lien FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18	$8,248,124	8,166,127	8,186,263	1.04%
Globalive Wireless Management Corp., Senior Secured 1st Lien Term Loan, LIBOR + 10.9% (Q), due 4/30/14 - (Canada) (10)	$3,037,292	2,933,872	3,067,665	0.39%
Gogo, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 6/21/17	$19,587,428	18,707,700	21,252,360	2.69%
Total Wireless Telecommunications Carriers		29,796,516	32,497,851

Total Bank Debt		585,841,307	588,236,257

Other Corporate Debt Securities (17.52%)
Architectural, Engineering, and Related Services (1.01%)
ESP Holdings, Inc., Junior Unsecured Subordinated Promissory Notes, 6% Cash + 10% PIK, due 12/31/19 (2), (5)	$7,959,369	7,959,369	7,959,369	1.01%

Artificial Synthetic Fibers and Filaments Manufacturing (1.17%)
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16 (2), (5)	$9,268,000	7,586,317	9,268,000	1.17%

Beverage Manufacturing (1.04%)
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18 (5)	$7,780,000	7,780,000	8,207,900	1.04%

Data Processing, Hosting, and Related Services (0.97%)
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19 (5)	$7,098,916	6,960,435	7,631,335	0.97%

Fabricated Metal Product Manufacturing (1.38%)
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16 (5) , (7)	$12,500,000	12,322,875	10,875,000	1.38%

Metal Ore Mining (0.78%)
St Barbara Ltd., 1st Priority Senior Secured Notes, 8.875%, due 4/15/18 - (Australia) (5)	$7,359,000	7,326,651	6,144,765	0.78%

Nondepository Credit Intermediation (3.25%)
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19 - (Cayman Islands) (5), (10)	$10,000,000	9,824,072	10,700,000	1.35%
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18 (5), (10)	$15,000,000	15,000,000	14,962,500	1.90%
Total Nondepository Credit Intermediation		24,824,072	25,662,500

Plastics Products Manufacturing (1.83%)
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18 (5)	$13,600,000	13,600,000	14,426,622	1.83%

Satellite Telecommunications (1.31%)
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19 (5), (8), (10)	$9,914,000	9,914,000	10,335,345	1.31%

Scientific Research and Development Services (2.23%)
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17 (5)	$17,200,000	16,536,295	17,630,000	2.23%

Specialty Hospitals (0.65%)
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17 (5)	$5,000,000	5,000,000	5,137,500	0.65%

Structured Note Funds (1.90%)
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21 - (Cayman Islands) (5), (10)	$15,000,000	15,000,000	15,000,000	1.90%

Total Other Corporate Debt Securities		134,810,014	138,278,336

Total Debt Investments		720,651,321	726,514,593

Equity Securities (5.04%)
Architectural, Engineering, and Related Services (0.87%)
ESP Holdings, Inc., Cumulative Preferred 15% (2), (3), (5)	20,297	2,249,930	3,947,862	0.51%
ESP Holdings, Inc., Common Stock (2), (3), (5)	88,670	9,311,782	2,856,346	0.36%
Total Architectural, Engineering, and Related Services		11,561,712	6,804,208

Business Support Services (0.22%)
STG-Fairway Holdings, LLC, Class A Units (3), (5)	841,479	1,174,225	1,722,508	0.22%

S-F-12

TCP Capital Corp.

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Company

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (continued)
Communications Equipment Manufacturing (0.64%)
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units (2), (3), (5)	5,000,000	$5,000,000	$5,000,000	0.64%

Data Processing, Hosting, and Related Services (0.13%)
Anacomp, Inc., Class A Common Stock (3), (5), (6)	1,255,527	26,711,048	1,004,422	0.13%

Depository Credit Intermediation (0.11%)
Doral Financial Corporation, Common Stock - (Puerto Rico) (3), (12)	53,890	11,699,417	843,913	0.11%

Financial Investment Activities (0.00%)
Marsico Holdings, LLC, Common Interest Units (3), (5), (11)	168,698	172,694	4,302	—

Full-Service Restaurants (0.00%)
RM Holdco, LLC, Membership Units (2), (3), (5)	13,161,000	2,010,777	—	—

Machine Shops; Turned Product; and Screw, Nut, and Bolt Manufacturing (0.01%)
Precision Holdings, LLC, Class C Membership Interests (3), (5)	33	—	41,645	0.01%

Nonmetallic Mineral Mining and Quarrying (0.20%)
EPMC HoldCo, LLC, Membership Units (2), (5)	1,312,720	—	1,562,137	0.20%

Nonscheduled Air Transportation (0.16%)
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock (3), (5)	1,843	1,274,000	1,268,904	0.16%

Radio and Television Broadcasting (0.04%)
SiTV, Inc., Warrants to Purchase Common Stock (3), (5)	233,470	300,322	354,874	0.04%

Retail (0.07%)
Shop Holding, LLC, Class A Units (3), (5)	490,037	462,576	532,919	0.07%
Shop Holding, LLC, Warrants to Purchase Class A Units (3), (5)	326,691	—	38,258	—
Total Electronic Shopping		462,576	571,177

Scheduled Air Transportation (1.19%)
Equipment Trusts - Aircraft Leased to Delta Air Lines, Inc.
N913DL Trust Beneficial Interests (5), (6)	727	97,376	125,970	0.02%
N918DL Trust Beneficial Interests (5), (6)	623	109,938	142,970	0.02%
N954DL Trust Beneficial Interests (5), (6)	591	133,027	68,000	0.01%
N955DL Trust Beneficial Interests (5), (6)	576	133,868	113,560	0.01%
N956DL Trust Beneficial Interests (5), (6)	580	133,907	108,800	0.01%
N957DL Trust Beneficial Interests (5), (6)	576	134,785	109,650	0.01%
N959DL Trust Beneficial Interests (5), (6)	573	135,658	110,500	0.01%
N960DL Trust Beneficial Interests (5), (6)	563	139,173	109,650	0.01%
N961DL Trust Beneficial Interests (5), (6)	570	138,350	103,870	0.01%
N976DL Trust Beneficial Interests (5), (6)	654	113,413	103,033	0.01%
Equipment Trusts - Aircraft Leased to United Airlines, Inc.
N510UA Trust Beneficial Interests (2), (5)	54	197,409	465,625	0.06%
N512UA Trust Beneficial Interests (2), (5)	53	193,046	458,277	0.06%
N536UA Trust Beneficial Interests (2), (5)	81	396,289	656,766	0.08%
N545UA Trust Beneficial Interests (2), (5)	67	348,071	641,840	0.08%
N585UA Trust Beneficial Interests (2), (5)	53	214,737	571,706	0.07%
United N659UA-767, LLC (N659UA) (5), (6)	412	2,097,640	2,840,323	0.36%
United N661UA-767, LLC (N661UA) (5), (6)	400	2,066,062	2,852,677	0.36%
Total Scheduled Air Transportation		6,782,749	9,583,217

Resin, Synthetic Rubber, and Artificial Synthetic Fibers and Filaments Manufacturing (0.08%)
KAGY Holding Company, Inc., Series A Preferred Stock (2), (3), (5)	9,778	1,091,200	662,134	0.08%

Semiconductor and Other Electronic Component Manufacturing (0.03%)
AIP/IS Holdings, LLC, Membership Units (3), (5)	352	—	229,504	0.03%

Software Publishers (0.07%)
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock (3), (5)	1,232,731	522,678	561,632	0.07%

S-F-13

TCP Capital Corp.

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Company

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (continued)

Wired Telecommunications Carriers (1.22%)
Integra Telecom, Inc., Common Stock (3), (5)	1,274,522	$8,433,884	$5,583,686	0.72%
Integra Telecom, Inc., Warrants (3), (5)	346,939	19,920	194,050	0.02%
V Telecom Investment S.C.A, Common Shares - (Luxembourg) (3), (4), (5), (10)	1,393	3,236,256	3,756,053	0.48%
Total Wired Telecommunications Carriers		11,690,060	9,533,789

Total Equity Securities		80,453,458	39,748,366

Total Investments		801,104,779	766,262,959

Cash and Cash Equivalents (2.91%)
Wells Fargo & Company, Overnight Repurchase Agreement, 0.09%,
Collateralized by Freddie Mac Note			$10,501,688	1.33%
Union Bank of California, Commercial Paper, 0.10%, due 1/2/14			8,499,976	1.07%
Cash Denominated in Foreign Currencies			121,389	0.02%
Cash Held on Account at Various Institutions			3,861,129	0.49%
Cash and Cash Equivalents			22,984,182

Total Cash and Investments (9)			$789,247,141	100.00%

Notes to Statement of Investments:

(1)                                 Investments in bank debt generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933. Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.

(2)                                 Non-controlled affiliate — as defined under the Investment Company Act of 1940 (ownership of between 5% and 25% of the outstanding voting securities of this issuer). See Consolidated Schedule of Changes in Investments in Affiliates.

(3)                                 Non-income producing security.

(4)                                 Principal amount denominated in foreign currency.  Amortized cost and fair value converted from foreign currency to US dollars. (See Note 2)

(5)                                 Restricted security. (See Note 2)

(6)                                 Controlled issuer — as defined under the Investment Company Act of 1940 (ownership of 25% or more of the outstanding voting securities of this issuer). Investment is not more than 50% owned nor deemed to be a significant subsidiary. See Consolidated Schedule of Changes in Investments in Affiliates.

(7)                                 Investment has been segregated to collateralize certain unfunded commitments.

(8)                                 $2,000,000 principal amount of this investment has been segregated to collateralize certain unfunded commitments.

(9)                                 All cash and investments, except those referenced in Notes 7 and 8 above, are pledged as collateral under the Revolving Facilities as described in Note 4 to the Consolidated Financial Statements.

(10)                          Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets.

(11)                          Excepted from the definition of investment company under Section 3(c) of the Investment Company Act and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act.  Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets.

(12)                          Publicly traded company with a market capitalization greater than $250 million and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company’s total assets.

(13)                          Negative balances relate to an unfunded commitment that was acquired and valued at a discount.

LIBOR or EURIBOR resets monthly (M), quarterly (Q), or semiannually (S).

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $471,087,319, and $235,641,665, respectively for the year ended December 31, 2013. Aggregate acquisitions includes investment assets received as payment in kind.  Aggregate dispositions includes principal paydowns on and maturities of debt investments.  The total value of restricted securities and bank debt as of December 31, 2013 was $765,419,046, or 97.0% of total cash and investments of the Company.

Options and Swaps at December 31, 2013 were as follows:

Investment	Notional Amount	Fair Value

Interest Rate Cap, 4%, expires 5/15/2016	$25,000,000	$14,139
Euro/US Dollar Cross-Currency Basis Swap, Pay Euros/Receive USD, Expires 3/31/17	$4,289,019	$(331,183)

See accompanying notes.

S-F-14

TCP Capital Corp.

Consolidated Statements of Operations

	Three Months Ended March 31,
	2014	2013

Investment income
Interest income:
Companies less than 5% owned	$18,140,743	$15,240,367
Companies 5% to 25% owned	1,336,864	893,512
Companies more than 25% owned	257,627	330,317
Dividend income:
Companies 5% to 25% owned	1,968,748	—
Other income:
Companies less than 5% owned	634,733	157,533
Companies 5% to 25% owned	121,039	101,103
Companies more than 25% owned	208,890	142,911
Total investment income	22,668,644	16,865,743

Operating expenses
Management and advisory fees	2,886,208	1,964,738
Interest expense	456,861	136,407
Amortization of deferred debt issuance costs	372,755	108,564
Administrative expenses	256,806	167,808
Legal fees, professional fees and due diligence expenses	204,156	139,052
Commitment fees	191,199	22,589
Director fees	85,712	71,809
Insurance expense	53,900	36,273
Custody fees	50,807	29,419
Other operating expenses	319,586	192,971
Total operating expenses	4,877,990	2,869,630

Net investment income	17,790,654	13,996,113

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(6,795,721)	517,658
Investments in companies 5% to 25% owned	375	—
Net realized gain (loss)	(6,795,346)	517,658

Net change in net unrealized appreciation/depreciation	11,975,364	1,837,731
Net realized and unrealized gain	5,180,018	2,355,389

Dividends on Series A preferred equity facility	(369,135)	(393,413)
Net change in accumulated dividends on Series A preferred equity facility	10,495	16,011
Distributions of incentive allocation to the General Partner from:
Net investment income	(3,486,403)	(2,723,742)
Net change in reserve for incentive allocation	(1,036,004)	(471,078)

Net increase in net assets applicable to common shareholders resulting from operations	$18,089,625	$12,779,280

Basic and diluted earnings per common share	$0.50	$0.60
Basic and diluted weighted average common shares outstanding	36,199,917	21,477,628

  See accompanying notes.

S-F-15

TCP Capital Corp.

Consolidated Statements of Changes in Net Assets

	Common Stock		Paid in Capital	Accumulated Net	Accumulated	Accumulated Net	Non-
	Shares	Par Amount	in Excess of Par	Investment Income	Net Realized Losses	Unrealized Depreciation	controlling Interest	Total Net Assets

Balance at December 31, 2012	21,477,628	$21,478	$444,234,060	$22,526,179	$(59,023,861)	$(91,770,306)	$—	$315,987,550

Issuance of common stock in public offering	14,720,000	14,720	224,548,170	—	—	—	—	224,562,890
Issuance of common stock from dividend reinvestment plan	2,288	2	37,414	—	—	—	—	37,416
Net investment income	—	—	—	54,330,262	—	—	—	54,330,262
Realized and unrealized gains (losses)	—	—	—	—	(47,384,746)	56,456,107	—	9,071,361
Dividends on Series A preferred equity facility	—	—	—	(1,494,552)	—	—	—	(1,494,552)
General Partner incentive allocation	—	—	—	(10,567,142)	(645,691)	—	(1,168,583)	(12,381,416)
Dividends paid to common shareholders	—	—	—	(40,502,256)	—	—	—	(40,502,256)
Tax reclassification of stockholders’ equity in accordance with generally accepted accounting principles	—	—	(977,624)	(276,396)	1,254,020	—	—	—
Balance at December 31, 2013	$36,199,916	$36,200	$667,842,020	$24,016,095	$(105,800,278)	$(35,314,199)	$(1,168,583)	$549,611,255
Issuance of common stock in public offering	—	—	—	—	—	—	—	—
Issuance of common stock from dividend reinvestment plan	104	—	1,717	—	—	—	—	1,717
Net investment income	—	—	—	17,790,654	—	—	—	17,790,654
Realized and unrealized gains (losses)	—	—	—	—	(6,795,346)	11,975,364	—	5,180,018
Dividends on Series A preferred equity facility	—	—	—	(358,640)	—	—	—	(358,640)
General Partner incentive allocation	—	—	—	(3,486,403)	—	—	(1,036,004)	(4,522,407)
Dividends paid to common shareholders	—	—	—	(13,031,970)	—	—	—	(13,031,970)
Balance at March 31, 2014	$36,200,020	$36,200	$667,843,737	$24,929,736	$(112,595,624)	$(23,338,835)	$(2,204,587)	$554,670,627

See accompanying notes.

S-F-16

TCP Capital Corp.

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2014	2013

Operating activities
Net increase in net assets applicable to common shareholders resulting from operations	$18,089,625	$12,779,280
Adjustments to reconcile net increase in net assets applicable to common shareholders resulting from operations to net cash (used in) provided by operating activities:
Net realized loss (gain)	6,795,346	(517,658)
Net change in unrealized appreciation/depreciation of investments	(11,974,865)	(1,880,949)
Dividends paid on Series A preferred equity facility	369,135	393,413
Net change in accumulated dividends on Series A preferred equity facility	(10,495)	(16,011)
Net change in reserve for incentive allocation	1,036,004	471,078
Accretion of original issue discount	(551,826)	(825,555)
Net accretion of market discount/premium	(178,840)	(81)
Interest and dividend income paid in kind	(1,084,557)	(253,156)
Amortization of deferred debt issuance costs	372,755	108,564
Changes in assets and liabilities:
Purchases of investment securities	(109,301,941)	(40,010,595)
Proceeds from sales, maturities and paydowns of investments	66,876,929	51,006,153
Increase in accrued interest income - companies less than 5% owned	(1,997,625)	(2,546,216)
Increase in accrued interest income - companies 5% to 25% owned	(264,538)	(4,073)
Decrease in accrued interest income - companies more than 25% owned	3,172	2,835
Decrease in receivable for investments sold	2,574,247	7,727,415
Increase in prepaid expenses and other assets	(430,355)	(433,296)
Decrease in payable for investments purchased	(13,192,340)	(21,657,527)
Decrease in payable to the Investment Manager	(657,479)	(3,651)
Increase (decrease) in interest payable	(98,929)	31,937
Increase in incentive allocation payable	167,503	2,723,742
Decrease in accrued expenses and other liabilities	(220,304)	(986,661)
Net cash (used in) provided by operating activities	(43,679,378)	6,108,988

Financing activities
Proceeds from draws on credit facilities	114,000,000	6,000,000
Principal repayments on credit facilities	(52,000,000)	(10,000,000)
Payments of debt issuance costs	(763,980)	—
Dividends paid on Series A preferred equity facility	(369,135)	(393,413)
Dividends paid to common shareholders	(13,031,970)	(8,591,051)
Proceeds from shares issued in connection with dividend reinvestment plan	1,717	17,615
Net cash provided by (used in) financing activities	47,836,632	(12,966,849)

Net increase (decrease) in cash and cash equivalents	4,157,254	(6,857,861)
Cash and cash equivalents at beginning of period	22,984,182	18,035,189
Cash and cash equivalents at end of period	$27,141,436	$11,177,328

Supplemental cash flow information
Interest payments	$235,336	$104,470
Excise tax payments	—	969,946

See accompanying notes.

S-F-17

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2014

1. Organization and Nature of Operations

TCP Capital Corp. (the “Company”) is a Delaware corporation formed on April 2, 2012 as an externally managed, closed-end, non-diversified management investment company. The Company elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. The Company invests primarily in the debt of middle-market companies, including senior secured loans, junior loans, mezzanine debt and bonds. Such investments may include an equity component, and, to a lesser extent, the Company may make equity investments directly.

Investment operations are conducted in Special Value Continuation Partners, LP, a Delaware limited partnership (the “Partnership”), of which the Company owns 100% of the common limited partner interests, or in one of the Partnership’s wholly owned subsidiaries, TCPC Funding I, LLC, a Delaware limited liability company (“TCPC Funding”) and TCPC SBIC, LP, a Delaware limited partnership (the “SBIC”). The Partnership has also elected to be treated as a BDC under the 1940 Act. The SBIC was organized in June 2013, and on April 22, 2014, received a license from the United States Small Business Administration (the “SBA”) to operate as a small business investment company under the provisions of Section 301(c) of the Small Business Investment Act of 1958. These consolidated financial statements include the accounts of the Company, the Partnership, TCPC Funding and the SBIC. All significant intercompany transactions and balances have been eliminated in the consolidation.

The Company has elected to be treated as a regulated investment company (“RIC”) for U.S. federal income tax purposes. As a RIC, the Company will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements. The Partnership, TCPC Funding, and the SBIC have elected to be treated as partnerships for U.S. federal income tax purposes.

The general partner of the Partnership is SVOF/MM, LLC, which also serves as the administrator of the Company and the Partnership (the “Administrator” or the “General Partner”). The managing member of the General Partner is Tennenbaum Capital Partners, LLC (the “Advisor”), which serves as the Investment Manager to the Company, the Partnership, TCPC Funding, and the SBIC. Most of the equity interests in the General Partner are owned directly or indirectly by the Advisor and its employees.

Company management consists of the Investment Manager and the Board of Directors. Partnership management consists of the General Partner and the Board of Directors. The Investment Manager and the General Partner direct and execute the day-to-day operations of the Company and the Partnership, respectively, subject to oversight from the respective Board of Directors, which sets the broad policies of the Company and performs certain functions required by the 1940 Act in the case of the Partnership.

S-F-18

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

1. Organization and Nature of Operations (continued)

The Board of Directors of the Partnership has delegated investment management of the Partnership’s assets to the Investment Manager. Each Board of Directors consists of five persons, three of whom are independent. If the Company or the Partnership has preferred equity interests outstanding, as the Partnership currently does, the holders of the preferred interests voting separately as a class are entitled to elect two of the Directors. The remaining directors will be subject to election by holders of the common shares and preferred interests voting together as a single class.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The following is a summary of the significant accounting policies of the Company and the Partnership.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions to be reasonable, actual results could differ from those estimates and differences could be material.

Investment Valuation

The Company’s investments are generally held by the Partnership, TCPC Funding, or the SBIC. Management values investments at fair value based upon the principles and methods of valuation set forth in policies adopted by the Partnership’s Board of Directors and in conformity with procedures set forth in the Revolving Facilities and the statement of preferences for the Preferred Interests, as defined in Note 4, below. Fair value is generally defined as the amount for which an investment would be sold in an orderly transaction between market participants at the measurement date.

All investments are valued at least quarterly based on affirmative pricing or quotations from independent third-party sources, with the exception of investments priced directly by the Investment Manager which together comprise, in total, less than 5% of the capitalization of the Partnership. Investments listed on a recognized exchange or market quotation system, whether U.S. or foreign, are valued for financial reporting purposes as of the last business day of the reporting period using the closing price on the date of valuation. Liquid investments not listed on a recognized exchange or market quotation system are valued using prices provided by a nationally recognized pricing service or by using quotations from broker-dealers. Investments not priced by a pricing service or for which market quotations are either not readily available or are determined to be unreliable are

S-F-19

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

valued using affirmative valuations performed by independent valuation services or, for investments aggregating less than 5% of the total capitalization of the Partnership, directly by the Investment Manager.

Fair valuations of investments are determined under guidelines adopted by the Boards of Directors of the Company and the Partnership, and are subject to their approval. Generally, to increase objectivity in valuing the investments, the Investment Manager will utilize external measures of value, such as public markets or third-party transactions, whenever possible. The Investment Manager’s valuation is not based on long-term work-out value, immediate liquidation value, nor incremental value for potential changes that may take place in the future. The values assigned to investments that are valued by the Investment Manager are based on available information and do not necessarily represent amounts that might ultimately be realized, as these amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated. The foregoing policies apply to all investments, including those in companies and groups of affiliated companies aggregating more than 5% of the Company’s assets.

Fair valuations of investments in each asset class are determined using one or more methodologies including the market approach, income approach, or, in the case of recent investments, the cost approach, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that may be taken into account include, as relevant:  available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, our principal market and enterprise values, among other factors.

Unobservable inputs used in the fair value measurement of Level 3 investments as of March 31, 2014 included the following:

Asset Type	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Avg.)
Bank Debt	$317,003,161	Market rate approach	Market yields	3.8% - 16.5% (10.9%)
	238,578,988	Market quotations	Indicative bid/ask quotes	1 - 3 (2)
	15,792,158	Market comparable companies	Revenue multiples	0.4x (0.4x)
	2,056,927	Market comparable companies	EBITDA multiples	7.8x (7.8x)
Other Corporate Debt	71,494	Market rate approach	Market yields	16.3% (16.3%)
	54,707,520	Market quotations	Indicative bid/ask quotes	1 – 2 (1)
	16,828,346	Market comparable companies	EBITDA multiples	7.8x - 10.0x (8.8x)
Equity	9,527,486	Market rate approach	Market yields	13.0% - 18.0% (13.6%)
	3,587,881	Market quotations	Indicative bid/ask quotes	1 - 1 (1)
	891,424	Market comparable companies	Revenue multiples	0.4x - 1.1x (1.1x)
	18,441,260	Market comparable companies	EBITDA multiples	4.0x – 6.6x (5.8x)

S-F-20

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Generally, a change in an unobservable input may result in a change to the value of an investment as follows:

Input	Impact to Value if Input Increases	Impact to Value if Input Decreases
Market yields	Decrease	Increase
Revenue multiples	Increase	Decrease
EBITDA multiples	Increase	Decrease

Investments may be categorized based on the types of inputs used in valuing such investments. The level in the GAAP valuation hierarchy in which an investment falls is based on the lowest level input that is significant to the valuation of the investment in its entirety. Transfers between levels are recognized as of the beginning of the reporting period.

At March 31, 2014, the Company’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Bank Debt	Other Corporate Debt	Equity Securities
1	Quoted prices in active markets for identical assets	$—	$—	$467,763
2	Other observable market inputs *	70,146,046	67,557,294	—
3	Independent third-party pricing sources that employ significant unobservable inputs	573,872,294	64,047,014	29,595,404
3	Investment Manager valuations with significant unobservable inputs	(441,060)	7,560,346	2,852,647
Total		$643,577,280	$139,164,654	$32,915,814

* For example, quoted prices in inactive markets or quotes for comparable investments.

S-F-21

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Changes in investments categorized as Level 3 during the three months ended March 31, 2014 were as follows:

	Independent Third-Party Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$515,953,643	$53,334,634	$36,066,746
Net realized and unrealized gains (losses)	4,633,345	833,673	(1,034,764)
Acquisitions	98,772,793	13,080,946	894,302
Dispositions	(30,758,320)	(14,077,239)	(6,330,880)
Transfers out of Level 3 *	(14,729,167)	—	—
Transfers into Level 3 †	—	10,875,000	—
Ending balance	$573,872,294	$64,047,014	$29,595,404

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$5,296,423	$862,015	$325,048

*  Comprised of one investment that transferred to Level 2 due to increased observable market activity.

†  Comprised of one investment that transferred from Level 2 due to reduced trading volumes.

	Investment Manager Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$4,060,800	$7,631,335	$2,837,707
Net realized and unrealized gains (losses)	(1,860)	(70,989)	(188,519)
Acquisitions	—	—	230,938
Dispositions	(4,500,000)	—	(27,479)
Ending balance	$(441,060)‡	$7,560,346	$2,852,647

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$(1,860)	$(70,989)	$(215,999)

‡  Negative balance relates to an unfunded commitment that was acquired and valued at a discount.

There were no transfers between Level 1 and 2 during the three months ended March 31, 2014.

S-F-22

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

At March 31, 2013, the Company’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Bank Debt	Other Corporate Debt	Equity Securities
1	Quoted prices in active markets for identical assets	$—	$—	$759,522
2	Other observable market inputs *	111,560,238	61,901,366	—
3	Independent third-party pricing sources that employ significant unobservable inputs	275,074,150	17,509,840	34,225,001
3	Investment Manager valuations with significant unobservable inputs	—	7,552,970	1,411,858
Total		$386,634,388	$86,964,176	$36,396,381

* For example, quoted prices in inactive markets or quotes for comparable investments.

Changes in investments categorized as Level 3 during the three months ended March 31, 2013 were as follows:

	Independent Third-Party Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$359,343,326	$17,171,637	$32,675,370
Net realized and unrealized gains (losses)	(2,705,665)	332,962	1,418,164
Acquisitions	15,489,607	5,241	778,020
Dispositions	(38,401,835)	—	(646,553)
Transfers out of Level 3 †	(58,651,283)	—	—
Ending balance	$275,074,150	$17,509,840	$34,225,001

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$(1,074,858)	$332,962	$1,418,164

† Comprised of eight investments that transferred to Level 2 due to increased observable market activity.

	Investment Manager Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$—	$7,167,458	$1,424,764
Net realized and unrealized gains (losses)	—	350,718	(12,906)
Acquisitions	—	34,794	—
Ending balance	$—	$7,552,970	$1,411,858

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$—	$350,718	$(12,906)

There were no transfers between Level 1 and 2 during the three months ended March 31, 2013.

S-F-23

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Investment Transactions

Investment transactions are recorded on the trade date, except for private transactions that have conditions to closing, which are recorded on the closing date. The cost of investments purchased is based upon the purchase price plus those professional fees which are specifically identifiable to the investment transaction. Realized gains and losses on investments are recorded based on the identification method, which typically allocates the highest cost inventory to the basis of investments sold.

Cash and Cash Equivalents

Cash consists of amounts held in accounts with brokerage firms and the custodian bank. Cash equivalents consist of highly liquid investments with an original maturity of three months or less.

Repurchase Agreements

In connection with transactions in repurchase agreements, it is the Company’s policy that the custodian take possession of the underlying collateral, the fair value of which is required to exceed the principal amount of the repurchase transaction, including accrued interest, at all times. If the seller defaults, and the fair value of the collateral declines, realization of the collateral may be delayed or limited.

Restricted Investments

The Company may invest without limitation in instruments that are subject to legal or contractual restrictions on resale. These instruments generally may be resold to institutional investors in transactions exempt from registration or to the public if the securities are registered. Disposal of these investments may involve time-consuming negotiations and additional expense, and prompt sale at an acceptable price may be difficult. Information regarding restricted investments is included at the end of the Consolidated Statement of Investments. Restricted investments, including any restricted investments in affiliates, are valued in accordance with the investment valuation policies discussed above.

Foreign Investments

The Company may invest in instruments traded in foreign countries and denominated in foreign currencies. Foreign currency denominated investments comprised approximately 2.7% and 2.7% of total investments at March 31, 2014 and December 31, 2013, respectively. Such positions were converted at the respective closing rate in effect at March 31, 2014 and December 31, 2013 and reported in U.S. dollars. Purchases and sales of investments and income and expense items denominated in foreign currencies, when they occur, are translated into U.S. dollars on the respective dates of such transactions. The portion of gains and losses on foreign investments resulting from fluctuations in foreign currencies is included in net realized and unrealized gain or loss from investments.

S-F-24

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Investments in foreign companies and securities of foreign governments may involve special risks and considerations not typically associated with investing in U.S. companies and securities of the U.S. government. These risks include, among other things, revaluation of currencies, less reliable information about issuers, different transaction clearance and settlement practices, and potential future adverse political and economic developments. Moreover, investments in foreign companies and securities of foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the U.S. government.

Derivatives

In order to mitigate certain currency exchange and interest rate risks, the Partnership has entered into certain swap and option transactions. All derivatives are recognized as either assets or liabilities in the Consolidated Statement of Assets and Liabilities. The transactions entered into are accounted for using the mark-to-market method with the resulting change in fair value recognized in earnings for the current period. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in interest rates and the value of foreign currency relative to the U.S. dollar.

The Partnership did not enter into any new derivative transactions during the three months ended March 31, 2014. At March 31, 2014, the Partnership held an interest rate cap with a notional amount of $25,000,000 and a cross currency basis swap with a notional amount of $4,289,019. Gains and losses from derivatives during the three months ended March 31, 2014 were included in net realized and unrealized loss on investments in the Consolidated Statement of Operations as follows:

Instrument	Realized Gains (Losses)	Unrealized Gains (Losses)
Cross currency basis swaps	$—	$30,499
Interest rate cap	$—	$(5,534)

The Partnership did not enter into any new derivative transactions during the three months ended March 31, 2013. At March 31, 2013, the Partnership held a cross currency basis swap with a notional amount of $6,040,944. Gains and losses from derivatives during the three months ended March 31, 2013 were included in net realized and unrealized loss on investments in the Consolidated Statement of Operations as follows:

Instrument	Realized Gains (Losses)	Unrealized Gains (Losses)
Cross currency basis swaps	$—	$169,983

Valuations of derivatives held at March 31, 2014 and March 31, 2013 were determined using observable market inputs other than quoted prices in active markets for identical assets and, accordingly, are classified as Level 2 in the GAAP valuation hierarchy.

S-F-25

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Debt Issuance Costs

Costs of approximately $3.5 million were incurred during 2006 in connection with placing the Partnership’s revolving credit facility (see Note 4). Additional costs of approximately $1.5 million were incurred during 2013 in connection with the extension of the facility. These costs were deferred and are being amortized on a straight-line basis over the estimated remaining life of the facility. The impact of utilizing the straight-line amortization method versus the effective-interest method is not material to the operations of the Company or the Partnership.

Costs of approximately $1.6 million were incurred during 2013 in connection with placing TCPC Funding’s revolving credit facility (see Note 4). Additional costs of approximately $0.8 million were incurred in 2014 in connection with the extension of the facility. These costs were deferred and are being amortized on a straight-line basis over three years, the estimated life of that facility. The impact of utilizing the straight-line amortization method versus the effective-interest method is not material to the operations of the Company or the Partnership.

Revenue Recognition

Interest and dividend income, including income paid in kind, is recorded on an accrual basis. Origination, structuring, closing, commitment and other upfront fees, including original issue discounts, earned with respect to capital commitments are generally amortized or accreted into interest income over the life of the respective debt investment. Other fees, including certain amendment fees, prepayment fees and commitment fees on broken deals, are recognized as earned. Prepayment fees and similar income received upon the early repayment of a loan or debt security are included in interest income.

Certain debt investments are purchased at a considerable discount to par as a result of the underlying credit risks and financial results of the issuer, as well as general market factors that influence the financial markets as a whole. GAAP generally requires that discounts on the acquisition of corporate bonds, municipal bonds and treasury bonds be amortized using the effective-interest or constant-yield method. GAAP also requires the collectability of interest to be considered when making accruals. Accordingly, when accounting for purchase discounts, discount accretion income is recognized when it is probable that such amounts will be collected, generally at disposition. When principal payments on a loan are received in an amount in excess of the loan’s amortized cost, the excess principal payments are recorded as interest income.

Income Taxes

The Company intends to comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, pertaining to regulated investment companies and to make distributions of taxable income sufficient to relieve it from substantially all federal income taxes. Accordingly, no provision for income taxes is required in the consolidated financial statements. The income or loss of the Partnership, TCPC Funding and the SBIC is reported in the respective partners’ income tax returns. In accordance with ASC Topic 740 — Income Taxes , the Company recognizes in its consolidated financial statements the effect of a tax position when it is determined that such position is more likely than not, based on the technical merits, to be sustained upon examination. As of

S-F-26

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

March 31, 2014, all tax years of the Company, the Partnership, TCPC Funding and the SBIC since January 1, 2010 remain subject to examination by federal tax authorities. No such examinations are currently pending.

During the three months ended March 31, 2014, the Company did not pay any excise taxes. During the three months ended March 31, 2013 the Company paid $969,946 in excise taxes related to income earned in 2012.

Cost and unrealized appreciation and depreciation of the Partnership’s investments (including derivatives) for U.S. federal income tax purposes at March 31, 2014 were as follows:

Unrealized appreciation	$34,662,507
Unrealized depreciation	(57,898,261)
Net unrealized depreciation	(23,235,754)

Cost	$838,601,423

3. Management Fees, Incentive Compensation and Other Expenses

The Company’s management fee is calculated at an annual rate of 1.5% of total assets (excluding cash and cash equivalents) on a consolidated basis as of the beginning of each quarter and is payable to the Investment Manager quarterly in arrears.

Incentive compensation is only paid to the extent the total performance of the Company exceeds a cumulative 8% annual return since January 1, 2013 (the “Total Return Hurdle”). Beginning January 1, 2013, the incentive compensation equals 20% of net investment income (reduced by preferred dividends) and 20% of net realized gains (reduced by any net unrealized losses), subject to the Total Return Hurdle. The incentive compensation is payable quarterly in arrears as an allocation and distribution to the General Partner and is calculated as the difference between cumulative incentive compensation earned since January 1, 2013 and cumulative incentive compensation paid since January 1, 2013. A reserve for incentive compensation is accrued based on the amount of additional incentive compensation that would have been distributable to the General Partner assuming a hypothetical liquidation of the Company at net asset value on the balance sheet date. At March 31, 2014, the General Partner’s equity interest in the Partnership was comprised entirely of the reserve amount and is reported as a non-controlling interest in the consolidated financial statements of the Company.

The Company and the Partnership bear all respective expenses incurred in connection with the business of the Company and the Partnership, including fees and expenses of outside contracted services, such as custodian, administrative, legal, audit and tax preparation fees, costs of valuing investments, insurance costs, brokers’ and finders’ fees relating to investments, and any other transaction costs associated with the purchase and sale of investments.

S-F-27

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

4. Leverage

At March 31, 2014 and December 31, 2013, leverage was comprised of amounts outstanding under senior secured revolving credit facilities issued by the Partnership (the “Partnership Facility”) and TCPC Funding (the “TCPC Funding Facility,” and, together with the Partnership Facility, the “Revolving Facilities”) as well as amounts outstanding under a preferred leverage facility issued by the Partnership (the “Preferred Interests”), as follows:

	March 31, 2014	December 31, 2013
Partnership Facility	$82,000,000	$45,000,000
TCPC Funding Facility	75,000,000	50,000,000
Total Debt	$157,000,000	$95,000,000

Preferred Interests	134,000,000	134,000,000
Total Leverage	$291,000,000	$229,000,000

The combined weighted-average interest and dividend rates on total amounts outstanding under the leverage facilities at March 31, 2014 and December 31, 2013 were 1.35% and 1.38%, respectively.

Amounts outstanding under the Revolving Facilities are carried at cost in the Statement of Assets and Liabilities. As of March 31, 2014, the estimated fair value of the TCPC Funding Facility approximated its carrying value, and the Partnership Facility had an estimated fair value of $81,286,654. The estimated fair values of the Revolving Facilities are determined by discounting projected remaining payments using market interest rates for our borrowings and entities with similar credit risks at the measurement date. At March 31, 2014, the Revolving Facilities would be deemed to be Level 3 in the GAAP valuation hierarchy.

Partnership Facility

The Partnership Facility provides for amounts to be drawn up to $116 million, subject to certain collateral and other restrictions. The Partnership Facility matures on July 31, 2016. Most of the cash and investments held directly by the Partnership, as well as the net assets of TCPC Funding and the SBIC, are included in the collateral for the facility.

Advances under the Partnership Facility through July 31, 2014 bear interest at an annual rate equal to 0.44% plus either LIBOR or the lender’s cost of funds (subject to a cap of LIBOR plus 20 basis points). Advances under the Partnership Facility for periods from July 31, 2014 through the maturity date of the facility will bear interest at an annual rate equal to 2.5% plus either LIBOR or the lender’s cost of funds (subject to a cap of LIBOR plus 20 basis points). In addition to amounts due on outstanding debt, the facility accrues commitment fees of 0.20% per annum on the unused portion of the facility, or 0.25% per annum when less than $46.4 million in borrowings are outstanding. The facility may be terminated, and any outstanding amounts thereunder may become due and payable, should the Partnership fail to satisfy certain financial or other covenants. As of March 31, 2014, the Partnership was in full compliance with such covenants.

S-F-28

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

4. Leverage (continued)

TCPC Funding Facility

The TCPC Funding Facility, issued on May 15, 2013, provides for amounts to be drawn up to $150 million, subject to certain collateral and other restrictions. The TCPC Funding Facility matures on May 15, 2017, subject to extension by the lender at the request of TCPC Funding. The facility contains an accordion feature which allows for expansion of the facility up to $200 million subject to consent from the lender and other customary conditions. The cash and investments of TCPC Funding are included in the collateral for the facility.

As of March 31, 2014, borrowings under the TCPC Funding Facility bore interest at a rate of LIBOR plus 2.50% per annum. In connection with the extension and expansion of the facility on February 21, 2014, the interest rate was reduced to a rate of LIBOR plus 2.50% effective March 15, 2014.  In addition to amounts due on outstanding debt, the facility accrues commitment fees of 0.75% per annum on the unused portion of the facility, or 1.00% per annum when the unused portion is greater than 33% of the total facility. The facility may be terminated, and any outstanding amounts thereunder may become due and payable, should TCPC Funding fail to satisfy certain financial or other covenants. As of March 31, 2014, TCPC Funding was in full compliance with such covenants.

Preferred Equity

At March 31, 2014, the Preferred Interests were comprised of 6,700 Series A preferred limited partner interests issued and outstanding with a liquidation preference of $20,000 per interest. The Preferred Interests accrue dividends at an annual rate equal to 0.85% plus either LIBOR or the interestholder’s cost of funds (subject to a cap of LIBOR plus 20 basis points). The Preferred Interests are redeemable at the option of the Partnership, subject to certain conditions. Additionally, under certain conditions, the Partnership may be required to either redeem certain of the Preferred Interests or repay indebtedness, at the Partnership’s option. Such conditions would include a failure by the Partnership to maintain adequate collateral as required by its credit facility agreement or by the Statement of Preferences of the Preferred Interests or a failure by the Partnership to maintain sufficient asset coverage as required by the 1940 Act. As of March 31, 2014, the Partnership was in full compliance with such requirements.

5. Commitments, Concentration of Credit Risk and Off-Balance Sheet Risk

The Partnership, TCPC Funding and the SBIC conduct business with brokers and dealers that are primarily headquartered in New York and Los Angeles and are members of the major securities exchanges. Banking activities are conducted with a firm headquartered in the San Francisco area.

In the normal course of business, investment activities involve executions, settlement and financing of various transactions resulting in receivables from, and payables to, brokers, dealers and the custodian. These activities may expose the Company, the Partnership, TCPC Funding and the SBIC to risk in the event that such parties are unable to fulfill contractual obligations. Management does not anticipate any material losses from counterparties with whom it conducts business. Consistent with standard business practice, the Company, the

S-F-29

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

5. Commitments, Concentration of Credit Risk and Off-Balance Sheet Risk (continued)

Partnership, TCPC Funding and the SBIC enter into contracts that contain a variety of indemnifications, and are engaged from time to time in various legal actions. The maximum exposure under these arrangements and activities is unknown. However, management expects the risk of material loss to be remote.

The Consolidated Statement of Investments includes certain revolving loan facilities and other loan commitments held by the Partnership with aggregate unfunded balances of $36,361,742 at March 31, 2014. The Company has also provided a $20,861,473 guarantee on a bridge facility, which the Company believes is unlikely to be funded.

6. Related Parties

The Company, the Partnership, TCPC Funding, the SBIC, the Investment Manager, the General Partner and their members and affiliates may be considered related parties. From time to time, the Partnership advances payments to third parties on behalf of the Company which are reimbursable through deductions from distributions to the Company. At March 31, 2014, no such amounts were outstanding. From time to time, the Investment Manager advances payments to third parties on behalf of the Company and the Partnership and receives reimbursement from the Company and the Partnership. At March 31, 2014, amounts reimbursable to the Investment Manager totaled $463,629, as reflected in the Consolidated Statement of Assets and Liabilities.

Pursuant to administration agreements between the Administrator and each of the Company and the Partnership (the “Administration Agreements”), the Administrator may be reimbursed for costs and expenses incurred by the Administrator for office space rental, office equipment and utilities allocable to the Company or the Partnership, as well as costs and expenses incurred by the Administrator or its affiliates relating to any administrative, operating, or other non-investment advisory services provided by the Administrator or its affiliates to the Company or the Partnership. For the three months ended March 31, 2014, expenses allocated pursuant to the Administration Agreements totaled $256,806. The Administrator waived reimbursement of all administrative expenses prior to January 1, 2013.

7. Stockholders’ Equity and Dividends

The following table summarizes the total shares issued in connection with the Company’s dividend reinvestment plan for the three months ended March 31, 2014.

	Shares Issued	Price Per Share	Net Proceeds
Shares issued from dividend reinvestment plan	104	$16.55	$1,717

S-F-30

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

7. Stockholders’ Equity and Dividends

The following table summarizes the total shares issued and proceeds received in the public offering of the Company’s common stock net of underwriting discounts and offering costs as well as shares issued in connection with the Company’s dividend reinvestment plan for the year ended December 31, 2013.

	Shares Issued	Price Per Share	Net Proceeds
May 21, 2013 public offering	5,175,000	$15.63	$78,176,790
October 1, 2013 public offering	4,370,000	$15.76	$66,473,600
December 18, 2013 public offering	5,175,000	$16.00	$79,912,500
Shares issued from dividend reinvestment plan	2,288	$16.35	$37,416

The Company’s dividends are recorded on the ex-dividend date. The following table summarizes the Company’s dividends declared for the three months ended March 31, 2014:

Date Declared	Record Date	Payment Date	Amount Per Share	Total Amount
March 6, 2014	March 17, 2014	March 31, 2014	$0.36	$13,031,970
				$13,031,970

The following table summarizes the Company’s dividends declared for the three months ended March 31, 2013:

Date Declared	Record Date	Payment Date	Amount Per Share		Total Amount
March 7, 2013	March 18, 2013	March 29, 2013	$0.40	*	$8,591,051
					$8,591,051

* Includes a special dividend of $0.05.

8. Earnings Per Share

The following information sets forth the computation of the net increase in net assets per share resulting from operations for the three months ended March 31, 2014 and March 31, 2013:

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net increase in net assets applicable to common shareholders resulting from operations	$18,089,625	$12,779,280
Weighted average shares outstanding	36,199,917	21,477,628
Earnings per share	$0.50	$0.60

S-F-31

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

9. Subsequent Events

On April 22, 2014, the SBIC received a license from the SBA to operate as a small business investment company under the provisions of Section 301(c) of the Small Business Investment Act of 1958.

On May 8, 2014, the Company’s board of directors declared a regular second quarter cash dividend of $0.36 per share and a $0.05 per share special dividend. Both dividends are payable on June 30, 2014 to stockholders of record as of the close of business on June 18, 2014.

S-F-32

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

10. Financial Highlights

	Three Months Ended
	March 31, 2014	March 31, 2013

Per Common Share
Per share NAV at beginning of period (1)	$15.18	$14.71

Investment operations:
Net investment income	0.49	0.65
Net realized and unrealized gain	0.14	0.11
Dividends on Series A preferred equity facility	(0.01)	(0.01)
Incentive allocation reserve and distributions	(0.12)	(0.15)
Total from investment operations	0.50	0.60

Distributions to common shareholders from:
Net investment income	(0.36)	(0.40)
Per share NAV at end of period	$15.32	$14.91

Per share market price at end of period	$16.55	$15.96

Total return based on market value (1), (2)	0.8%	11.0%
Total return based on net asset value (1), (2)	3.3%	4.1%

Shares outstanding at end of period	36,200,020	21,478,732

S-F-33

TCP Capital Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

March 31, 2014

10. Financial Highlights (continued)

	Three Months Ended
	2014	2013

Ratios to average common equity: (4), (5)
Net investment income (6)	12.4%	16.8%
Expenses	3.6%	3.6%
Expenses and incentive allocation (7)	4.2%	4.4%

Ending common shareholder equity	$554,670,627	$320,635,079
Portfolio turnover rate	8.7%	7.8%
Weighted-average debt outstanding	$98,266,667	$73,355,556
Weighted-average interest rate on debt	1.9%	0.8%
Weighted-average number of common shares	36,199,917	21,477,640
Average debt per share	$2.71	$3.42

(1)	Not annualized.
(2)

Total return based on market value equals the change in ending market value per share during the period plus declared dividends per share during the period, divided by the market value per share at the beginning of the period.

(3)

Total return based on net asset value equals the change in net asset value per share during the period plus declared dividends per share during the period, divided by the beginning net asset value per share at the beginning of the period.

(4)	Annualized, except for incentive allocation.
(5)	These ratios include interest expense but do not reflect the effect of dividends on the preferred equity facility.
(6)	Net of incentive allocation.
(7)	Includes incentive allocation payable to the General Partner and all Company expenses.

S-F-34

TCP Capital Corp.

Consolidated Schedule of Changes in Investments in Affiliates (1)

Three Months Ended March 31, 2014

Security	Acquisitions	Dispositions (2)	Dividends or Interest (3)

AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16	$—	$—	$316,578
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16	—	—	—
Anacomp, Inc., Class A Common Stock	—	—	—
EPMC HoldCo, LLC, Membership Units	—	—	—
ESP Holdings, Inc., Cumulative Preferred 15%	—	(2,489,100)	1,968,748
ESP Holdings, Inc., Common Stock	—	(2,955,297)	289,315
ESP Holdings, Inc., Junior Unsecured Subordinated Promissory Notes, 6% Cash + 10% PIK, due 12/31/19	—	(7,959,369)	205,175
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625%, 1.25% LIBOR Floor, due 12/11/18	—	(37,500)	332,896
KAGY Holding Company, Inc., Series A Preferred Stock	—	—	—
N510UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(23,046)	15,999
N512UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(22,551)	16,292
N536UA Aircraft Secured Mortgage, 16%, due 9/29/14	—	(39,471)	3,551
N545UA Aircraft Secured Mortgage, 16%, due 8/29/15	—	(35,371)	9,269
N585UA Aircraft Secured Mortgage, 20%, due 10/25/16	—	(26,478)	19,115
N659UA Aircraft Secured Mortgage, 12%, due 2/28/16	—	(269,027)	78,303
N661UA Aircraft Secured Mortgage, 12%, due 5/4/16	—	(260,901)	81,466
N510UA Equipment Trust Beneficial Interests	23,046	(8,978)	20,872
N512UA Equipment Trust Beneficial Interests	22,551	(8,831)	20,723
N536UA Equipment Trust Beneficial Interests	39,471	(11,300)	29,930
N545UA Equipment Trust Beneficial Interests	35,371	(11,884)	26,412
N585UA Equipment Trust Beneficial Interests	26,478	(11,694)	23,102
N913DL Aircraft Secured Mortgage, 8%, due 3/15/17	—	(20,362)	5,573
N918DL Aircraft Secured Mortgage, 8%, due 8/15/18	—	(18,025)	7,576
N954DL Aircraft Secured Mortgage, 8%, due 3/20/19	—	(20,708)	10,099
N955DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(19,920)	10,485
N956DL Aircraft Secured Mortgage, 8%, due 5/20/19	—	(20,251)	10,462
N957DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(20,094)	10,576
N959DL Aircraft Secured Mortgage, 8%, due 7/20/19	—	(19,938)	10,690
N960DL Aircraft Secured Mortgage, 8%, due 10/20/19	—	(19,644)	11,119
N961DL Aircraft Secured Mortgage, 8%, due 8/20/19	—	(20,119)	10,986
N976DL Aircraft Secured Mortgage, 8%, due 2/15/18	—	(20,924)	7,674
N913DL Equipment Trust Beneficial Interests	20,362	(23,508)	3,996
N918DL Equipment Trust Beneficial Interests	18,025	(22,334)	3,175
N954DL Equipment Trust Beneficial Interests	20,708	(26,938)	2,896
N955DL Equipment Trust Beneficial Interests	19,920	(26,609)	2,687
N956DL Equipment Trust Beneficial Interests	20,251	(35,968)	(6,301)
N957DL Equipment Trust Beneficial Interests	20,094	(26,864)	2,634
N959DL Equipment Trust Beneficial Interests	19,938	(26,754)	2,579
N960DL Equipment Trust Beneficial Interests	19,644	(26,669)	2,366
N961DL Equipment Trust Beneficial Interests	20,119	(27,137)	2,424
N976DL Equipment Trust Beneficial Interests	20,924	(25,640)	2,776
RM Holdco, LLC, Membership Units	—	—	—
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18	—	—	14,461
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/19/16	68,263	(47,493)	100,987
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/19/16	262,284	—	332,454
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/19/16	85,754	—	108,422
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16	54,984	—	69,456
United N659UA-767, LLC (N659UA)	269,027	(168,678)	92,624
United N661UA-767, LLC (N661UA)	260,901	(165,758)	97,034
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units	—	—	—

Notes to Schedule of Changes in Investments in Affiliates:

(1)    The issuers of the securities listed on this schedule are considered affiliates under the Investment Company Act of 1940 due to the ownership by the Company of 5% or more of the issuers’ voting securities.

(2)    Dispositions include sales, paydowns, mortgage amortizations, and aircraft depreciation.

(3)    Also includes fee and lease income as applicable.

S-F-35

TCP Capital Corp.

Consolidated Schedule of Changes in Investments in Affiliates (1)

Three Months Ended March 31, 2014

Security	Acquisitions	Dispositions (2)	Dividends or Interest (3)

AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16	$2,056,927	$—	$128,215
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16	7,586,317	—	640,007
Anacomp, Inc., Class A Common Stock	—	—	—
EPMC HoldCo, LLC, Membership Units	—	(1,481,930)	—
ESP Holdings, Inc., Cumulative Preferred 15%	—	—	—
ESP Holdings, Inc., Common Stock	—	—	32,627
ESP Holdings, Inc., Junior Unsecured Subordinated Promissory Notes, 6% Cash + 10% PIK, due 12/31/19	749,529	—	1,199,575
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625%, 1.25% LIBOR Floor, due 12/11/18	14,850,000	—	83,281
International Wire Group Holdings, Inc., Senior Secured Notes, 8.5%, due 10/15/17	—	(15,759,750)	443,715
KAGY Holding Company, Inc., Series A Preferred Stock	8,096,057	(1,644)	—
N510UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(81,562)	74,646
N512UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(79,808)	75,593
N536UA Aircraft Secured Mortgage, 16%, due 9/29/14	—	(143,097)	29,100
N545UA Aircraft Secured Mortgage, 16%, due 8/29/15	—	(128,230)	50,422
N585UA Aircraft Secured Mortgage, 20%, due 10/25/16	—	(93,707)	88,705
N659UA Aircraft Secured Mortgage, 12%, due 2/28/16	—	(999,280)	390,117
N661UA Aircraft Secured Mortgage, 12%, due 5/4/16	—	(969,098)	401,041
N510UA Equipment Trust Beneficial Interests	81,562	(35,912)	72,866
N512UA Equipment Trust Beneficial Interests	79,808	(35,323)	72,497
N536UA Equipment Trust Beneficial Interests	143,097	(45,201)	104,929
N545UA Equipment Trust Beneficial Interests	128,359	(47,536)	92,525
N585UA Equipment Trust Beneficial Interests	93,707	(46,776)	80,203
N913DL Aircraft Secured Mortgage, 8%, due 3/15/17	—	(77,509)	26,248
N918DL Aircraft Secured Mortgage, 8%, due 8/15/18	—	(68,612)	33,806
N954DL Aircraft Secured Mortgage, 8%, due 3/20/19	—	(78,825)	44,415
N955DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(75,824)	45,803
N956DL Aircraft Secured Mortgage, 8%, due 5/20/19	—	(77,085)	45,775
N957DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(76,487)	46,204
N959DL Aircraft Secured Mortgage, 8%, due 7/20/19	—	(75,896)	46,629
N960DL Aircraft Secured Mortgage, 8%, due 10/20/19	—	(74,776)	48,285
N961DL Aircraft Secured Mortgage, 8%, due 8/20/19	—	(76,582)	47,846
N976DL Aircraft Secured Mortgage, 8%, due 2/15/18	—	(79,647)	34,759
N913DL Equipment Trust Beneficial Interests	77,509	(94,032)	12,045
N918DL Equipment Trust Beneficial Interests	68,612	(89,338)	9,213
N954DL Equipment Trust Beneficial Interests	78,825	(107,751)	7,578
N955DL Equipment Trust Beneficial Interests	75,824	(106,437)	6,891
N956DL Equipment Trust Beneficial Interests	77,085	(107,904)	6,845
N957DL Equipment Trust Beneficial Interests	76,487	(107,457)	6,648
N959DL Equipment Trust Beneficial Interests	75,896	(107,015)	6,456
N960DL Equipment Trust Beneficial Interests	74,776	(106,678)	5,662
N961DL Equipment Trust Beneficial Interests	76,582	(108,546)	5,805
N967DL Equipment Trust Beneficial Interests	79,647	(102,560)	7,056
RM Holdco, LLC, Membership Units	—	—	—
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18	57,991	—	57,992
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/19/16	16,974	(149,183)	413,430
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/19/16	567,205	—	1,258,016
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/19/16	186,901	—	410,004
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16	1,339,883	—	182,711
United N659UA-767, LLC (N659UA)	999,280	(674,714)	316,842
United N661UA-767, LLC (N661UA)	969,098	(663,034)	313,627
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units	5,000,000	—	—

Notes to Schedule of Changes in Investments in Affiliates:

(1)    The issuers of the securities listed on this schedule are considered affiliates under the Investment Company Act of 1940 due to the ownership by the Company of 5% or more of the issuers’ voting securities.

(2)    Dispositions include sales, paydowns, mortgage amortizations, and aircraft depreciation.

(3)    Also includes fee and lease income as applicable.

S-F-36

TCP Capital Corp.

Consolidated Schedule of Restricted Securities of Unaffiliated Issuers

March 31, 2014

Investment	Acquisition Date

AIP/IS Holdings, LLC, Membership Units	Var. 2009 & 2010
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19	9/26/13
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17	3/5/12
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19	10/19/12
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18	7/26/13
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16	1/20/11
Findly Talent, LLC, Membership Units	1/1/14
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock	12/4/13
Hunt Companies, Inc., Senior Secured Notes, 9.625%, due 3/1/21	2/25/14
Integra Telecom, Inc., Common Stock	11/19/09
Integra Telecom, Inc., Warrants	11/19/09
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18	5/8/13
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21	8/1/13
Marsico Holdings, LLC Common Interest Units	9/10/12
Precision Holdings, LLC, Class C Membership Interests	Var. 2010 & 2011
Shop Holdings, LLC, Convertible Promissory Note, 5%, due 8/5/15	2/5/14
Shop Holding, LLC, Class A Units	6/2/11
Shop Holding, LLC, Warrants to Purchase Class A Units	6/2/11
SiTV, Inc., Warrants to Purchase Common Stock	8/3/12
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock	9/25/13
STG-Fairway Holdings, LLC, Class A Units	12/30/10
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19	9/26/11
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18	11/13/13
V Telecom Investment S.C.A, Common Shares	11/9/12
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17	6/6/13

December 31, 2013

Investment	Acquisition Date

AIP/IS Holdings, LLC, Membership Units	Var. 2009 & 2010
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19	9/26/13
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17	3/5/12
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19	10/19/12
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18	7/26/13
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16	1/20/11
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock	12/4/13
Integra Telecom, Inc., Common Stock	11/19/09
Integra Telecom, Inc., Warrants	11/19/09
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18	5/8/13
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21	8/1/13
Marsico Holdings, LLC Common Interest Units	9/10/12
Precision Holdings, LLC, Class C Membership Interests	Var. 2010 & 2011
Shop Holding, LLC, Class A Units	6/2/11
Shop Holding, LLC, Warrants to Purchase Class A Units	6/2/11
SiTV, Inc., Warrants to Purchase Common Stock	8/3/12
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock	9/25/13
St Barbara Ltd., 1st Priority Senior Secured Notes, 8.875%, due 4/15/18	3/22/13
STG-Fairway Holdings, LLC, Class A Units	12/30/10
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19	9/26/11
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18	11/13/13
V Telecom Investment S.C.A, Common Shares	11/9/12
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17	6/6/13

S-F-37

TCP Capital Corp

Consolidating Statement of Assets and Liabilities

March 31, 2014

		Special Value
	TCP	Continuation		TCP
	Capital Corp.	Partners, LP		Capital Corp.
	Standalone	Consolidated	Eliminations	Consolidated
Assets
Investments:
Companies less than 5% owned	$—	$744,016,378	$—	$744,016,378
Companies 5% to 25% owned	—	53,487,621	—	53,487,621
Companies more than 25% owned	—	18,153,749	—	18,153,749
Investment in subsidiary	555,836,984	—	(555,836,984)	—
Total investments	555,836,984	815,657,748	(555,836,984)	815,657,748

Cash and cash equivalents	—	27,141,436	—	27,141,436
Accrued interest income	—	8,998,096	—	8,998,096
Deferred debt issuance costs	—	3,360,310	—	3,360,310
Receivable for investments sold	—	1,031,717	—	1,031,717
Interest rate cap option	—	8,605	—	8,605
Receivable from subsidiary	98,697	—	(98,697)	—
Prepaid expenses and other assets	12,545	1,171,578	—	1,184,123
Total assets	555,948,226	857,369,490	(555,935,681)	857,382,035

Liabilities
Debt	—	157,000,000	—	157,000,000
Incentive allocation payable	—	3,486,403	—	3,486,403
Payable for investment securities purchased	—	1,514,602	—	1,514,602
Payable to the Investment Manager	319,323	144,306	—	463,629
Interest payable	—	332,040	—	332,040
Unrealized depreciation on swaps	—	300,684	—	300,684
Payable to Parent	—	98,697	(98,697)	—
Accrued expenses and other liabilities	958,276	1,957,430	—	2,915,706
Total liabilities	1,277,599	164,834,162	(98,697)	166,013,064

Preferred equity facility
Series A preferred limited partner interests	—	134,000,000	—	134,000,000
Accumulated dividends on Series A preferred equity facility	—	493,757	—	493,757
Total preferred limited partner interests	—	134,493,757	—	134,493,757

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	—	—	2,204,587	2,204,587

Net assets	$554,670,627	$558,041,571	$(558,041,571)	$554,670,627

Composition of net assets
Common stock	$36,200	$—	$—	$36,200
Additional paid-in capital	667,843,737	666,530,318	(666,530,318)	667,843,737
Accumulated deficit	(113,209,310)	(108,488,747)	110,693,334	(111,004,723)
Non-controlling interest	—	—	(2,204,587)	(2,204,587)
Net assets	$554,670,627	$558,041,571	$(558,041,571)	$554,670,627

S-F-38

TCP Capital Corp

Consolidating Statement of Assets and Liabilities

December 31, 2013

		Special Value
	TCP	Continuation		TCP
	Capital Corp.	Partners, LP		Capital Corp.
	Standalone	Consolidated	Eliminations	Consolidated
Assets
Investments:
Companies less than 5% owned	$—	$678,326,915	$—	$678,326,915
Companies 5% to 25% owned	—	69,068,808	—	69,068,808
Companies more than 25% owned	—	18,867,236	—	18,867,236
Investment in subsidiary	551,095,042	—	(551,095,042)	—
Total investments	551,095,042	766,262,959	(551,095,042)	766,262,959

Cash and cash equivalents	—	22,984,182	—	22,984,182
Accrued interest income	—	6,739,105	—	6,739,105
Receivable for investments sold	—	3,605,964	—	3,605,964
Deferred debt issuance costs	—	2,969,085	—	2,969,085
Interest rate cap option	—	14,139	—	14,139
Receivable from subsidiary	531,717	—	(531,717)	—
Prepaid expenses and other assets	30,493	723,275	—	753,768
Total assets	551,657,252	803,298,709	(551,626,759)	803,329,202

Liabilities
Debt	—	95,000,000	—	95,000,000
Payable for investment securities purchased	—	14,706,942	—	14,706,942
Incentive allocation payable	—	3,318,900	—	3,318,900
Payable to the Investment Manager	833,737	287,371	—	1,121,108
Interest payable	—	430,969	—	430,969
Unrealized depreciation on swaps	—	331,183	—	331,183
Payable to Parent	—	531,717	(531,717)	—
Accrued expenses and other liabilities	1,212,260	1,923,750	—	3,136,010
Total liabilities	2,045,997	116,530,832	(531,717)	118,045,112

Preferred equity facility
Series A preferred limited partner interests	—	134,000,000	—	134,000,000
Accumulated dividends on Series A preferred equity facility	—	504,252	—	504,252
Total preferred limited partner interests	—	134,504,252	—	134,504,252

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	—	—	1,168,583	1,168,583

Net assets	$549,611,255	$552,263,625	$(552,263,625)	$549,611,255

Composition of net assets
Common stock	$36,200	$—	$—	$36,200
Additional paid-in capital	667,842,020	666,530,318	(666,530,318)	667,842,020
Accumulated deficit	(118,266,965)	(114,266,693)	115,435,276	(117,098,382)
Non-controlling interest	—	—	(1,168,583)	(1,168,583)
Net assets	$549,611,255	$552,263,625	$(552,263,625)	$549,611,255

S-F-39

TCP Capital Corp.

Consolidating Statement of Operations (Unaudited)

Three Months Ended March 31, 2014

		Special Value
	TCP	Continuation		TCP
	Capital Corp.	Partners, LP		Capital Corp.
	Standalone	Consolidated	Eliminations	Consolidated
Investment income
Interest income:
Companies less than 5% owned	$—	$18,140,743	$—	$18,140,743
Companies 5% to 25% owned	—	1,336,864	—	1,336,864
Companies more than 25% owned	—	257,627	—	257,627
Dividend income:
Companies 5% to 25% owned	—	1,968,748	—	1,968,748
Other income:
Companies less than 5% owned	—	634,733	—	634,733
Companies 5% to 25% owned	—	121,039	—	121,039
Companies more than 25% owned	—	208,890	—	208,890
Total interest and related investment income	—	22,668,644	—	22,668,644

Operating expenses
Management and advisory fees	—	2,886,208	—	2,886,208
Interest expense	—	456,861	—	456,861
Amortization of deferred debt issuance costs	—	372,755	—	372,755
Administration expenses	—	256,806	—	256,806
Legal fees, professional fees and due diligence expenses	86,396	117,760	—	204,156
Commitment fees	—	191,199	—	191,199
Director fees	28,689	57,023	—	85,712
Insurance expense	17,948	35,952	—	53,900
Custody fees	875	49,932	—	50,807
Other operating expenses	303,605	15,981	—	319,586
Total expenses	437,513	4,440,477	—	4,877,990

Net investment income (loss)	(437,513)	18,228,167	—	17,790,654

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized loss:
Investments in companies less than 5% owned	—	(6,795,721)	—	(6,795,721)
Investments in companies 5% to 25% owned	—	375	—	375
Net realized loss	—	(6,795,346)	—	(6,795,346)
Net change in unrealized appreciation/depreciation	—	11,975,364	—	11,975,364
Net realized and unrealized gain	—	5,180,018	—	5,180,018

Interest in earnings of subsidiary	18,527,138	—	(18,527,138)	—
Dividends paid on Series A preferred equity facility	—	(369,135)	—	(369,135)
Net change in accumulated dividends on Series A preferred equity facility	—	10,495	—	10,495
Distributions of incentive allocation to the General Partner from net investment income	—	—	(3,486,403)	(3,486,403)
Distributions of incentive allocation to the General Partner from net realized gains	—	—	—	—
Net change in reserve for incentive allocation	—	—	(1,036,004)	(1,036,004)

Net increase in net assets resulting from operations	$18,089,625	$23,049,545	$(23,049,545)	$18,089,625

S-F-40

TCP Capital Corp.

Consolidating Statement of Operations

Three Months Ended March 31, 2013

		Special Value
	TCP	Continuation		TCP
	Capital Corp.	Partners, LP		Capital Corp.
	Standalone	Standalone	Eliminations	Consolidated
Investment income
Interest income:
Unaffiliated issuers	$—	$15,240,367	$—	$15,240,367
Controlled companies	—	330,317	—	330,317
Affiliates	—	893,512	—	893,512
Other income:
Unaffiliated issuers	—	157,533	—	157,533
Controlled companies	—	142,911	—	142,911
Other Affiliates	—	101,103	—	101,103
Total interest and related investment income	—	16,865,743	—	16,865,743

Operating expenses
Management and advisory fees	—	1,964,738	—	1,964,738
Administration expenses	—	167,808	—	167,808
Amortization of deferred debt issuance costs	—	108,564	—	108,564
Legal fees, professional fees and due diligence expenses	64,590	74,462	—	139,052
Interest expense	—	136,407	—	136,407
Commitment fees	—	22,589	—	22,589
Director fees	23,750	48,059	—	71,809
Insurance expense	12,072	24,201	—	36,273
Custody fees	875	28,544	—	29,419
Other operating expenses	56,562	136,409	—	192,971
Total expenses	157,849	2,711,781	—	2,869,630

Net investment income before taxes	(157,849)	14,153,962	—	13,996,113

Excise tax expense	—	—	—	—
Net investment income	(157,849)	14,153,962	—	13,996,113

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain	—	517,658	—	517,658
Net change in unrealized appreciation/depreciation	19,326,769	1,837,731	(19,326,769)	1,837,731
Net realized and unrealized gain (loss)	19,326,769	2,355,389	(19,326,769)	2,355,389

Dividends paid on Series A preferred equity facility	—	(393,413)	—	(393,413)
Net change in accumulated dividends on Series A preferred equity facility	—	16,011	—	16,011
Distributions of incentive allocation to the General Partner	—	—	(2,723,742)	(2,723,742)
Net change in reserve for General Partner incentive allocation	—	—	(471,078)	(471,078)

Net increase in net assets resulting from operations	$19,168,920	$16,131,949	$(22,521,589)	$12,779,280

S-F-41

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statements of Assets and Liabilities

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $741,804,363 and $684,569,508, respectively)	$744,016,378	$678,326,915
Companies 5% to 25% owned (cost of $54,759,445 and $73,946,547, respectively)	53,487,621	69,068,808
Companies more than 25% owned (cost of $41,985,865 and $42,588,724 respectively)	18,153,749	18,867,236
Total investments (cost of $838,549,673 and $801,104,779, respectively)	815,657,748	766,262,959

Cash and cash equivalents	27,141,436	22,984,182
Accrued interest income:
Companies less than 5% owned	8,279,978	6,282,353
Companies 5% to 25% owned	679,599	415,061
Companies more than 25% owned	38,519	41,691
Deferred debt issuance costs	3,360,310	2,969,085
Receivable for investments sold	1,031,717	3,605,964
Options (cost $51,750)	8,605	14,139
Prepaid expenses and other assets	1,171,578	723,275
Total assets	857,369,490	803,298,709

Liabilities
Debt	157,000,000	95,000,000
Incentive allocation payable	3,486,403	3,318,900
Payable for investments purchased	1,514,602	14,706,942
Interest payable	332,040	430,969
Unrealized depreciation on swaps	300,684	331,183
Payable to the Investment Manager	144,306	287,371
Payable to Parent	98,697	531,717
Accrued expenses and other liabilities	1,957,430	1,923,750
Total liabilities	164,834,162	116,530,832

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests; $20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	493,757	504,252
Total preferred limited partner interests	134,493,757	134,504,252

Net assets applicable to common limited and general partners	$558,041,571	$552,263,625

Composition of net assets applicable to common limited and general partners
Paid-in capital	666,530,318	666,530,318
Accumulated net investment income	27,448,077	26,850,149
Accumulated net realized losses	(112,597,990)	(105,802,644)
Accumulated net unrealized depreciation	(23,338,834)	(35,314,198)
Net assets applicable to common limited and general partners	$558,041,571	$552,263,625

See accompanying notes.

S-F-42

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Unaudited)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (92.87%)
Bank Debt (76.36%) (1)
Accounting, Tax Preparation, Bookkeeping, and Payroll Services (0.93%)
Expert Global Solutions, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 7.25% (Q),1.25% LIBOR Floor, due 4/3/18	$694,441	$699,603	$679,684	0.08%
Expert Global Solutions, LLC, Senior Secured 2nd Lien Term Loan, LIBOR + 11% (Q), 1.5% LIBOR Floor, due 10/3/18	$7,434,877	7,235,805	7,174,657	0.85%
Total Accounting, Tax Preparation, Bookkeeping, and Payroll Services		7,935,408	7,854,341

Activities Related to Real Estate (1.97%)
Greystone Select Holdings, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 8% (M), 1% LIBOR Floor, due 3/26/21	$16,594,230	16,366,059	16,635,715	1.97%

Advertising, Public Relations, and Related Services (2.15%)
Doubleplay III Limited, Senior Secured 1st Lien Facility A1 Term Loan, EURIBOR + 6.25% (Q), 1.25% EURIBOR Floor, due 3/18/18 - (United Kingdom) (4), (10)	$13,165,705	16,495,992	18,082,540	2.15%

Artificial Synthetic Fibers and Filaments Manufacturing (0.24%)
AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16 (2)	$2,056,927	2,056,927	2,056,927	0.24%

Basic Chemical Manufacturing (1.79%)
PeroxyChem, LLC, Senior Secured Term Loan, LIBOR + 6.5% (M), 1% LIBOR Floor, due 2/28/20	$15,000,000	14,702,579	15,075,000	1.79%

Business Support Services (1.76%)
STG-Fairway Acquisitions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.25% (Q), 1.25% LIBOR Floor, due 8/28/19	$14,643,455	13,965,887	14,863,107	1.76%

Chemical Manufacturing (2.08%)
Archroma, Senior Secured Lien Term Loan B, LIBOR + 8.25% (Q), 1.25% LIBOR Floor, due 9/30/18	$17,412,500	17,088,698	17,499,563	2.08%

Communications Equipment Manufacturing (1.79%)
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625% (Q), 1.25% LIBOR Floor, due 12/11/18 (2)	$14,962,500	14,812,875	15,059,756	1.79%

Computer Equipment Manufacturing (1.08%)
ELO Touch Solutions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 10.5% (Q), 1.5% LIBOR Floor, due 12/1/18	$10,000,000	9,678,717	9,075,000	1.08%

Converted Paper Products Manufacturing (0.42%)
Ranpak Corp., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1.25% LIBOR Floor, due 4/23/20	$3,469,573	3,434,877	3,551,976	0.42%

Computer Systems Design and Related Services (9.73%)
Autoalert, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 4.75% (Q) Cash + 4% PIK, 0.25% LIBOR Floor, due 3/31/19	$30,000,000	29,400,000	29,940,000	3.55%
Blue Coat Systems, Inc., Senior Secured 1st Lien Revolver Term Loan, LIBOR + 3.5% (Q), 1% LIBOR Floor, due 5/31/18 (13)	$—	(960,000)	(441,060)	(0.05)%
Blue Coat Systems, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1% LIBOR Floor, due 6/28/20	$15,000,000	14,878,125	15,581,250	1.85%
Coreone Technologies, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 3.75% (Q) Cash + 5% PIK, 1% LIBOR Floor, due 9/4/18	$13,726,261	13,412,993	13,643,903	1.62%
OnX Enterprise Solutions, Ltd., Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q), due 9/3/18	$10,613,333	10,468,033	10,708,853	1.27%
OnX USA, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q), due 9/3/18	$5,306,667	5,237,760	5,354,427	0.64%
Websense, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1% LIBOR Floor, due 12/27/20	$7,200,000	7,164,000	7,254,000	0.85%
Total Computer Systems Design and Related Services		76,600,911	82,041,373

Electric Power Generation, Transmission and Distribution (2.07%)
Panda Sherman Power, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7.5% (Q), 1.5% LIBOR Floor, due 9/14/18	$11,070,172	10,938,274	11,402,277	1.35%
Panda Temple Power II, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q), 1.25% LIBOR Floor, due 4/3/19	$5,892,970	5,834,041	6,062,393	0.72%
Total Electric Power Generation, Transmission and Distribution		16,772,315	17,464,670

Electrical Equipment and Component Manufacturing (1.99%)
Palladium Energy, Inc., 1st Lien Senior Secured Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 12/26/17	$16,500,317	16,239,377	16,739,572	1.99%

Electrical Equipment Manufacturing (0.82%)
API Technologies Corp., Senior Secured 1st Lien Term Loan, LIBOR + 7.5% (M), 1.5% LIBOR Floor, due 2/6/18	$6,947,590	6,878,114	6,912,852	0.82%
Financial Investment Activities (0.70%)
Marsico Capital Management, Senior Secured 1st Lien Term Loan, LIBOR + 5% (M), due 12/31/22 (11)	$10,606,841	13,355,425	5,939,831	0.70%

S-F-43

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Freight Transportation Arrangement (0.44%)
Livingston International, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/18/20 (10)	$3,665,217	$3,599,623	$3,724,777	0.44%

Full-Service Restaurants (1.87%)
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18 (2)	$5,164,796	5,164,796	1,402,242	0.17%
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$1,422,456	1,394,868	1,422,456	0.17%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/21/16 (2)	$3,647,717	3,647,717	3,647,717	0.43%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/21/16 (2)	$7,087,612	7,087,612	7,087,612	0.84%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$2,232,131	2,194,774	2,232,131	0.26%
Total Full-Service Restaurants		19,489,767	15,792,158

Gaming Industries (1.66%)
AP Gaming I, LLC, Senior Secured 1st Lien Revolver Term Loan, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 12/20/18 (13)	$—	(1,000,000)	(984,375)	(0.12)%
AP Gaming I, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 12/20/20	$14,962,500	14,523,696	14,962,500	1.78%
Total Gaming Industries		13,523,696	13,978,125

Grocery Stores (1.78%)
Bashas, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 9.35% (M), 1.5% LIBOR Floor, due 12/28/15	$14,781,475	14,740,030	15,003,197	1.78%

Insurance Carriers (1.39%)
Acrisure, LLC, 2nd Lien Additional Notes, LIBOR + 10.5% (Q), 1% LIBOR Floor, due 3/7/20	$680,363	564,204	674,555	0.08%
Acrisure, LLC, 2nd Lien Notes, LIBOR + 10.5% (Q), 1% LIBOR Floor, due 3/7/20	$11,051,757	10,832,378	11,040,705	1.31%
Total Insurance Carriers		11,396,582	11,715,260

Insurance Related Activities (0.76%)
Confie Seguros Holding II Co., 2nd Lien Term Loan, LIBOR + 9% (M), 1.25% LIBOR Floor, due 5/8/19	$6,341,809	6,249,086	6,397,332	0.76%

Merchant Wholesalers (1.09%)
Envision Acquisition Company, LLC, 2nd Lien Term Loan, LIBOR + 8.75% (M), 1% LIBOR Floor, due 11/4/21	$9,079,011	8,897,430	9,158,452	1.09%

Motion Picture and Video Industries (1.82%)
CORE Entertainment, Inc., Senior Secured 1st Lien Term Loan, 9%, due 6/21/17	$9,462,231	9,386,095	8,421,386	1.00%
CORE Entertainment, Inc., Senior Secured 2nd Lien Term Loan, 13.5%, due 6/21/18	$7,569,785	7,505,822	6,933,923	0.82%
Total Motion Picture and Video Industries		16,891,917	15,355,309

Newspaper, Periodical, Book, and Directory Publishers (3.64%)
Hanley-Wood, LLC, 1st Lien FILO Term Loan, LIBOR + 6.75% (Q), 1.25% LIBOR Floor, due 7/15/18	$16,561,400	16,561,400	16,420,628	1.95%
MediMedia USA, Inc., 1st Lien Revolver, LIBOR + 6.75% (M), due 5/20/18	$5,270,000	4,107,500	4,833,908	0.57%
MediMedia USA, Inc., 1st Lien Term Loan, LIBOR + 6.75% (M), 1.25% LIBOR Floor, due 11/20/18	$9,676,875	9,420,314	9,434,953	1.12%
Total Newspaper, Periodical, Book, and Directory Publishers		30,089,214	30,689,489

Nonresidential Building Construction (1.20%)
NCM Group Holdings, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 11.5% (Q), 1% LIBOR Floor, due 8/29/18	$10,000,000	9,620,619	10,145,000	1.20%

Nonscheduled Air Transportation (2.11%)
One Sky Flight, LLC, Senior Secured 2nd Lien Term Loan, 12% Cash + 3% PIK, due 6/3/19	$18,243,983	16,984,017	17,742,274	2.11%

Oil and Gas Extraction (1.83%)
Willbros Group, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.25% LIBOR Floor, due 8/7/19	$15,246,603	14,876,555	15,443,512	1.83%

Other Telecommunications (1.67%)
Securus Technologies, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/30/21	$14,000,000	13,860,000	14,072,940	1.67%

Petroleum and Coal Products Manufacturing (0.46%)
Boomerang Tube, LLC, 2nd Lien Term Loan, LIBOR + 9.5% (Q), 1.5% LIBOR Floor, due 10/11/17	$3,987,092	3,902,548	3,887,415	0.46%

S-F-44

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Professional, Scientific, and Technical Services (1.91%)
ConvergeOne Holdings, 1st Lien Term Loan, LIBOR + 8% (Q), 1.25% LIBOR Floor, due 5/8/19	$16,112,709	$15,930,795	$16,112,709	1.91%

Radio and Television Broadcasting (2.94%)
SiTV, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q) Cash + 4% PIK, 2% LIBOR Floor, due 8/3/16	$7,014,361	6,678,521	6,856,537	0.82%
The Tennis Channel, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 8.5% (Q), due 5/29/17	$17,771,217	17,344,546	17,842,301	2.12%
Total Radio and Television Broadcasting		24,023,067	24,698,838

Retail (2.10%)
Kenneth Cole Productions, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 10.40% (M), 1% LIBOR Floor, due 9/25/17	$11,000,000	10,796,475	11,055,000	1.31%
Shopzilla, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.5% (Q), due 3/31/16	$6,710,057	6,584,026	6,699,991	0.79%
Total Retail		17,380,501	17,754,991

Scheduled Air Transportation (1.40%)
Aircraft Secured Mortgages - Aircraft Leased to Delta Air Lines, Inc.
N913DL, 8%, due 3/15/17 (6)	$268,686	268,686	275,740	0.03%
N918DL, 8%, due 8/15/18 (6)	$369,976	369,976	379,440	0.05%
N954DL, 8%, due 3/20/19 (6)	$493,667	493,667	504,730	0.06%
N955DL, 8%, due 6/20/19 (6)	$513,363	513,363	524,620	0.06%
N956DL, 8%, due 5/20/19 (6)	$512,024	512,024	523,430	0.06%
N957DL, 8%, due 6/20/19 (6)	$517,853	517,853	529,210	0.06%
N959DL, 8%, due 7/20/19 (6)	$523,634	523,634	534,990	0.06%
N960DL, 8%, due 10/20/19 (6)	$545,211	545,211	556,410	0.07%
N961DL, 8%, due 8/20/19 (6)	$538,309	538,309	549,780	0.07%
N976DL, 8%, due 2/15/18 (6)	$373,436	373,436	383,520	0.05%
Aircraft Secured Mortgages - Aircraft Leased to United Airlines, Inc.
N510UA, 20%, due 10/26/16 (2)	$305,802	305,802	370,358	0.04%
N512UA, 20%, due 10/26/16 (2)	$311,984	311,984	380,048	0.05%
N536UA, 16%, due 9/29/14 (2)	$69,373	69,373	71,630	0.01%
N545UA, 16%, due 8/29/15 (2)	$214,325	214,325	233,415	0.03%
N585UA, 20%, due 10/25/16 (2)	$366,316	366,316	446,310	0.05%
N659UA, 12%, due 2/28/16 (6)	$2,439,123	2,439,123	2,635,667	0.31%
N661UA, 12%, due 5/4/16 (6)	$2,619,284	2,619,284	2,862,717	0.34%
Total Scheduled Air Transportation		10,982,366	11,762,015

Semiconductor and Other Electronic Component Manufacturing (1.64%)
Isola USA Corporation, Senior Secured Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 11/29/18	$14,492,188	14,285,320	14,854,492	1.76%
SunEdison, Inc., Senior Secured Letters of Credit, 3.75%, due 2/28/17 (12), (13)	$—	(1,031,717)	(1,031,717)	(0.12)%
Total Semiconductor and Other Electronic Component Manufacturing		13,253,603	13,822,775

Software Publishers (6.91%)
Acronis International GmbH, 1st Lien Term Loan, LIBOR + 9.5% (Q), 1% LIBOR Floor, due 2/21/17 - (Switzerland) (10)	$13,628,929	13,363,718	13,676,630	1.62%
BlackLine Systems, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 0.4% (Q) Cash + 7.6% PIK, 1.5% LIBOR Floor, due 9/25/18	$12,818,762	12,050,059	12,440,609	1.48%
Deltek, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.75% (Q), 1.25% LIBOR Floor, due 10/10/19	$15,000,000	14,811,452	15,324,975	1.82%
Edmentum, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 5/17/19	$16,500,000	16,271,792	16,788,750	1.99%
Total Software Publishers		56,497,021	58,230,964

Specialty Hospitals (0.59%)
UBC Healthcare Analytics, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 7/1/18	$4,933,947	4,909,278	4,958,617	0.59%
Support Activities for Mining (0.00%)
McDermott International, Inc., Bridge Facility Commitment	$—	—	—	—

S-F-45

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Partnership

	Principal			Percent of
	Amount or		Fair	Cash and
Investment	Shares	Cost	Value	Investments

Debt Investments (continued)
Textile Furnishings Mills (1.96%)
Lexmark Carpet Mills, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 10% (Q), 1% LIBOR Floor, due 9/30/18	$16,351,467	$15,942,680	$16,523,158	1.96%

Wired Telecommunications Carriers (1.83%)
Integra Telecom Holdings, Inc., 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1.25% LIBOR Floor, due 2/22/20	$15,000,000	14,709,735	15,390,000	1.83%

Wireless Telecommunications Carriers (3.84%)
Alpheus Communications, LLC, Senior Secured 1st Lien Delayed Draw FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18 (13)	$—	(11,183)	(7,874)	—
Alpheus Communications, LLC, Senior Secured 1st Lien FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18	$8,248,124	8,166,127	8,190,387	0.97%
Globalive Wireless Management Corp., Senior Secured 1st Lien Term Loan, LIBOR + 10.9% (Q), due 4/30/14 - (Canada) (10)	$3,037,292	2,933,872	3,067,665	0.36%
Gogo, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 6/21/17	$19,461,356	18,587,291	21,115,572	2.51%
Total Wireless Telecommunications Carriers		29,676,107	32,365,750

Total Bank Debt		636,810,398	643,577,280

Other Corporate Debt Securities (16.51%)
Artificial Synthetic Fibers and Filaments Manufacturing (1.10%)
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16 (2), (5)	$9,268,000	7,586,317	9,268,000	1.10%

Beverage Manufacturing (1.00%)
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18 (5)	$7,780,000	7,780,000	8,441,300	1.00%

Data Processing, Hosting, and Related Services (0.90%)
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19 (5)	$7,098,916	6,960,435	7,560,346	0.90%

Fabricated Metal Product Manufacturing (1.31%)
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16 (5), (7)	$12,500,000	12,322,875	11,000,000	1.31%

Lessors of Real Estate (1.60%)
Hunt Companies, Inc., Senior Secured Notes, 9.625%, due 3/1/21 (5)	$13,084,000	12,922,359	13,476,520	1.60%

Nondepository Credit Intermediation (3.07%)
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19 - (Cayman Islands) (5), (8), (10)	$10,000,000	9,829,350	10,850,000	1.29%
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18 (5), (10)	$15,084,000	15,084,000	15,084,000	1.78%
Total Nondepository Credit Intermediation		24,913,350	25,934,000

Plastics Products Manufacturing (1.72%)
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18 (5)	$13,600,000	13,600,000	14,478,995	1.72%

Retail (0.01%)
Shop Holding LLC, Convertible Promissory Note, 5%, due 8/5/15 (5)	$73,140	73,140	71,494	0.01%

Satellite Telecommunications (1.25%)
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19 (5), (7), (10)	$9,914,000	9,914,000	10,576,999	1.25%

Scientific Research and Development Services (2.14%)
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17 (5)	$17,200,000	16,536,295	18,060,000	2.14%

Specialty Hospitals (0.61%)
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17 (5)	$5,000,000	5,000,000	5,150,000	0.61%

Structured Note Funds (1.80%)
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21 - (Cayman Islands) (5), (10)	$15,000,000	15,000,000	15,147,000	1.80%
Total Other Corporate Debt Securities		132,608,771	139,164,654

Total Debt Investments		769,419,169	782,741,934

S-F-46

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (3.91%)
Business Support Services (0.26%)
Findly Talent, LLC, Membership Units (3), (5)	708,229	$230,938	$162,185	0.02%
STG-Fairway Holdings, LLC, Class A Units (3), (5)	841,479	943,287	1,990,939	0.24%
Total Business Support Services		1,174,225	2,153,124

Communications Equipment Manufacturing (0.59%)
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units (2), (3), (5)	5,000,000	5,000,000	5,000,000	0.59%

Data Processing, Hosting, and Related Services (0.11%)
Anacomp, Inc., Class A Common Stock (3), (5), (6)	1,255,527	26,711,048	891,424	0.11%

Depository Credit Intermediation (0.06%)
Doral Financial Corporation, Common Stock - (Puerto Rico) (3), (12)	53,890	11,699,417	467,763	0.06%

Financial Investment Activities (0.00%)
Marsico Holdings, LLC, Common Interest Units (3), (5), (11)	168,698	172,694	25,305	—

Full-Service Restaurants (0.00%)
RM Holdco, LLC, Membership Units (2), (3), (5)	13,161,000	2,010,777	—	—

Machine Shops; Turned Product; and Screw, Nut, and Bolt Manufacturing (0.00%)
Precision Holdings, LLC, Class C Membership Interests (3), (5)	33	—	7,397	—

Nonmetallic Mineral Mining and Quarrying (0.19%)
EPMC HoldCo, LLC, Membership Units (2), (5)	1,312,720	—	1,562,137	0.19%

Nonscheduled Air Transportation (0.17%)
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock (3), (5)	1,843	1,274,000	1,412,078	0.17%

Radio and Television Broadcasting (0.04%)
SiTV, Inc., Warrants to Purchase Common Stock (3), (5)	233,470	300,322	357,209	0.04%

Retail (0.06%)
Shop Holding, LLC, Class A Units (3), (5)	507,167	480,049	476,628	0.06%
Shop Holding, LLC, Warrants to Purchase Class A Units (3), (5)	326,691	—	17,834	—
Total Electronic Shopping		480,049	494,462

Scheduled Air Transportation (1.11%)
Equipment Trusts - Aircraft Leased to Delta Air Lines, Inc.
N913DL Trust Beneficial Interests (5), (6)	795	94,231	123,930	0.01%
N918DL Trust Beneficial Interests (5), (6)	673	105,629	141,270	0.02%
N954DL Trust Beneficial Interests (5), (6)	636	126,797	69,190	0.01%
N955DL Trust Beneficial Interests (5), (6)	618	127,179	112,710	0.01%
N956DL Trust Beneficial Interests (5), (6)	623	118,190	108,290	0.01%
N957DL Trust Beneficial Interests (5), (6)	618	128,014	109,140	0.01%
N959DL Trust Beneficial Interests (5), (6)	614	128,843	109,990	0.01%
N960DL Trust Beneficial Interests (5), (6)	602	132,148	109,140	0.01%
N961DL Trust Beneficial Interests (5), (6)	610	131,332	103,700	0.01%
N976DL Trust Beneficial Interests (5), (6)	709	108,697	102,862	0.01%
Equipment Trusts - Aircraft Leased to United Airlines, Inc.
N510UA Trust Beneficial Interests (2), (5)	56	211,477	453,896	0.05%
N512UA Trust Beneficial Interests (2), (5)	56	206,766	446,071	0.05%
N536UA Trust Beneficial Interests (2), (5)	86	424,460	526,943	0.06%
N545UA Trust Beneficial Interests (2), (5)	71	371,557	632,959	0.08%
N585UA Trust Beneficial Interests (2), (5)	56	229,521	465,546	0.06%
United N659UA-767, LLC (N659UA) (5), (6)	439	2,197,988	2,950,833	0.35%
United N661UA-767, LLC (N661UA) (5), (6)	426	2,161,205	2,961,015	0.35%
Total Scheduled Air Transportation		7,004,034	9,527,485

Resin, Synthetic Rubber, and Artificial Synthetic Fibers and Filaments Manufacturing (0.09%)
KAGY Holding Company, Inc., Series A Preferred Stock (2), (3), (5)	9,778	1,091,200	721,467	0.09%

Semiconductor and Other Electronic Component Manufacturing (0.03%)
AIP/IS Holdings, LLC, Membership Units (3), (5)	352	—	229,504	0.03%

Software Publishers (0.06%)
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock (3), (5)	1,232,731	522,678	530,074	0.06%

S-F-47

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Unaudited) (Continued)

March 31, 2014

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (continued)

Wired Telecommunications Carriers (1.14%)
Integra Telecom, Inc., Common Stock (3), (5)	1,274,522	$8,433,884	$5,586,951	0.67%
Integra Telecom, Inc., Warrants (3), (5)	346,939	19,920	186,275	0.02%
V Telecom Investment S.C.A., Common Shares - (Luxembourg) (3), (4), (5), (10)	1,393	3,236,256	3,763,159	0.45%
Total Wired Telecommunications Carriers		11,690,060	9,536,385

Total Equity Securities		69,130,504	32,915,814

Total Investments		838,549,673	815,657,748

Cash and Cash Equivalents (3.22%)
Wells Fargo & Company, Overnight Repurchase Agreement, 0.03%,
Collateralized by Freddie Mac Note			$16,373,605	1.95%
Union Bank of California, Commercial Paper, 0.10%, due 4/1/14			6,000,000	0.71%
Cash Denominated in Foreign Currencies			121,879	0.01%
Cash Held on Account at Various Institutions			4,645,952	0.55%
Cash and Cash Equivalents			27,141,436

Total Cash and Investments (9)			$842,799,184	100.00%

Notes to Statement of Investments:

(1)

Investments in bank debt generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933. Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.

(2)

Non-controlled affiliate — as defined under the Investment Company Act of 1940 (ownership of between 5% and 25% of the outstanding voting securities of this issuer). See Consolidated Schedule of Changes in Investments in Affiliates.

(3)	Non-income producing security.
(4)	Principal amount denominated in foreign currency. Amortized cost and fair value converted from foreign currency to US dollars. (See Note 2)
(5)	Restricted security. (See Note 2)
(6)

Controlled issuer — as defined under the Investment Company Act of 1940 (ownership of 25% or more of the outstanding voting securities of this issuer). Investment is not more than 50% owned nor deemed to be a significant subsidiary. See Consolidated Schedule of Changes in Investments in Affiliates.

(7)	Investment has been segregated to collateralize certain unfunded commitments.
(8)	$5,000,000 principal amount of this investment has been segregated to collateralize certain unfunded commitments.
(9)	All cash and investments, except those referenced in Notes 7 and 8 above, are pledged as collateral under the Revolving Facilities as described in Note 4 to the Consolidated Financial Statements.
(10)

Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Partnership may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Partnership ‘s total assets.

(11)

Excepted from the definition of investment company under Section 3(c) of the Investment Company Act and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Partnership may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Partnership ‘s total assets.

(12)

Publicly traded company with a market capitalization greater than $250 million and as a result is not a qualifying asset under Section 55(a)  of the Investment Company Act. Under the Investment Company Act, the Partnership may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Partnership ‘s total assets

(13)	Negative balances relate to an unfunded commitment that was acquired and valued at a discount.

LIBOR or EURIBOR resets monthly (M), quarterly (Q), or semiannually (S).

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $110,386,498, and $66,876,929, respectively for the three months ended March 31, 2014. Aggregate acquisitions includes investment assets received as payment in kind.  Aggregate dispositions includes principal paydowns on and maturities of debt investments.  The total value of restricted securities and bank debt as of March 31, 2014 was $815,189,985, or 96.7% of total cash and investments of the Partnership.

Options and Swaps at March 31, 2014 were as follows:

Investment	Notional Amount	Fair Value

Interest Rate Cap, 4%, expires 5/15/2016	$25,000,000	$8,605
Euro/US Dollar Cross-Currency Basis Swap, Pay Euros/Receive USD, Expires 3/31/17	$4,289,019	$(300,684)

See accompanying notes.

S-F-48

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments

December 31, 2013

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (92.05%)
Bank Debt (74.53%) (1)
Accounting, Tax Preparation, Bookkeeping, and Payroll Services (1.03%)
Expert Global Solutions, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 7.25% (Q), 1.25% LIBOR Floor, due 4/3/18	$699,754	$701,280	$703,691	0.09%
Expert Global Solutions, LLC, Senior Secured 2nd Lien Term Loan, LIBOR + 11% (Q),1.5% LIBOR Floor, due 10/3/18	$7,434,877	7,228,004	7,382,833	0.94%
Total Accounting, Tax Preparation, Bookkeeping, and Payroll Services		7,929,284	8,086,524

Advertising, Public Relations, and Related Services (2.12%)
Doubleplay III Limited, Senior Secured 1st Lien Facility A1 Term Loan, EURIBOR + 6.25% (Q), 1.25% EURIBOR Floor, due 3/18/18 - (United Kingdom) (4), (10)	$13,165,705	16,428,630	16,736,606	2.12%

Artificial Synthetic Fibers and Filaments Manufacturing (0.26%)
AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16 (2)	$2,056,927	2,056,927	2,056,927	0.26%

Business Support Services (1.89%)
STG-Fairway Acquisitions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.25% (Q), 1.25% LIBOR Floor, due 8/28/19	$14,643,455	13,944,123	14,929,002	1.89%

Chemical Manufacturing (2.20%)
Archroma, Senior Secured Lien Term Loan B, LIBOR + 8.25% (Q), 1.25% LIBOR Floor, due 9/30/18	$17,456,250	17,107,125	17,401,699	2.20%

Communications Equipment Manufacturing (1.91%)
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625% (Q), 1.25% LIBOR Floor, due 12/11/18 (2)	$15,000,000	14,850,000	15,097,500	1.91%

Computer Equipment Manufacturing (1.15%)
ELO Touch Solutions, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 10.5% (Q),1.5% LIBOR Floor, due 12/1/18	$10,000,000	9,666,672	9,100,000	1.15%

Converted Paper Products Manufacturing (0.45%)
Ranpak Corp., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1.25% LIBOR Floor, due 4/23/20	$3,469,573	3,434,877	3,573,660	0.45%

Computer Systems Design and Related Services (5.40%)
Blue Coat Systems, Inc., Senior Secured 1st Lien Revolver Term Loan, LIBOR + 3.5% (Q), 1% LIBOR Floor, due 5/31/18	$4,500,000	3,540,000	4,060,800	0.51%
Blue Coat Systems, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1% LIBOR Floor, due 6/28/20	$15,000,000	14,878,125	15,300,000	1.94%
OnX Enterprise Solutions, Ltd., Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q),due 9/3/18	$10,640,000	10,483,300	10,709,160	1.36%
OnX USA, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7% (Q), due 9/3/18	$5,320,000	5,244,790	5,354,580	0.68%
Websense, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 7.25% (Q), 1% LIBOR Floor, due 12/27/20	$7,200,000	7,164,000	7,218,000	0.91%
Total Computer Systems Design and Related Services		41,310,215	42,642,540

Electric Power Generation, Transmission and Distribution (2.21%)
Panda Sherman Power, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 7.5% (Q), 1.5% LIBOR Floor, due 9/14/18	$11,070,172	10,932,474	11,402,277	1.44%
Panda Temple Power II, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q), 1.25% LIBOR Floor, due 4/3/19	$5,892,970	5,834,041	6,069,759	0.77%
Total Electric Power Generation, Transmission and Distribution		16,766,515	17,472,036

Electrical Equipment and Component Manufacturing (2.08%)
Palladium Energy, Inc., 1st Lien Senior Secured Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 12/26/17	$16,500,317	16,225,541	16,426,066	2.08%

Financial Investment Activities (0.49%)
Marsico Capital Management, Senior Secured 1st Lien Term Loan, LIBOR + 5% (M), due 12/31/22 (11)	$10,637,623	13,394,183	3,882,732	0.49%

Freight Transportation Arrangement (0.48%)
Livingston International, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/18/20 (10)	$3,665,217	3,597,620	3,756,848	0.48%

S-F-49

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Full-Service Restaurants (2.04%)
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18 (2)	$5,164,796	$5,164,796	$2,197,621	0.28%
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$1,370,199	1,339,883	1,370,199	0.17%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/21/16 (2)	$3,626,947	3,626,947	3,626,947	0.46%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/21/16 (2)	$6,825,328	6,825,328	6,825,328	0.86%
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16 (2)	$2,150,088	2,109,019	2,150,088	0.27%
Total Full-Service Restaurants		19,065,973	16,170,183

Gaming Industries (1.87%)
AP Gaming I, LLC, Senior Secured 1st Lien Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 12/20/20	$15,000,000	14,550,000	14,737,500	1.87%

Grocery Stores (1.91%)
Bashas, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 9.35% (M), 1.5% LIBOR Floor, due 12/28/15	$14,843,788	14,802,168	15,066,445	1.91%

Inland Water Transportation (1.64%)
US Shipping Corp, Senior Secured 1st Lien Term Loan B, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/30/18	$12,603,333	12,477,300	12,965,679	1.64%

Insurance Related Activities (0.81%)
Confie Seguros Holding II Co., 2nd Lien Term Loan, LIBOR + 9% (M), 1.25% LIBOR Floor, due 5/8/19	$6,341,809	6,245,733	6,391,370	0.81%

Merchant Wholesalers (1.16%)
Envision Acquisition Company, LLC, 2nd Lien Term Loan, LIBOR + 8.75% (M), 1% LIBOR Floor, due 11/4/21	$9,079,011	8,897,430	9,192,498	1.16%

Motion Picture and Video Industries (1.97%)
CORE Entertainment, Inc., Senior Secured 1st Lien Term Loan, 9%, due 6/21/17	$9,462,231	9,381,116	8,610,631	1.09%
CORE Entertainment, Inc., Senior Secured 2nd Lien Term Loan, 13.5%, due 6/21/18	$7,569,785	7,502,054	6,858,225	0.88%
Total Motion Picture and Video Industries		16,883,170	15,468,856

Newspaper, Periodical, Book, and Directory Publishers (3.90%)
Hanley-Wood, LLC, 1st Lien FILO Term Loan, LIBOR + 6.75% (Q), 1.25% LIBOR Floor, due 7/15/18	$16,707,600	16,707,600	16,699,246	2.13%
MediMedia USA, Inc., 1st Lien Revolver, LIBOR + 6.75% (M), due 5/20/18	$4,960,000	3,797,500	4,523,908	0.57%
MediMedia USA, Inc., 1st Lien Term Loan, LIBOR + 6.75% (M), 1.25% LIBOR Floor, due 11/20/18	$9,701,250	9,433,029	9,458,719	1.20%
Total Newspaper, Periodical, Book, and Directory Publishers		29,938,129	30,681,873

Nonresidential Building Construction (1.25%)
NCM Group Holdings, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 11.5% (Q), 1% LIBOR Floor, due 8/29/18	$10,000,000	9,620,619	9,875,000	1.25%

Nonscheduled Air Transportation (2.24%)
One Sky Flight, LLC, Senior Secured 2nd Lien Term Loan, 12% Cash + 3% PIK, due 5/4/19	$18,200,000	16,929,086	17,708,600	2.24%

Oil and Gas Extraction (1.98%)
Willbros Group, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.25% LIBOR Floor, due 8/7/19	$15,426,118	15,051,713	15,657,510	1.98%

Other Telecommunications (1.76%)
Securus Technologies, Inc., 2nd Lien Term Loan, LIBOR + 7.75% (Q), 1.25% LIBOR Floor, due 4/30/21	$14,000,000	13,860,000	13,925,660	1.76%

Petroleum and Coal Products Manufacturing (0.95%)
Boomerang Tube, LLC, 2nd Lien Term Loan, LIBOR + 9.5% (Q), 1.5% LIBOR Floor, due 10/11/17	$7,749,023	7,563,978	7,477,807	0.95%

Professional, Scientific, and Technical Services (3.14%)
Connolly, LLC, Senior Secured 2nd Lien Term Loan, LIBOR + 9.25% (Q), 1.25% LIBOR Floor, due 7/15/19	$12,000,000	11,829,534	12,270,000	1.55%
ConvergeOne Holdings, 1st Lien Term Loan, LIBOR + 8% (Q), 1.25% LIBOR Floor, due 5/8/19	$12,654,643	12,464,823	12,570,236	1.59%
Total Professional, Scientific, and Technical Services		24,294,357	24,840,236

Promoters of Performing Arts, Sports, and Similar Events (1.40%)
Stadium Management Group, Senior Secured 2nd Lien Term Loan, LIBOR + 9.50% (M), 1.25% LIBOR Floor, due 12/7/18	$11,000,000	10,817,390	11,055,000	1.40%

S-F-50

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
	Principal		Fair	Cash and
Investment	Amount	Cost	Value	Investments

Debt Investments (continued)
Radio and Television Broadcasting (3.09%)
SiTV, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 6% (Q) Cash + 4% PIK, 2% LIBOR Floor, due 8/3/16	$6,995,124	$6,648,634	$6,774,778	0.86%
The Tennis Channel, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 8.5% (Q), due 5/29/17	$17,589,459	17,134,705	17,615,843	2.23%
Total Radio and Television Broadcasting		23,783,339	24,390,621

Retail (2.29%)
Kenneth Cole Productions, Inc., Senior Secured 1st Lien FILO Term Loan, LIBOR + 10.40% (M), 1% LIBOR Floor, due 9/25/17	$11,272,727	11,051,496	11,329,090	1.44%
Shopzilla, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.5% (Q), due 3/31/16	$6,710,057	6,525,027	6,683,216	0.85%
Total Retail		17,576,523	18,012,306

Scheduled Air Transportation (1.60%)
Aircraft Secured Mortgages - Aircraft Leased to Delta Air Lines, Inc.
N913DL, 8%, due 3/15/17 (6)	$289,048	289,048	296,820	0.04%
N918DL, 8%, due 8/15/18 (6)	$388,001	388,001	397,290	0.05%
N954DL, 8%, due 3/20/19 (6)	$514,375	514,375	524,620	0.07%
N955DL, 8%, due 6/20/19 (6)	$533,283	533,283	543,320	0.07%
N956DL, 8%, due 5/20/19 (6)	$532,275	532,275	542,640	0.07%
N957DL, 8%, due 6/20/19 (6)	$537,947	537,947	548,250	0.07%
N959DL, 8%, due 7/20/19 (6)	$543,573	543,573	553,520	0.07%
N960DL, 8%, due 10/20/19 (6)	$564,855	564,855	574,430	0.07%
N961DL, 8%, due 8/20/19 (6)	$558,427	558,427	568,310	0.07%
N976DL, 8%, due 2/15/18 (6)	$394,360	394,360	404,600	0.05%
Aircraft Secured Mortgages - Aircraft Leased to United Airlines, Inc.
N510UA, 20%, due 10/26/16 (2)	$328,848	328,848	404,605	0.05%
N512UA, 20%, due 10/26/16 (2)	$334,535	334,535	414,010	0.05%
N536UA, 16%, due 9/29/14 (2)	$108,845	108,845	114,000	0.01%
N545UA, 16%, due 8/29/15 (2)	$249,695	249,695	275,405	0.03%
N585UA, 20%, due 10/25/16 (2)	$392,794	392,794	486,115	0.06%
N659UA, 12%, due 2/28/16 (6)	$2,708,150	2,708,150	2,948,986	0.37%
N661UA, 12%, due 5/4/16 (6)	$2,880,186	2,880,186	3,171,026	0.40%
Total Scheduled Air Transportation		11,859,197	12,767,947

Semiconductor and Other Electronic Component Manufacturing (1.87%)
Isola USA Corporation, Senior Secured Term Loan B, LIBOR + 8.25% (Q), 1% LIBOR Floor, due 11/29/18	$14,583,333	14,366,560	14,729,167	1.87%

Software Publishers (7.13%)
BlackLine Systems, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 0.4% (Q) Cash + 7.6% PIK, 1.5% LIBOR Floor, due 9/25/18	$12,579,747	11,811,044	12,183,485	1.56%
Coreone Technologies, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 3.75% (Q) Cash + 5% PIK, 1% LIBOR Floor, due 9/4/18	$13,556,801	13,243,533	13,455,125	1.72%
Deltek, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 8.75% (Q), 1.25% LIBOR Floor, due 10/10/19	$15,000,000	14,805,253	15,300,000	1.94%
Edmentum, Inc., Senior Secured 2nd Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 5/17/19	$15,000,000	14,748,486	15,112,500	1.91%
Total Software Publishers		54,608,316	56,051,110

Specialty Hospitals (0.70%)
UBC Healthcare Analytics, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 9% (Q), 1% LIBOR Floor, due 7/1/18	$5,526,021	5,498,391	5,559,177	0.70%

Textile Furnishings Mills (2.08%)
Lexmark Carpet Mills, Inc., Senior Secured 1st Lien Term Loan, LIBOR + 10% (Q), 1% LIBOR Floor, due 9/30/18	$16,351,467	15,942,680	16,392,346	2.08%

Wired Telecommunications Carriers (1.96%)
Integra Telecom Holdings, Inc., 2nd Lien Term Loan, LIBOR + 8.5% (Q), 1.25% LIBOR Floor, due 2/22/20	$15,000,000	14,701,027	15,459,375	1.96%

S-F-51

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Partnership

	Principal			Percent of
	Amount or		Fair	Cash and
Investment	Shares	Cost	Value	Investments

Debt Investments (continued)
Wireless Telecommunications Carriers (4.12%)
Alpheus Communications, LLC, Senior Secured 1st Lien Delayed Draw FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18 (13)	$—	$(11,183)	$(8,437)	—
Alpheus Communications, LLC, Senior Secured 1st Lien FILO Term Loan, LIBOR + 6.92% (Q), 1% LIBOR Floor, due 5/31/18	$8,248,124	8,166,127	8,186,263	1.04%
Globalive Wireless Management Corp., Senior Secured 1st Lien Term Loan, LIBOR + 10.9% (Q), due 4/30/14 - (Canada) (10)	$3,037,292	2,933,872	3,067,665	0.39%
Gogo, LLC, Senior Secured 1st Lien Term Loan, LIBOR + 9.75% (Q), 1.5% LIBOR Floor, due 6/21/17	$19,587,428	18,707,700	21,252,360	2.69%
Total Wireless Telecommunications Carriers		29,796,516	32,497,851

Total Bank Debt		585,841,307	588,236,257

Other Corporate Debt Securities (17.52%)
Architectural, Engineering, and Related Services (1.01%)
ESP Holdings, Inc., Junior Unsecured Subordinated Promissory Notes, 6% Cash + 10% PIK, due 12/31/19 (2), (5)	$7,959,369	7,959,369	7,959,369	1.01%

Artificial Synthetic Fibers and Filaments Manufacturing (1.17%)
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16 (2), (5)	$9,268,000	7,586,317	9,268,000	1.17%

Beverage Manufacturing (1.04%)
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18 (5)	$7,780,000	7,780,000	8,207,900	1.04%

Data Processing, Hosting, and Related Services (0.97%)
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19 (5)	$7,098,916	6,960,435	7,631,335	0.97%

Fabricated Metal Product Manufacturing (1.38%)
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16 (5), (7)	$12,500,000	12,322,875	10,875,000	1.38%

Metal Ore Mining (0.78%)
St Barbara Ltd., 1st Priority Senior Secured Notes, 8.875%, due 4/15/18 - (Australia) (5)	$7,359,000	7,326,651	6,144,765	0.78%

Nondepository Credit Intermediation (3.25%)
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19 - (Cayman Islands) (5), (10)	$10,000,000	9,824,072	10,700,000	1.35%
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18 (5), (10)	$15,000,000	15,000,000	14,962,500	1.90%
Total Nondepository Credit Intermediation		24,824,072	25,662,500

Plastics Products Manufacturing (1.83%)
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18 (5)	$13,600,000	13,600,000	14,426,622	1.83%

Satellite Telecommunications (1.31%)
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19 (5), (8), (10)	$9,914,000	9,914,000	10,335,345	1.31%

Scientific Research and Development Services (2.23%)
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17 (5)	$17,200,000	16,536,295	17,630,000	2.23%

Specialty Hospitals (0.65%)
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17 (5)	$5,000,000	5,000,000	5,137,500	0.65%

Structured Note Funds (1.90%)
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21 - (Cayman Islands) (5), (10)	$15,000,000	15,000,000	15,000,000	1.90%

Total Other Corporate Debt Securities		134,810,014	138,278,336

Total Debt Investments		720,651,321	726,514,593

Equity Securities (5.04%)
Architectural, Engineering, and Related Services (0.87%)
ESP Holdings, Inc., Cumulative Preferred 15% (2), (3), (5)	20,297	2,249,930	3,947,862	0.51%
ESP Holdings, Inc., Common Stock (2), (3), (5)	88,670	9,311,782	2,856,346	0.36%
Total Architectural, Engineering, and Related Services		11,561,712	6,804,208

Business Support Services (0.22%)
STG-Fairway Holdings, LLC, Class A Units (3), (5)	841,479	1,174,225	1,722,508	0.22%

S-F-52

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (continued)
Communications Equipment Manufacturing (0.64%)
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units (2), (3), (5)	5,000,000	$5,000,000	$5,000,000	0.64%

Data Processing, Hosting, and Related Services (0.13%)
Anacomp, Inc., Class A Common Stock (3), (5), (6)	1,255,527	26,711,048	1,004,422	0.13%

Depository Credit Intermediation (0.11%)
Doral Financial Corporation, Common Stock - (Puerto Rico) (3), (12)	53,890	11,699,417	843,913	0.11%

Financial Investment Activities (0.00%)
Marsico Holdings, LLC, Common Interest Units (3), (5), (11)	168,698	172,694	4,302	—

Full-Service Restaurants (0.00%)
RM Holdco, LLC, Membership Units (2), (3), (5)	13,161,000	2,010,777	—	—

Machine Shops; Turned Product; and Screw, Nut, and Bolt Manufacturing (0.01%)
Precision Holdings, LLC, Class C Membership Interests (3), (5)	33	—	41,645	0.01%

Nonmetallic Mineral Mining and Quarrying (0.20%)
EPMC HoldCo, LLC, Membership Units (2), (5)	1,312,720	—	1,562,137	0.20%

Nonscheduled Air Transportation (0.16%)
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock (3), (5)	1,843	1,274,000	1,268,904	0.16%

Radio and Television Broadcasting (0.04%)
SiTV, Inc., Warrants to Purchase Common Stock (3), (5)	233,470	300,322	354,874	0.04%

Retail (0.07%)
Shop Holding, LLC, Class A Units (3), (5)	490,037	462,576	532,919	0.07%
Shop Holding, LLC, Warrants to Purchase Class A Units (3), (5)	326,691	—	38,258	—
Total Electronic Shopping		462,576	571,177

Scheduled Air Transportation (1.19%)
Equipment Trusts - Aircraft Leased to Delta Air Lines, Inc.
N913DL Trust Beneficial Interests (5), (6)	727	97,376	125,970	0.02%
N918DL Trust Beneficial Interests (5), (6)	623	109,938	142,970	0.02%
N954DL Trust Beneficial Interests (5), (6)	591	133,027	68,000	0.01%
N955DL Trust Beneficial Interests (5), (6)	576	133,868	113,560	0.01%
N956DL Trust Beneficial Interests (5), (6)	580	133,907	108,800	0.01%
N957DL Trust Beneficial Interests (5), (6)	576	134,785	109,650	0.01%
N959DL Trust Beneficial Interests (5), (6)	573	135,658	110,500	0.01%
N960DL Trust Beneficial Interests (5), (6)	563	139,173	109,650	0.01%
N961DL Trust Beneficial Interests (5), (6)	570	138,350	103,870	0.01%
N976DL Trust Beneficial Interests (5), (6)	654	113,413	103,033	0.01%
Equipment Trusts - Aircraft Leased to United Airlines, Inc.
N510UA Trust Beneficial Interests (2), (5)	54	197,409	465,625	0.06%
N512UA Trust Beneficial Interests (2), (5)	53	193,046	458,277	0.06%
N536UA Trust Beneficial Interests (2), (5)	81	396,289	656,766	0.08%
N545UA Trust Beneficial Interests (2), (5)	67	348,071	641,840	0.08%
N585UA Trust Beneficial Interests (2), (5)	53	214,737	571,706	0.07%
United N659UA-767, LLC (N659UA) (5), (6)	412	2,097,640	2,840,323	0.36%
United N661UA-767, LLC (N661UA) (5), (6)	400	2,066,062	2,852,677	0.36%
Total Scheduled Air Transportation		6,782,749	9,583,217

Resin, Synthetic Rubber, and Artificial Synthetic Fibers and Filaments Manufacturing (0.08%)
KAGY Holding Company, Inc., Series A Preferred Stock (2), (3), (5)	9,778	1,091,200	662,134	0.08%

Semiconductor and Other Electronic Component Manufacturing (0.03%)
AIP/IS Holdings, LLC, Membership Units (3), (5)	352	—	229,504	0.03%

Software Publishers (0.07%)
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock (3), (5)	1,232,731	522,678	561,632	0.07%

S-F-53

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statement of Investments (Continued)

December 31, 2013

Showing Percentage of Total Cash and Investments of the Partnership

				Percent of
			Fair	Cash and
Investment	Shares	Cost	Value	Investments

Equity Securities (continued)

Wired Telecommunications Carriers (1.22%)
Integra Telecom, Inc., Common Stock (3), (5)	1,274,522	$8,433,884	$5,583,686	0.72%
Integra Telecom, Inc., Warrants (3), (5)	346,939	19,920	194,050	0.02%
V Telecom Investment S.C.A, Common Shares - (Luxembourg) (3), (4), (5), (10)	1,393	3,236,256	3,756,053	0.48%
Total Wired Telecommunications Carriers		11,690,060	9,533,789

Total Equity Securities		80,453,458	39,748,366

Total Investments		801,104,779	766,262,959

Cash and Cash Equivalents (2.91%)
Wells Fargo & Company, Overnight Repurchase Agreement, 0.09%,
Collateralized by Freddie Mac Note			$10,501,688	1.33%
Union Bank of California, Commercial Paper, 0.10%, due 1/2/14			8,499,976	1.07%
Cash Denominated in Foreign Currencies			121,389	0.02%
Cash Held on Account at Various Institutions			3,861,129	0.49%
Cash and Cash Equivalents			22,984,182

Total Cash and Investments (9)			$789,247,141	100.00%

Notes to Statement of Investments:

(1)

Investments in bank debt generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933. Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.

(2)

Non-controlled affiliate — as defined under the Investment Company Act of 1940 (ownership of between 5% and 25% of the outstanding voting securities of this issuer). See Consolidated Schedule of Changes in Investments in Affiliates.

(3)	Non-income producing security.

(4)	Principal amount denominated in foreign currency. Amortized cost and fair value converted from foreign currency to US dollars. (See Note 2)

(5)	Restricted security. (See Note 2)

(6)

Controlled issuer — as defined under the Investment Company Act of 1940 (ownership of 25% or more of the outstanding voting securities of this issuer). Investment is not more than 50% owned nor deemed to be a significant subsidiary. See Consolidated Schedule of Changes in Investments in Affiliates.

(7)	Investment has been segregated to collateralize certain unfunded commitments.

(8)	$2,000,000 principal amount of this investment has been segregated to collateralize certain unfunded commitments.

(9)	All cash and investments, except those referenced in Notes 7 and 8 above, are pledged as collateral under the Revolving Facilities as described in Note 4 to the Consolidated Financial Statements.

(10)

Non-U.S. company or principal place of business outside the U.S. and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Partnership may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Partnership ‘s total assets.

(11)

Excepted from the definition of investment company under Section 3(c) of the Investment Company Act and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Partnership may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Partnership ‘s total assets.

(12)

Publicly traded company with a market capitalization greater than $250 million and as a result is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Partnership may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Partnership ‘s total assets.

(13)	Negative balances relate to an unfunded commitment that was acquired and valued at a discount.

LIBOR or EURIBOR resets monthly (M), quarterly (Q), or semiannually (S).

Aggregate acquisitions and aggregate dispositions of investments, other than government securities, totaled $471,087,319, and $235,641,665, respectively for the year ended December 31, 2013. Aggregate acquisitions includes investment assets received as payment in kind.  Aggregate dispositions includes principal paydowns on and maturities of debt investments.  The total value of restricted securities and bank debt as of December 31, 2013 was $765,419,046, or 97.0% of total cash and investments of the Partnership.

Options and Swaps at December 31, 2013 were as follows:

Investment	Notional Amount	Fair Value

Interest Rate Cap, 4%, expires 5/15/2016	$25,000,000	$14,139
Euro/US Dollar Cross-Currency Basis Swap, Pay Euros/Receive USD, Expires 3/31/17	$4,289,019	$(331,183)

See accompanying notes.

S-F-54

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statements of Operations

	Three Months Ended March 31,
	2014	2013

Investment income
Interest income:
Companies less than 5% owned	$18,140,743	$15,240,367
Companies 5% to 25% owned	1,336,864	893,512
Companies more than 25% owned	257,627	330,317
Dividend income:
Companies 5% to 25% owned	1,968,748	—
Other income:
Companies less than 5% owned	634,733	157,533
Companies 5% to 25% owned	121,039	101,103
Companies more than 25% owned	208,890	142,911
Total investment income	22,668,644	16,865,743

Operating expenses
Management and advisory fees	2,886,208	1,964,738
Interest expense	456,861	136,407
Amortization of deferred debt issuance costs	372,755	108,564
Administrative expenses	256,806	167,808
Legal fees, professional fees and due diligence expenses	117,760	74,462
Commitment fees	191,199	22,589
Director fees	57,023	48,059
Insurance expense	35,952	24,201
Custody fees	49,932	28,544
Other operating expenses	15,981	136,409
Total operating expenses	4,440,477	2,711,781

Net investment income	18,228,167	14,153,962

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(6,795,721)	517,658
Investments in companies 5% to 25% owned	375	—
Net realized gain (loss)	(6,795,346)	517,658

Net change in net unrealized appreciation/depreciation	11,975,364	1,837,731
Net realized and unrealized gain	5,180,018	2,355,389

Dividends on Series A preferred equity facility	(369,135)	(393,413)
Net change in accumulated dividends on Series A preferred equity facility	10,495	16,011
Net increase in net assets applicable to common limited and general partners resulting from operations	$23,049,545	$16,131,949

See accompanying notes.

S-F-55

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statements of Changes in Net Assets

	Three Months Ended March 31, 2014 (Unaudited)
		Common
		Limited	General
	Total	Partner	Partner
Net assets applicable to common limited and general partners, beginning of year	$552,263,625	$551,095,042	$1,168,583
Net investment income	18,228,167	14,670,036	3,558,131
Net realized loss	(6,795,346)	(5,436,277)	(1,359,069)
Net change in unrealized appreciation/depreciation	11,975,364	9,580,291	2,395,073
Dividends paid on preferred equity facility	(369,135)	(295,308)	(73,827)
Net change in accumulated dividends on preferred equity facility	10,495	8,396	2,099
Net increase in net assets applicable to common limited and general partners resulting from operations	23,049,545	18,527,139	4,522,406
Distributions to common limited and general partners from:
Net investment income	(17,271,599)	(13,785,196)	(3,486,403)
Net assets applicable to common limited and general partners, end of period (including accumulated net investment income of $27,448,077, $27,097,562 and $350,515, respectively)	$558,041,571	$555,836,984	$2,204,587

	Year Ended December 31, 2013
		Common
		Limited	General
	Total	Partner	Partner
Net assets applicable to common limited and general partners, beginning of year	$317,209,574	$317,209,574	$—

Contributions from common limited partner	225,201,350	225,201,350	—

Net investment income	56,340,223	45,474,169	10,866,054
Net realized loss	(47,384,746)	(37,907,797)	(9,476,949)
Net change in unrealized appreciation/depreciation	56,456,107	45,164,886	11,291,221
Dividends paid on preferred equity facility	(1,516,585)	(1,213,268)	(303,317)
Net change in accumulated dividends on preferred equity facility	22,033	17,626	4,407
Net increase in net assets applicable to common limited and general partners resulting from operations	63,917,032	51,535,616	12,381,416

Distributions to common limited and general partners from:
Net investment income	(53,418,640)	(42,851,498)	(10,567,142)
Realized gains	(645,691)	—	(645,691)
Net assets applicable to common limited and general partners, end of period (including accumulated net investment income of $26,850,149, $26,499,634 and $350,515, respectively)	$552,263,625	$551,095,042	$1,168,583

See accompanying notes.

S-F-56

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2014	2013

Operating activities
Net increase in net assets applicable to common limited and general partners resulting from operations	$23,049,545	$16,131,949
Adjustments to reconcile net increase in net assets applicable to common limited and general partners resulting from operations to net cash (used in) provided by operating activities:
Net realized loss (gain)	6,795,346	(517,658)
Net change in unrealized appreciation/depreciation of investments	(11,974,865)	(1,880,949)
Dividends paid on Series A preferred equity facility	369,135	393,413
Net change in accumulated dividends on Series A preferred equity facility	(10,495)	(16,011)
Accretion of original issue discount	(551,826)	(825,555)
Net accretion of market discount/premium	(178,840)	(81)
Interest and dividend income paid in kind	(1,084,557)	(253,156)
Amortization of deferred debt issuance costs	372,755	108,564
Changes in assets and liabilities:
Purchases of investment securities	(109,301,941)	(40,010,595)
Proceeds from sales, maturities and paydowns of investments	66,876,929	51,006,153
Increase in accrued interest income - companies less than 5% owned	(1,997,625)	(2,546,216)
Increase in accrued interest income - companies 5% to 25% owned	(264,538)	(4,073)
Decrease in accrued interest income - companies more than 25% owned	3,172	2,835
Decrease in receivable for investments sold	2,574,247	7,727,415
Increase in prepaid expenses and other assets	(448,303)	(435,089)
Decrease in payable for investments purchased	(13,192,340)	(21,657,527)
Increase (decrease) in payable to the Investment Manager	(143,065)	20,071
Increase in payable to parent	(433,020)	—
Increase (decrease) in interest payable	(98,929)	31,937
Increase in accrued expenses and other liabilities	33,680	83,601
Net cash (used in) provided by operating activities	(39,605,535)	7,359,028

Financing activities
Proceeds from draws on credit facilities	114,000,000	6,000,000
Principal repayments on credit facilities	(52,000,000)	(10,000,000)
Payments of debt issuance costs	(763,980)	—
Dividends paid on Series A preferred equity facility	(369,135)	(393,413)
Dividends paid to common limited partner	(13,785,196)	(9,823,476)
Distributions of incentive allocation to the General Partner	(3,318,900)	—
Net cash provided by (used in) financing activities	43,762,789	(14,216,889)

Net increase (decrease) in cash and cash equivalents	4,157,254	(6,857,861)
Cash and cash equivalents at beginning of period	22,984,182	18,035,189
Cash and cash equivalents at end of period	$27,141,436	$11,177,328

Supplemental cash flow information
Interest payments	$235,336	$104,470

See accompanying notes.

S-F-57

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements

March 31, 2014

1. Organization and Nature of Operations

Special Value Continuation Partners, LP (the “Partnership”) a Delaware limited partnership, commenced operations on July 31, 2006 as an externally managed, closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). On April 2, 2012, the Partnership elected to be treated as a business development company (“BDC”) under the 1940 Act (the “Conversion”). The Partnership’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection.

Investment operations are conducted either directly in the Partnership or in one of the Partnership’s wholly owned subsidiaries, TCPC Funding I, LLC, a Delaware limited liability company (“TCPC Funding”) and TCPC SBIC, LP, a Delaware limited partnership (the “SBIC”). The SBIC was organized in June 2013, and on April 22, 2014, received a license from the United States Small Business Administration (the “SBA”) to operate as a small business investment company under the provisions of Section 301(c) of the Small Business Investment Act of 1958. The Partnership, TCPC Funding, and the SBIC invest primarily in the debt of middle-market companies, including senior secured loans, junior loans, mezzanine debt and bonds. Such investments may include an equity component, and, to a lesser extent, the Partnership, TCPC Funding, and the SBIC may make equity investments directly. The Partnership, TCPC Funding, and the SBIC have elected to be treated as partnerships for U.S. federal income tax purposes. TCP Capital Corp. (“TCPC”) owns the entire common limited partner interest in the Partnership. TCPC has also elected to be treated as a business development company under the 1940 Act.

The general partner of the Partnership is SVOF/MM, LLC, which also serves as the administrator of TCPC and the Partnership (the “Administrator” or the “General Partner”). The managing member of the General Partner is Tennenbaum Capital Partners, LLC, which serves as the Investment Manager to TCPC, the Partnership, TCPC Funding and the SBIC. Most of the equity interests in the General Partner are owned directly or indirectly by the Investment Manager and its employees.

Partnership management consists of the General Partner and the Board of Directors. The General Partner directs and executes the day-to-day operations of the Partnership subject to oversight from the Board of Directors, which performs certain functions required by the 1940 Act. The Board of Directors has delegated investment management of the Partnership’s assets to the Investment Manager. The Board of Directors consists of five persons, three of whom are independent. If the Partnership has preferred limited partner interests outstanding, as it currently does, the holders of the preferred limited partner interests voting separately as a class are entitled to elect two of the Directors. The remaining directors will be subject to election by holders of the common limited partner interests and preferred limited partner interests voting together as a single class.

S-F-58

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Partnership include the accounts of the Partnership, TCPC Funding and the SBIC and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The following is a summary of the significant accounting policies of the Partnership and TCPC Funding.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions to be reasonable, actual results could differ from those estimates and differences could be material.

Investment Valuation

Management values investments at fair value based upon the principles and methods of valuation set forth in policies adopted by the Board of Directors and in conformity with procedures set forth in the Senior Facilities and the Statement of Preferences for the Preferred Interests, as defined in Note 4, below. Fair value is generally defined as the amount for which an investment would be sold in an orderly transaction between market participants at the measurement date.

All investments are valued at least quarterly based on affirmative pricing or quotations from independent third-party sources, with the exception of investments priced directly by the Investment Manager which together comprise, in total, less than 5% of the capitalization of the Partnership. Investments listed on a recognized exchange or market quotation system, whether U.S. or foreign, are valued for financial reporting purposes as of the last business day of the reporting period using the closing price on the date of valuation. Liquid investments not listed on a recognized exchange or market quotation system are valued using prices provided by a nationally recognized pricing service or by using quotations from broker-dealers. Investments not priced by a pricing service or for which market quotations are either not readily available or are determined to be unreliable are valued using affirmative valuations performed by independent valuation services or, for investments aggregating less than 5% of the total capitalization of the Partnership, directly by the Investment Manager.

Fair valuations of investments are determined under guidelines adopted by the Board of Directors, and are subject to their approval. Generally, to increase objectivity in valuing investments, the Investment Manager will utilize external measures of value, such as public markets or third-party transactions, whenever possible. The Investment Manager’s valuation is not based on long-term work-out value, immediate liquidation value, nor incremental value for potential changes that may take place in the future. The values assigned to investments that are valued by the Investment Manager are based on available information and do not necessarily represent amounts that might ultimately be realized, as these amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated. The foregoing policies apply to

S-F-59

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

all investments, including those in companies and groups of affiliated companies aggregating more than 5% of the Partnership’s assets.

Fair valuations of investments in each asset class are determined using one or more methodologies including the market approach, income approach, or, in the case of recent investments, the cost approach, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that may be taken into account include, as relevant:  available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, our principal market and enterprise values, among other factors.

Unobservable inputs used in the fair value measurement of Level 3 investments as of March 31, 2014 included the following:

Asset Type	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Avg.)
Bank Debt	$317,003,161	Market rate approach	Market yields	3.8% - 16.5% (10.9%)
	238,578,988	Market quotations	Indicative bid/ask quotes	1 - 3 (2)
	15,792,158	Market comparable companies	Revenue multiples	0.4x (0.4x)
	2,056,927	Market comparable companies	EBITDA multiples	7.8x (7.8x)
Other Corporate	71,494	Market rate approach	Market yields	16.3% (16.3%)
Debt	54,707,520	Market quotations	Indicative bid/ask quotes	1 – 2 (1)
	16,828,346	Market comparable companies	EBITDA multiples	7.8x - 10.0x (8.8x)
Equity	9,527,486	Market rate approach	Market yields	13.0% - 18.0% (13.6%)
	3,587,881	Market quotations	Indicative bid/ask quotes	1 - 1 (1)
	891,424	Market comparable companies	Revenue multiples	0.4x - 1.1x (1.1x)
	18,441,260	Market comparable companies	EBITDA multiples	4.0x – 6.6x (5.8x)

Generally, a change in an unobservable input may result in a change to the value of an investment as follows:

Input	Impact to Value if Input Increases	Impact to Value if Input Decreases
Market yields	Decrease	Increase
Revenue multiples	Increase	Decrease
EBITDA multiples	Increase	Decrease

Investments may be categorized based on the types of inputs used in valuing such investments. The level in the GAAP valuation hierarchy in which an investment falls is based on the lowest level input that is significant to the valuation of the investment in its entirety. Transfers between levels are recognized as of the beginning of the reporting period.

S-F-60

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

At March 31, 2014, the Partnership’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Bank Debt	Other Corporate Debt	Equity Securities
1	Quoted prices in active markets for identical assets	$—	$—	$467,763
2	Other observable market inputs *	70,146,046	67,557,294	—
3	Independent third-party pricing sources that employ significant unobservable inputs	573,872,294	64,047,014	29,595,404
3	Investment Manager valuations with significant unobservable inputs	(441,060)	7,560,346	2,852,647
Total		$643,577,280	$139,164,654	$32,915,814

*  For example, quoted prices in inactive markets or quotes for comparable investments.

Changes in investments categorized as Level 3 during the three months ended March 31, 2014 were as follows:

	Independent Third-Party Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$515,953,643	$53,334,634	$36,066,746
Net realized and unrealized gains (losses)	4,633,345	833,673	(1,034,764)
Acquisitions	98,772,793	13,080,946	894,302
Dispositions	(30,758,320)	(14,077,239)	(6,330,880)
Transfers out of Level 3 *	(14,729,167)	—	—
Transfers into Level 3 †	—	10,875,000	—
Ending balance	$573,872,294	$64,047,014	$29,595,404

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$5,296,423	$862,015	$325,048

*  Comprised of one investment that transferred to Level 2 due to increased observable market activity.

†  Comprised of one investment that transferred from Level 2 due to reduced trading volumes.

	Investment Manager Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$4,060,800	$7,631,335	$2,837,707
Net realized and unrealized gains (losses)	(1,860)	(70,989)	(188,519)
Acquisitions	—	—	230,938
Dispositions	(4,500,000)	—	(27,479)
Ending balance	$(441,060)‡	$7,560,346	$2,852,647

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$(1,860)	$(70,989)	$(215,999)

‡ Negative balance relates to an unfunded commitment that was acquired and valued at a discount.

S-F-61

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

There were no transfers between Level 1 and 2 during the three months ended March 31, 2014.

At March 31, 2013, the Partnership’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Bank Debt	Other Corporate Debt	Equity Securities
1	Quoted prices in active markets for identical assets	$—	$—	$759,522
2	Other observable market inputs *	111,560,238	61,901,366	—
3	Independent third-party pricing sources that employ significant unobservable inputs	275,074,150	17,509,840	34,225,001
3	Investment Manager valuations with significant unobservable inputs	—	7,552,970	1,411,858
Total		$386,634,388	$86,964,176	$36,396,381

*  For example, quoted prices in inactive markets or quotes for comparable investments.

Changes in investments categorized as Level 3 during the three months ended March 31, 2013 were as follows:

	Independent Third-Party Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$359,343,326	$17,171,637	$32,675,370
Net realized and unrealized gains (losses)	(2,705,665)	332,962	1,418,164
Acquisitions	15,489,607	5,241	778,020
Dispositions	(38,401,835)	—	(646,553)
Transfers out of Level 3 †	(58,651,283)	—	—
Ending balance	$275,074,150	$17,509,840	$34,225,001

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$(1,074,858)	$332,962	$1,418,164

† Comprised of eight investments that transferred to Level 2 due to increased observable market activity.

	Investment Manager Valuation
	Bank Debt	Other Corporate Debt	Equity Securities
Beginning balance	$—	$7,167,458	$1,424,764
Net realized and unrealized gains (losses)	—	350,718	(12,906)
Acquisitions	—	34,794	—
Ending balance	$—	$7,552,970	$1,411,858

Net change in unrealized appreciation/ depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$—	$350,718	$(12,906)

There were no transfers between Level 1 and 2 during the three months ended March 31, 2013.

S-F-62

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Investment Transactions

Investment transactions are recorded on the trade date, except for private transactions that have conditions to closing, which are recorded on the closing date. The cost of investments purchased is based upon the purchase price plus those professional fees which are specifically identifiable to the investment transaction. Realized gains and losses on investments are recorded based on the identification method, which typically allocates the highest cost inventory to the basis of investments sold.

Cash and Cash Equivalents

Cash consists of amounts held in accounts with brokerage firms and the custodian bank. Cash equivalents consist of highly liquid investments with an original maturity of three months or less.

Repurchase Agreements

In connection with transactions in repurchase agreements, it is the Partnership’s policy that the custodian take possession of the underlying collateral, the fair value of which is required to exceed the principal amount of the repurchase transaction, including accrued interest, at all times. If the seller defaults, and the fair value of the collateral declines, realization of the collateral may be delayed or limited.

Restricted Investments

The Partnership may invest without limitation in instruments that are subject to legal or contractual restrictions on resale. These instruments generally may be resold to institutional investors in transactions exempt from registration or to the public if the securities are registered. Disposal of these investments may involve time-consuming negotiations and additional expense, and prompt sale at an acceptable price may be difficult. Information regarding restricted investments is included at the end of the Consolidated Statement of Investments. Restricted investments, including any restricted investments in affiliates, are valued in accordance with the investment valuation policies discussed above.

Foreign Investments

The Partnership may invest in instruments traded in foreign countries and denominated in foreign currencies. Foreign currency denominated investments comprised approximately 2.7% and 2.7% of total investments at March 31, 2014 and December 31, 2013, respectively. Such positions were converted at the respective closing rate in effect at March 31, 2014 and December 31, 2013 and reported in U.S. dollars. Purchases and sales of investments and income and expense items denominated in foreign currencies, when they occur, are translated into U.S. dollars on the respective dates of such transactions. The portion of gains and losses on foreign investments resulting from fluctuations in foreign currencies is included in net realized and unrealized gain or loss from investments.

Investments in foreign companies and securities of foreign governments may involve special risks and considerations not typically associated with investing in U.S. companies and securities of the U.S. government.

S-F-63

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

These risks include, among other things, revaluation of currencies, less reliable information about issuers, different transaction clearance and settlement practices, and potential future adverse political and economic developments. Moreover, investments in foreign companies and securities of foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the U.S. government.

Derivatives

In order to mitigate certain currency exchange and interest rate risks, the Partnership has entered into certain swap and option transactions. All derivatives are recognized as either assets or liabilities in the Consolidated Statement of Assets and Liabilities. The transactions entered into are accounted for using the mark-to-market method with the resulting change in fair value recognized in earnings for the current period. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in interest rates and the value of foreign currency relative to the U.S. dollar.

The Partnership did not enter into any new derivative transactions during the three months ended March 31, 2014. At March 31, 2014, the Partnership held an interest rate cap with a notional amount of $25,000,000 and a cross currency basis swap with a notional amount of $4,289,019. Gains and losses from derivatives during the three months ended March 31, 2014 were included in net realized and unrealized loss on investments in the Consolidated Statement of Operations as follows:

Instrument	Realized Gains (Losses)	Unrealized Gains (Losses)
Cross currency basis swaps	$—	$30,499
Interest rate cap	$—	$(5,534)

The Partnership did not enter into any new derivative transactions during the three months ended March 31, 2013. At March 31, 2013, the Partnership held a cross currency basis swap with a notional amount of $6,040,944. Gains and losses from derivatives during the three months ended March 31, 2013 were included in net realized and unrealized loss on investments in the Consolidated Statement of Operations as follows:

Instrument	Realized Gains (Losses)	Unrealized Gains (Losses)
Cross currency basis swaps	$—	$169,983

Valuations of derivatives held at March 31, 2014 and March 31, 2013 were determined using observable market inputs other than quoted prices in active markets for identical assets and, accordingly, are classified as Level 2 in the GAAP valuation hierarchy.

S-F-64

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Debt Issuance Costs

Costs of approximately $3.5 million were incurred during 2006 in connection with placing the Partnership’s revolving credit facility (see Note 4). Additional costs of approximately $1.5 million were incurred during 2013 in connection with the extension of the facility. These costs were deferred and are being amortized on a straight-line basis over the estimated remaining life of the facility. The impact of utilizing the straight-line amortization method versus the effective-interest method is not material to the operations of the Partnership.

Costs of approximately $1.6 million were incurred during 2013 in connection with placing TCPC Funding’s revolving credit facility (see Note 4). Additional costs of approximately $0.8 million were incurred in 2014 in connection with the extension of the facility. These costs were deferred and are being amortized on a straight-line basis over three years, the estimated life of that facility. The impact of utilizing the straight-line amortization method versus the effective-interest method is not material to the operations of the Partnership.

Revenue Recognition

Interest and dividend income, including income paid in kind, is recorded on an accrual basis. Origination, structuring, closing, commitment and other upfront fees, including original issue discounts, earned with respect to capital commitments are generally amortized or accreted into interest income over the life of the respective debt investment. Other fees, including certain amendment fees, prepayment fees and commitment fees on broken deals, are recognized as earned. Prepayment fees and similar income received upon the early repayment of a loan or debt security are included in interest income.

Certain debt investments are purchased at a considerable discount to par as a result of the underlying credit risks and financial results of the issuer, as well as general market factors that influence the financial markets as a whole. GAAP generally requires that discounts on the acquisition of corporate bonds, municipal bonds and treasury bonds be amortized using the effective-interest or constant-yield method. GAAP also requires the collectability of interest to be considered when making accruals. Accordingly, when accounting for purchase discounts, discount accretion income is recognized when it is probable that such amounts will be collected, generally at disposition. When principal payments on a loan are received in an amount in excess of the loan’s amortized cost, the excess principal payments are recorded as interest income.

Income Taxes

The income or loss of the Partnership, TCPC Funding and the SBIC is reported in the respective partners’ income tax returns. Consequently, no income taxes are paid at the partnership level or reflected in the Partnership’s financial statements. In accordance with ASC Topic 740 — Income Taxes , the Partnership recognizes in its financial statements the effect of a tax position when it is determined that such position is more likely than not, based on the technical merits, to be sustained upon examination. As of March 31, 2014, all tax years of the Partnership since January 1, 2010 remain subject to examination by federal tax authorities. No such examinations are currently pending.

S-F-65

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

2. Summary of Significant Accounting Policies (continued)

Cost and unrealized appreciation and depreciation of investments (including derivatives) for U.S. federal income tax purposes at March 31, 2014 were as follows:

Unrealized appreciation	$34,662,507
Unrealized depreciation	(57,898,261)
Net unrealized depreciation	(23,235,754)

Cost	$838,601,423

3. Management Fees, Incentive Compensation and Other Expenses

The Partnership’s management fee is calculated at an annual rate of 1.5% of total assets (excluding cash and cash equivalents) of TCPC on a consolidated basis as of the beginning of each quarter and is payable to the Investment Manager quarterly in arrears.

Incentive compensation is only paid to the extent that TCPC’s total performance exceeds a cumulative 8% annual return since January 1, 2013 (the “Total Return Hurdle”). The incentive compensation equals 20% of net investment income (reduced by preferred dividends) and 20% of net realized gains (reduced by any net unrealized losses), subject to the Total Return Hurdle. The incentive compensation is payable quarterly in arrears as an allocation and distribution to the General Partner and is calculated as the difference between cumulative incentive compensation earned since January 1, 2013 and cumulative incentive compensation paid since January 1, 2013. A reserve for incentive compensation is allocated to the account of the General Partner based on the amount of additional incentive compensation that would have been distributable to the General Partner assuming a hypothetical liquidation of TCPC and the Partnership at net asset value on the balance sheet date. At March 31, 2014, the General Partner’s equity interest in the Partnership was comprised entirely of a reserve amount of $2,204,587 as reflected in the Consolidated Statement of Changes in Net Assets.

The Partnership bears all expenses incurred in connection with its business, including fees and expenses of outside contracted services, such as custodian, administrative, legal, audit and tax preparation fees, costs of valuing investments, insurance costs, brokers’ and finders’ fees relating to investments, and any other transaction costs associated with the purchase and sale of investments.

S-F-66

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

4. Leverage

At March 31, 2014 and December 31, 2013, leverage was comprised of amounts outstanding under senior secured revolving credit facilities issued by the Partnership (the “Partnership Facility”) and TCPC Funding (the “TCPC Funding Facility,” and, together with the Partnership Facility, the “Revolving Facilities”) as well as amounts outstanding under a preferred leverage facility issued by the Partnership (the “Preferred Interests”), as follows:

	March 31, 2014	December 31, 2013
Partnership Facility	$82,000,000	$45,000,000
TCPC Funding Facility	75,000,000	50,000,000
Total Debt	$157,000,000	$95,000,000

Preferred Interests	134,000,000	134,000,000
Total Leverage	$291,000,000	$229,000,000

The combined weighted-average interest and dividend rates on total amounts outstanding under the leverage facilities at March 31, 2014 and December 31, 2013 were 1.35% and 1.38%, respectively.

Amounts outstanding under the Revolving Facilities are carried at cost in the Statement of Assets and Liabilities. As of March 31, 2014, the estimated fair value of the TCPC Funding Facility approximated its carrying value, and the Partnership Facility had an estimated fair value of $81,286,654. The estimated fair values of the Revolving Facilities are determined by discounting projected remaining payments using market interest rates for our borrowings and entities with similar credit risks at the measurement date. At March 31, 2014, the Revolving Facilities would be deemed to be Level 3 in the GAAP valuation hierarchy.

Partnership Facility

The Partnership Facility provides for amounts to be drawn up to $116 million, subject to certain collateral and other restrictions. The Partnership Facility matures on July 31, 2016. Most of the cash and investments held directly by the Partnership, as well as the net assets of TCPC Funding and the SBIC, are included in the collateral for the facility.

Advances under the Partnership Facility through July 31, 2014 bear interest at an annual rate equal to 0.44% plus either LIBOR or the lender’s cost of funds (subject to a cap of LIBOR plus 20 basis points). Advances under the Partnership Facility for periods from July 31, 2014 through the maturity date of the facility will bear interest at an annual rate equal to 2.5% plus either LIBOR or the lender’s cost of funds (subject to a cap of LIBOR plus 20 basis points). In addition to amounts due on outstanding debt, the facility accrues commitment fees of 0.20% per annum on the unused portion of the facility, or 0.25% per annum when less than $46.4 million in borrowings are outstanding. The facility may be terminated, and any outstanding amounts thereunder may become due and payable, should the Partnership fail to satisfy certain financial or other covenants. As of March 31, 2014, the Partnership was in full compliance with such covenants.

S-F-67

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

4. Leverage (continued)

TCPC Funding Facility

The TCPC Funding Facility, issued on May 15, 2013, provides for amounts to be drawn up to $150 million, subject to certain collateral and other restrictions. The TCPC Funding Facility matures on May 15, 2017, subject to extension by the lender at the request of TCPC Funding. The facility contains an accordion feature which allows for expansion of the facility up to $200 million subject to consent from the lender and other customary conditions. The cash and investments of TCPC Funding are included in the collateral for the facility.

As of March 31, 2014, borrowings under the TCPC Funding Facility bore interest at a rate of LIBOR plus 2.50% per annum. In connection to the extension and expansion of the facility on February 21, 2014, the interest rate was reduced to a rate of LIBOR plus 2.50% effective March 15, 2014.  In addition to amounts due on outstanding debt, the facility accrues commitment fees of 0.75% per annum on the unused portion of the facility, or 1.00% per annum when the unused portion is greater than 33% of the total facility. The facility may be terminated, and any outstanding amounts thereunder may become due and payable, should TCPC Funding fail to satisfy certain financial or other covenants. As of March 31, 2014, TCPC Funding was in full compliance with such covenants.

Preferred Equity

At March 31, 2014, the Preferred Interests were comprised of 6,700 Series A preferred limited partner interests issued and outstanding with a liquidation preference of $20,000 per interest. The Preferred Interests accrue dividends at an annual rate equal to 0.85% plus either LIBOR or the interestholder’s cost of funds (subject to a cap of LIBOR plus 20 basis points). The Preferred Interests are redeemable at the option of the Partnership, subject to certain conditions. Additionally, under certain conditions, the Partnership may be required to either redeem certain of the Preferred Interests or repay indebtedness, at the Partnership’s option. Such conditions would include a failure by the Partnership to maintain adequate collateral as required by its credit facility agreement or by the Statement of Preferences of the Preferred Interests or a failure by the Partnership to maintain sufficient asset coverage as required by the 1940 Act. As of March 31, 2014, the Partnership was in full compliance with such requirements.

5. Commitments, Concentration of Credit Risk and Off-Balance Sheet Risk

The Partnership, TCPC Funding and the SBIC conduct business with brokers and dealers that are primarily headquartered in New York and Los Angeles and are members of the major securities exchanges. Banking activities are conducted with a firm headquartered in the San Francisco area.

In the normal course of business, investment activities involve executions, settlement and financing of various transactions resulting in receivables from, and payables to, brokers, dealers and the custodian. These activities may expose the Partnership to risk in the event that such parties are unable to fulfill contractual obligations. Management does not anticipate any material losses from counterparties with whom it conducts business. Consistent with standard business practice, the Partnership, TCPC Funding and the SBIC enter into contracts that contain a variety of indemnifications, and are engaged from time to time in various legal actions. The maximum

S-F-68

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

5. Commitments, Concentration of Credit Risk and Off-Balance Sheet Risk (continued)

exposure under these arrangements and activities is unknown. However, management expects the risk of material loss to be remote.

The Consolidated Statement of Investments includes certain revolving loan facilities and other loan commitments held by the Partnership with aggregate unfunded balances of $36,361,742 at March 31, 2014. The Company has also provided a $20,861,473 guarantee on a bridge facility, which the Company believes is unlikely to be funded.

6. Related Parties

TCPC, the Partnership, TCPC Funding, the SBIC, the Investment Manager, the General Partner and their members and affiliates may be considered related parties. From time to time, the Partnership advances payments to third parties on behalf of TCPC which are reimbursable through deductions from distributions to TCPC. At March 31, 2014, no such amounts were outstanding. From time to time, the Investment Manager advances payments to third parties on behalf of the Partnership and receives reimbursement from the Partnership. At March 31, 2014, amounts reimbursable to the Investment Manager totaled $144,306, as reflected in the Consolidated Statement of Assets and Liabilities.

Pursuant to an administration agreement between the Administrator and the Partnership (the “Administration Agreement”), the Administrator may be reimbursed for costs and expenses incurred by the Administrator for office space rental, office equipment and utilities allocable to the Partnership, as well as costs and expenses incurred by the Administrator or its affiliates relating to any administrative, operating, or other non-investment advisory services provided by the Administrator or its affiliates to the Partnership. For the three months ended March 31, 2014, expenses allocated pursuant to the Administration Agreements totaled $256,806. The Administrator waived reimbursement of all administrative expenses prior to January 1, 2013.

7.  Distributions

The Partnership’s distributions are recorded on the record date. The timing of distributions is determined by the General Partner, which has provided the Investment Manager with certain criteria for such distributions.

8. Subsequent Events

On April 22, 2014, the SBIC received a license from the SBA to operate as a small business investment company under the provisions of Section 301(c) of the Small Business Investment Act of 1958.

S-F-69

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

March 31, 2014

9 . Financial Highlights

The financial highlights with respect to the common limited partner are as follows:

Three Months Ended
March 31, 2014

Return on invested assets (1), (2)	3.6%

Gross return to common limited partner (1)	4.2%
Less: General Partner incentive allocation (1)	(0.8)%
Return to common limited partner (1), (3)	3.4%

Ratios to average common equity: (4), (5)
Net investment income	13.3%
Expenses	3.2%
Expenses and General Partner allocation	4.0%

Ending net assets attributable to common limited partner	$555,836,984
Portfolio turnover rate (1)	8.7%
Weighted-average debt outstanding	$98,266,667
Weighted-average interest rate on debt	1.9%

(1) Not annualized.

(2) Return on invested assets is a time-weighted, geometrically linked rate of return and excludes cash and cash equivalents.

(3) Returns (net of dividends on the preferred equity facility, allocations to General Partner and Partnership expenses, including financing costs and management fees) are calculated on a monthly geometrically linked, time-weighted basis.

(4) Net investment income and expenses annualized. General Partner allocation not annualized.

(5) These ratios include interest expense but do not reflect the effect of dividends on the preferred equity facility.

S-F-70

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Schedule of Changes in Investments in Affiliates (1)

Three Months Ended March 31, 2014

Security	Acquisitions	Dispositions (2)	Dividends or Interest (3)
AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16	$—	$—	$316,578
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16	—	—	—
Anacomp, Inc., Class A Common Stock	—	—	—
EPMC HoldCo, LLC, Membership Units	—	—	—
ESP Holdings, Inc., Cumulative Preferred 15%	—	(2,489,100)	1,968,748
ESP Holdings, Inc., Common Stock	—	(2,955,297)	289,315
ESP Holdings, Inc., Junior Unsecured Subordinated Promissory Notes, 6% Cash + 10% PIK, due 12/31/19	—	(7,959,369)	205,175
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625%, 1.25% LIBOR Floor, due 12/11/18	—	(37,500)	332,896
KAGY Holding Company, Inc., Series A Preferred Stock	—	—	—
N510UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(23,046)	15,999
N512UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(22,551)	16,292
N536UA Aircraft Secured Mortgage, 16%, due 9/29/14	—	(39,471)	3,551
N545UA Aircraft Secured Mortgage, 16%, due 8/29/15	—	(35,371)	9,269
N585UA Aircraft Secured Mortgage, 20%, due 10/25/16	—	(26,478)	19,115
N659UA Aircraft Secured Mortgage, 12%, due 2/28/16	—	(269,027)	78,303
N661UA Aircraft Secured Mortgage, 12%, due 5/4/16	—	(260,901)	81,466
N510UA Equipment Trust Beneficial Interests	23,046	(8,978)	20,872
N512UA Equipment Trust Beneficial Interests	22,551	(8,831)	20,723
N536UA Equipment Trust Beneficial Interests	39,471	(11,300)	29,930
N545UA Equipment Trust Beneficial Interests	35,371	(11,884)	26,412
N585UA Equipment Trust Beneficial Interests	26,478	(11,694)	23,102
N913DL Aircraft Secured Mortgage, 8%, due 3/15/17	—	(20,362)	5,573
N918DL Aircraft Secured Mortgage, 8%, due 8/15/18	—	(18,025)	7,576
N954DL Aircraft Secured Mortgage, 8%, due 3/20/19	—	(20,708)	10,099
N955DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(19,920)	10,485
N956DL Aircraft Secured Mortgage, 8%, due 5/20/19	—	(20,251)	10,462
N957DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(20,094)	10,576
N959DL Aircraft Secured Mortgage, 8%, due 7/20/19	—	(19,938)	10,690
N960DL Aircraft Secured Mortgage, 8%, due 10/20/19	—	(19,644)	11,119
N961DL Aircraft Secured Mortgage, 8%, due 8/20/19	—	(20,119)	10,986
N976DL Aircraft Secured Mortgage, 8%, due 2/15/18	—	(20,924)	7,674
N913DL Equipment Trust Beneficial Interests	20,362	(23,508)	3,996
N918DL Equipment Trust Beneficial Interests	18,025	(22,334)	3,175
N954DL Equipment Trust Beneficial Interests	20,708	(26,938)	2,896
N955DL Equipment Trust Beneficial Interests	19,920	(26,609)	2,687
N956DL Equipment Trust Beneficial Interests	20,251	(35,968)	(6,301)
N957DL Equipment Trust Beneficial Interests	20,094	(26,864)	2,634
N959DL Equipment Trust Beneficial Interests	19,938	(26,754)	2,579
N960DL Equipment Trust Beneficial Interests	19,644	(26,669)	2,366
N961DL Equipment Trust Beneficial Interests	20,119	(27,137)	2,424
N976DL Equipment Trust Beneficial Interests	20,924	(25,640)	2,776
RM Holdco, LLC, Membership Units	—	—	—
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18	—	—	14,461
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/19/16	68,263	(47,493)	100,987
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/19/16	262,284	—	332,454
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/19/16	85,754	—	108,422
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16	54,984	—	69,456
United N659UA-767, LLC (N659UA)	269,027	(168,678)	92,624
United N661UA-767, LLC (N661UA)	260,901	(165,758)	97,034
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units	—	—	—

Notes to Schedule of Changes in Investments in Affiliates:

(1) The issuers of the securities listed on this schedule are considered affiliates under the Investment Company Act of 1940 due to the ownership by the Partnership of 5% or more of the issuers’ voting securities.

(2) Dispositions include sales, paydowns, mortgage amortizations, and aircraft depreciation.

(3) Also includes fee and lease income as applicable.

S-F-71

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Schedule of Changes in Investments in Affiliates (1)

Year Ended December 31, 2013

Security	Acquisitions	Dispositions (2)	Dividends or Interest (3)
AGY Holding Corp., Senior Secured Term Loan, 12%, due 9/15/16	$2,056,927	$—	$128,215
AGY Holding Corporation, Senior Secured 2nd Lien Notes, 11%, due 11/15/16	7,586,317	—	640,007
Anacomp, Inc., Class A Common Stock	—	—	—
EPMC HoldCo, LLC, Membership Units	—	(1,481,930)	—
ESP Holdings, Inc., Cumulative Preferred 15%	—	—	—
ESP Holdings, Inc., Common Stock	—	—	32,627
ESP Holdings, Inc., Junior Unsecured Subordinated Promissory Notes, 6% Cash + 10% PIK, due 12/31/19	749,529	—	1,199,575
Globecomm Systems Inc., Senior Secured 1st Lien Term Loan, LIBOR + 7.625%, 1.25% LIBOR Floor, due 12/11/18	14,850,000	—	83,281
International Wire Group Holdings, Inc., Senior Secured Notes, 8.5%, due 10/15/17	—	(15,759,750)	443,715
KAGY Holding Company, Inc., Series A Preferred Stock	8,096,057	(1,644)	—
N510UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(81,562)	74,646
N512UA Aircraft Secured Mortgage, 20%, due 10/26/16	—	(79,808)	75,593
N536UA Aircraft Secured Mortgage, 16%, due 9/29/14	—	(143,097)	29,100
N545UA Aircraft Secured Mortgage, 16%, due 8/29/15	—	(128,230)	50,422
N585UA Aircraft Secured Mortgage, 20%, due 10/25/16	—	(93,707)	88,705
N659UA Aircraft Secured Mortgage, 12%, due 2/28/16	—	(999,280)	390,117
N661UA Aircraft Secured Mortgage, 12%, due 5/4/16	—	(969,098)	401,041
N510UA Equipment Trust Beneficial Interests	81,562	(35,912)	72,866
N512UA Equipment Trust Beneficial Interests	79,808	(35,323)	72,497
N536UA Equipment Trust Beneficial Interests	143,097	(45,201)	104,929
N545UA Equipment Trust Beneficial Interests	128,359	(47,536)	92,525
N585UA Equipment Trust Beneficial Interests	93,707	(46,776)	80,203
N913DL Aircraft Secured Mortgage, 8%, due 3/15/17	—	(77,509)	26,248
N918DL Aircraft Secured Mortgage, 8%, due 8/15/18	—	(68,612)	33,806
N954DL Aircraft Secured Mortgage, 8%, due 3/20/19	—	(78,825)	44,415
N955DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(75,824)	45,803
N956DL Aircraft Secured Mortgage, 8%, due 5/20/19	—	(77,085)	45,775
N957DL Aircraft Secured Mortgage, 8%, due 6/20/19	—	(76,487)	46,204
N959DL Aircraft Secured Mortgage, 8%, due 7/20/19	—	(75,896)	46,629
N960DL Aircraft Secured Mortgage, 8%, due 10/20/19	—	(74,776)	48,285
N961DL Aircraft Secured Mortgage, 8%, due 8/20/19	—	(76,582)	47,846
N976DL Aircraft Secured Mortgage, 8%, due 2/15/18	—	(79,647)	34,759
N913DL Equipment Trust Beneficial Interests	77,509	(94,032)	12,045
N918DL Equipment Trust Beneficial Interests	68,612	(89,338)	9,213
N954DL Equipment Trust Beneficial Interests	78,825	(107,751)	7,578
N955DL Equipment Trust Beneficial Interests	75,824	(106,437)	6,891
N956DL Equipment Trust Beneficial Interests	77,085	(107,904)	6,845
N957DL Equipment Trust Beneficial Interests	76,487	(107,457)	6,648
N959DL Equipment Trust Beneficial Interests	75,896	(107,015)	6,456
N960DL Equipment Trust Beneficial Interests	74,776	(106,678)	5,662
N961DL Equipment Trust Beneficial Interests	76,582	(108,546)	5,805
N967DL Equipment Trust Beneficial Interests	79,647	(102,560)	7,056
RM Holdco, LLC, Membership Units	—	—	—
RM Holdco, LLC, Subordinated Convertible Term Loan, 1.12% PIK, due 3/21/18	57,991	—	57,992
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche A, 11%, due 3/19/16	16,974	(149,183)	413,430
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B, 12% Cash + 7% PIK, due 3/19/16	567,205	—	1,258,016
RM OpCo, LLC, Senior Secured 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/19/16	186,901	—	410,004
RM OpCo, LLC, Convertible 1st Lien Term Loan Tranche B-1, 12% Cash + 7% PIK, due 3/21/16	1,339,883	—	182,711
United N659UA-767, LLC (N659UA)	999,280	(674,714)	316,842
United N661UA-767, LLC (N661UA)	969,098	(663,034)	313,627
Wasserstein Cosmos Co-Invest, L.P., Limited Partnership Units	5,000,000	—	—

Notes to Schedule of Changes in Investments in Affiliates:

(1) The issuers of the securities listed on this schedule are considered affiliates under the Investment Company Act of 1940 due to the ownership by the Partnership of 5% or more of the issuers’ voting securities.

(2) Dispositions include sales, paydowns, mortgage amortizations, and aircraft depreciation.

(3) Also includes fee and lease income as applicable.

S-F-72

Special Value Continuation Partners, LP

(A Delaware Limited Partnership)

Consolidated Schedule of Restricted Securities of Unaffiliated Issuers

March 31, 2014

Investment	Acquisition Date

AIP/IS Holdings, LLC, Membership Units	Var. 2009 & 2010
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19	9/26/13
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17	3/5/12
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19	10/19/12
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18	7/26/13
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16	1/20/11
Findly Talent, LLC, Membership Units	1/1/14
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock	12/4/13
Hunt Companies, Inc., Senior Secured Notes, 9.625%, due 3/1/21	2/25/14
Integra Telecom, Inc., Common Stock	11/19/09
Integra Telecom, Inc., Warrants	11/19/09
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18	5/8/13
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21	8/1/13
Marsico Holdings, LLC Common Interest Units	9/10/12
Precision Holdings, LLC, Class C Membership Interests	Var. 2010 & 2011
Shop Holdings, LLC, Convertible Promissory Note, 5%, due 8/5/15	2/5/14
Shop Holding, LLC, Class A Units	6/2/11
Shop Holding, LLC, Warrants to Purchase Class A Units	6/2/11
SiTV, Inc., Warrants to Purchase Common Stock	8/3/12
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock	9/25/13
STG-Fairway Holdings, LLC, Class A Units	12/30/10
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19	9/26/11
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18	11/13/13
V Telecom Investment S.C.A, Common Shares	11/9/12
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17	6/6/13

December 31, 2013

Investment	Acquisition Date

AIP/IS Holdings, LLC, Membership Units	Var. 2009 & 2010
Avanti Communications Group, PLC, Senior Secured Notes, 10%, due 10/1/19	9/26/13
BPA Laboratories, Inc., Senior Secured Notes, 12.25%, due 4/1/17	3/5/12
Caribbean Financial Group, Senior Secured Notes, 11.5%, due 11/15/19	10/19/12
Carolina Beverage Group, LLC, Secured Notes, 10.625%, due 8/1/18	7/26/13
Constellation Enterprises, LLC, Senior Secured 1st Lien Notes, 10.625%, due 2/1/16	1/20/11
Flight Options Holdings I, Inc., Warrants to Purchase Common Stock	12/4/13
Integra Telecom, Inc., Common Stock	11/19/09
Integra Telecom, Inc., Warrants	11/19/09
Iracore International, Inc., Senior Secured Notes, 9.5%, due 6/1/18	5/8/13
Magnolia Finance V plc, Asset-Backed Credit Linked Notes, 13.125%, due 8/2/21	8/1/13
Marsico Holdings, LLC Common Interest Units	9/10/12
Precision Holdings, LLC, Class C Membership Interests	Var. 2010 & 2011
Shop Holding, LLC, Class A Units	6/2/11
Shop Holding, LLC, Warrants to Purchase Class A Units	6/2/11
SiTV, Inc., Warrants to Purchase Common Stock	8/3/12
SLS Breeze Intermediate Holdings, Inc., Warrants to Purchase Common Stock	9/25/13
St Barbara Ltd., 1st Priority Senior Secured Notes, 8.875%, due 4/15/18	3/22/13
STG-Fairway Holdings, LLC, Class A Units	12/30/10
The Telx Group, Inc., Senior Unsecured Notes, 10% Cash + 2% PIK, due 9/26/19	9/26/11
Trade Finance Funding I, Ltd., Secured Class B Notes, 10.75%, due 11/13/18	11/13/13
V Telecom Investment S.C.A, Common Shares	11/9/12
Vantage Oncology, LLC, Senior Secured Notes, 9.5%, due 6/15/17	6/6/13

S-F-73

Up to            Shares of
Common Stock
Issuable Upon
Exercise of Rights to Subscribe for Such Shares

PROSPECTUS SUPPLEMENT

[Dealer Managers]

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